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As filed with the Securities and Exchange Commission on January 13, 2004.

Registration No. 333-107054

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.* (Exact name of Registrant as specified in its charter)			FOSTER WHEELER LLC (Exact name of Registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3802649 (I.R.S. Employer Identification Number)	Delaware (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3803814 (I.R.S. Employer Identification Number)

SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE A HERETO
(Exact name of Registrants as specified in their charters)

Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730 4000
Facsimile: (908) 730 5300
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

*
Maintains its registered offices at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000.

Lisa Fries Gardner
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730 4000
Facsimile: (908) 730 5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Copies to: John J. Kelley III Tracy Kimmel King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556 2100

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer described in the enclosed prospectus have been satisfied or waived.

        If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares of Foster Wheeler Ltd.	$337,060,000(1)	$27,268.15

6 3/4% Senior Secured Notes due of Foster Wheeler LLC	$200,000,000	$16,180.00

Guarantees of 6 3/4% Senior Secured Notes Due (2)	—	—

Total		$43,448.15(3)

(1)
Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the aggregate of (a) the market value of the 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I (liquidation amount $25 per trust security), or the trust securities, ($2.58 per trust security or $18,060,000 in the aggregate, based on the average of the high and low price of the trust securities on December 16, 2003 as quoted on the Over-the-Counter Bulletin Board), and (b) the book value of the 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and the Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee), for which there is no established market.

(2)
No separate consideration will be received for the guarantees, and, therefore, no additional registration fee is required.

(3)
Previously paid.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Schedule A

SUBSIDIARY GUARANTOR	JURISDICTION OF INCORPORATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Equipment Consultants, Inc.	Delaware	22-1899985
Foster Wheeler Holdings Ltd.	Bermuda	22-3814170
Foster Wheeler Asia Limited	Delaware	22-2428000
Foster Wheeler Capital & Finance Corporation	Delaware	22-3486371
Foster Wheeler Constructors, Inc.	Delaware	22-2749540
Foster Wheeler Development Corporation	Delaware	22-2109044
Foster Wheeler Energy Corporation	Delaware	22-2023682
Foster Wheeler Energy Manufacturing, Inc.	Delaware	22-3293071
Foster Wheeler Energy Services, Inc.	California	76-0271671
Foster Wheeler Enviresponse, Inc.	Delaware	22-2574074
Foster Wheeler Environmental Corporation	Texas	75-2512450
Foster Wheeler Facilities Management, Inc.	Delaware	22-3144074
Foster Wheeler Inc.	Delaware	22-3800664
Foster Wheeler International Corporation	Delaware	13-6152983
Foster Wheeler International Holdings, Inc.	Delaware	22-3800663
Foster Wheeler Power Group, Inc.	Delaware	22-3248302
Foster Wheeler Power Systems, Inc.	Delaware	22-2271893
Foster Wheeler Pyropower, Inc.	New York	95-3565932
Foster Wheeler Real Estate Development Corp.	Delaware	22-2571704
Foster Wheeler Realty Services, Inc.	Delaware	22-3800667
Foster Wheeler USA Corporation	Delaware	22-2023683
Foster Wheeler Virgin Islands, Inc.	Delaware	22-3235076
Foster Wheeler Zack, Inc.	Delaware	22-3388258
FW Mortshal, Inc.	Delaware	33-0383026
FW Technologies Holdings, LLC	Delaware	32-0099596
HFM International, Inc.	Delaware	22-2933225
Process Consultants, Inc.	Delaware	22-1830450
Pyropower Operating Services Company, Inc.	California	33-0249382
Perryville III Trust	New York	Not applicable

EXPLANATORY NOTE

        This Registration Statement on Form S-4 (File No. 333-107054) covers the registration of common shares of Foster Wheeler Ltd. that may be exchanged for any and all (1) 9.00% Preferred Securities, Series I issued by FW Capital Trust I and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC (the "trust securities"), (2) 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC (the "convertible notes") and (3) Series 1999 C Bonds and Series 1999 D Bonds supported by the Exit Funding Agreement dated as of October 15, 1999 between Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC) and Suntrust Bank, Central Florida, National Association (the "Robbins bonds"). This registration statement also covers the registration of 6 3/4% Senior Secured Notes due    of Foster Wheeler LLC (the "new notes") that may be exchanged for any and all 6 3/4% Senior Secured Notes due 2005 of Foster Wheeler LLC (the "2005 notes"), in each case guaranteed by the subsidiary guarantors described herein. The complete prospectus relating to the exchange offer as it relates to the trust securities, the convertible notes and the Robbins bonds follows this explanatory note. Following that prospectus are certain pages of the prospectus relating solely to the exchange offer as it relates to the 2005 notes, including alternate front and back cover pages, an alternate table of contents page, alternate sections entitled "Summary—Terms of the New Notes", "Risk Factors—Risk Factors Relating to Holders of the 2005 Notes Participating in the Exchange Offer" and "Description of the New Notes". In addition, the new notes prospectus will include an alternate tax section that follows these sections entitled "U.S. Federal Income Tax Considerations." All other sections of the prospectus that follows will be included in the new notes prospectus.

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is operative. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, Preliminary Prospectus dated January 13, 2004

PROSPECTUS
 Dated                         , 2004

FOSTER WHEELER LTD.

Offer to Exchange Common Shares

for

Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC

and

Any and all outstanding 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

Any and all outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement,
and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee)
Including in each case accrued interest or dividends

Solicitation of Consents to Proposed Amendments to
the Junior Subordinated Indenture Relating to the 9.00% Junior Subordinated Deferrable
Interest Debentures, Series I of Foster Wheeler LLC and the Guarantee Agreement
Relating to the 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I

and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007

        Each holder of 9.00% Preferred Securities, Series I (liquidation amount $25 per trust security) issued by FW Preferred Capital Trust I, or the trust securities, will receive    common shares for each trust security plus accrued dividends tendered in the exchange offer and not withdrawn. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange. Each holder of 6.50% convertible subordinated notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC, or the convertible notes, will receive     common shares for each $1,000 in principal amount of convertible notes plus accrued interest, if any, tendered in the exchange offer and not withdrawn. Each holder of Robbins bonds, Series 1999 C Bonds and 1999 D Bonds, as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook Country, Illinois, to SunTrust Bank, Central Florida, National Association, as trustee, or the Robbins bonds, will receive    common shares for each $1,000 in principal amount of Robbins bonds plus accrued interest, if any, tendered in the exchange offer and not withdrawn.

        Foster Wheeler LLC is also offering to exchange secured senior notes due    , or the new notes, for its senior secured notes due 2005 as part of this exchange offer, by means of a separate prospectus.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 16.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on                        , 2004, which we refer to as the expiration date, unless extended by us. You may revoke your tender and, if applicable, your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB" and are subject to the penny stock rules. These factors may make it more difficult to buy and sell our shares. On January 13, 2004, the average of the high and low quotations for our common shares on the Over-the-Counter Bulletin Board was $1.29 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offer and consent solicitation is:

Rothschild Inc.

Summary	1
Risk Factors	16
Forward Looking Statements	33
Capitalization	34
Unaudited Pro Forma Condensed Consolidated Financial Statements	36
Selected Financial Data	42
Ratio of Earnings to Fixed Charges	45
Use of Proceeds	46
Accounting Treatment For Exchange Offer	47
The Exchange Offer and the Consent Solicitation	48
The Proposed Amendments	66
The Trust	70
Market Price Information	71
Description of Share Capital	73
Comparison of Rights	80
U.S. Federal Income Tax Considerations	105
Legal Matters	112
Experts	112
Where You Can Find More Information About Us	113
Incorporation of Documents By Reference	114
Enforcement of Civil Liabilities	115

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letters of transmittal and consent and letter of transmittal. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the dealer manager or any other party involved in the exchange offer. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

SUMMARY

        This summary represents a summary of all material terms of the exchange offer and consent solicitation and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus to fully understand this exchange offer and our business, results of operations and financial condition. Except as the context otherwise requires, the terms "we," "us," "our," and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

Purpose of the Exchange Offer and Consent Solicitation (see page 51)

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer of senior secured notes due            , which we refer to as the new notes, for the senior secured notes due 2005, which we refer to as the 2005 notes, is effectively to extend the maturity of all or a portion of the 2005 notes.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  the convertible notes that are exchanged, including with respect to accrued and unpaid interest, or

  •
  the Robbins bonds that are exchanged in the exchange offer, including with respect to accrued and unpaid interest.

        In addition, the 2005 notes that are exchanged for new notes will have a maturity date that is            years later than the 2005 notes. Consequently, Foster Wheeler will have that additional time in which to repay the new notes.

        Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes and Robbins bonds will become equity holders of Foster Wheeler. This means they will no longer have the contractual rights previously accorded to them under the applicable debt instruments governing their securities. The holders of the 2005 notes that receive new notes will not be entitled to be repaid until the new notes' maturity date. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights".

Principal Terms of the Exchange Offer (see page 53)

        The completion of the exchange offer is conditioned upon, among other things, our receipt of valid tenders from not less than            % of the aggregate liquidation amount of trust securities,            % of the aggregate principal amount of convertible notes,            % of the aggregate principal amount of Robbins bonds and             % of the aggregate principal amount of 2005 notes. Pursuant to lockup agreements entered into between Foster Wheeler Ltd. and certain holders,             % of the aggregate principal amount of convertible notes,            % of the aggregate principal amount of Robbins bonds and            % of the aggregate principal amount of 2005 notes have agreed to tender their securities in the exchange offer and consent to the proposed amendments. The following table sets forth certain information regarding the securities:

Title of Security	Aggregate Liquidation or Principal Amount Outstanding at September 26, 2003	Accrued Dividends or Interest Through September 26, 2003	Total Obligation as of September 26, 2003	% of Aggregate Principal Amount Having Executed Lock-up Agreement	% Required to Tender for Consummation of Exchange Offer	Total Number of Common Shares to be Issued*	% of Common Shares Outstanding After Exchange Offer*
Existing common shareholders	N/A	N/A	N/A	N/A	N/A	N/A
Trust securities	$175 million
Convertible notes	$210 million
Robbins bonds	$109 million
2005 notes	$200 million					—	—

*
Assuming minimum conditions to the exchange offer are met.

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to            million of its common shares for any and all of the seven million outstanding trust securities on the terms and conditions described in this prospectus. Each holder of trust securities will receive    common shares for each trust security ($25 liquidation amount per trust security plus accrued dividends) tendered in the exchange offer and not withdrawn.

        Holders of trust securities will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange all or any portion of your trust securities in the exchange offer in increments of $25 in liquidation amount.

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to            million of its common shares for any and all of the $210 million in aggregate principal amount of the convertible notes. Each holder of convertible notes will receive    common shares for each $1,000 in principal amount of convertible notes plus accrued interest, if any, tendered in the exchange offer and not withdrawn.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to     million of its common shares for any and all of the $109 million in aggregate principal amount of the Robbins bonds. Each holder of Robbins bonds will receive    common shares for each $1,000 in principal amount of Robbins bonds plus accrued interest, if any, tendered in the exchange offer and not withdrawn.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $200 million in aggregate principal amount of its new notes in exchange for any and all of its $200 million in aggregate principal amount of 2005 notes. Each holder of 2005 notes will receive $1,000 in aggregate principal amount of new notes for each $1,000 in aggregate principal amount tendered in the exchange offer and not withdrawn.

  Exchange Procedures

        If you wish to participate in the exchange offer, you must validly tender your trust securities, convertible notes, Robbins bonds and 2005 notes, which we refer to as the securities, before 5:00 p.m., New York City time, on                  , 2004, unless the exchange offer is extended by us. Only registered holders of securities can effectively tender. If you are a beneficial owner whose securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your securities in the exchange offer, you must first contact the broker, dealer, commercial bank, trust company or other nominee holding on your behalf and instruct it to send the exchange agent an "agent's message" on your behalf or to complete and deliver to the exchange agent a letter of transmittal by facsimile or hand delivery to the facsimile number or address, as the case may be, on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal to the exchange agent. You must also instruct that broker, dealer, commercial bank, trust company or other nominee holding on your behalf to tender your securities by effecting a book-entry transfer of the securities into the account of the exchange agent through the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC. If you cannot complete a book-entry transfer of your securities together with an agent's message or letter of transmittal to the exchange agent prior to the expiration of the exchange offer, you may follow the guaranteed delivery procedures described in this prospectus. After the exchange offer expires, you will no longer be able to tender your securities in the exchange offer, although we reserve the right to have a subsequent offering period, which we would announce as described herein.

  Delivery of Consent

        If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities and to the related guarantee agreement. Your tender of trust securities will be deemed a consent to these proposed amendments.

        If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the 2005 notes. Your tender of 2005 notes will be deemed a consent to these proposed amendments.

        We will accept all validly tendered securities and validly delivered consents that have not been withdrawn or revoked before 5:00 p.m., New York City time on the expiration date.

        Holders of the securities are not entitled to any dissenter's rights or other rights of appraisal under Bermuda or Delaware law, as applicable.

Foster Wheeler Ltd.

        Foster Wheeler Ltd., a Bermuda company, is the indirect parent of Foster Wheeler LLC. Foster Wheeler Ltd. does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler Ltd. is the issuer of the convertible notes and a guarantor of the trust securities, the 2005 notes and the new notes. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

        Foster Wheeler LLC is a Delaware limited liability company that does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler LLC is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC owns all of the common securities of the trust that issued the trust securities, is a guarantor of the trust securities and the convertible notes, and is the issuer of the Robbins bonds, the 2005 notes and the new notes. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

The Trust (see page 73)

        FW Preferred Capital Trust I is a statutory business trust organized under Delaware law and is the issuer of the trust securities. The trust is a special purpose financing subsidiary of Foster Wheeler LLC that has no operating history or independent operations and is a financial vehicle to issue the trust securities and to hold as trust assets the junior subordinated debentures issued by Foster Wheeler LLC. The executive office of the trust is c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Our Business

        Our business falls within two business groups, the Engineering and Construction Group and the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production.

        The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

Our Corporate Structure

        Our structure, assuming consummation of the exchange offers, will be as follows:

Ranking of New Notes

        The new notes will be the senior secured obligations of Foster Wheeler LLC. The new notes will have a security interest in the stock and debt of Foster Wheeler LLC's subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under Foster Wheeler's senior secured credit agreement. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement. The proceeds held or received by the collateral agent in respect of any sale of collateral securing the new notes will be applied first, to all obligations in respect of the term loans and any letters of credit, which were collectively $185,900,000 at September 26, 2003, and thereafter, on a pro rata basis, to all obligations in respect of all revolving credit borrowings, secured hedging agreements, and secured cash management agreements, which were collectively $69,000,000 at September 26, 2003, and the new notes.

Principal Terms of the Trust Securities Consent Solicitation (see page 56)

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the indenture and the guarantee agreement relating to the junior subordinated debentures issued by Foster Wheeler LLC to permit Foster Wheeler LLC to, among other things, pay dividends to its immediate parent even though Foster Wheeler LLC has elected to defer payments in respect of the trust securities. The terms of the indenture and the guarantee agreement prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        If the amendments are approved, Foster Wheeler LLC will be allowed to make, subject to significant restrictions under its senior secured credit agreement and applicable law, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether payments are being deferred on the trust securities. Under the terms of the indenture governing the junior subordinated debentures, Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume payments on the junior subordinated debentures that remain outstanding following the exchange offer.

        Foster Wheeler LLC is also seeking the consent of the holders of the trust securities to amend the terms of the indenture and the guarantee agreement that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Trust Securities Letter of Transmittal and Consent, in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least 66 2/3% of the aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Principal Terms of the Convertible Notes Consent Solicitation (see page 57)

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes that restrict the ability of Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Convertible Notes Letter of Transmittal and Consent in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

Principal Terms of the 2005 Notes Consent Solicitation (see page 57)

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes that restrict the ability of Foster Wheeler LLC to incur certain liens without securing the 2005 notes equally and ratably and to enter into sale and leaseback transactions. The elimination of the limitation on liens covenant as proposed would also eliminate the holders of the 2005 notes rights under the indenture to the security currently in place with respect to the 2005 notes.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying 2005 Notes Letter of Transmittal and Consent in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer, which will contain these covenants and be secured.

Consequences of Not Participating in the Exchange Offer (see page 65)

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture and the guarantee agreement relating to the junior subordinated debentures underlying the trust securities are adopted, you will no longer have the benefit of selected provisions contained in the indenture and guarantee agreement. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under these instruments and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture.

        The terms of the indenture and the guarantee agreement prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        If the amendments are approved, Foster Wheeler LLC will be allowed to make, subject to significant restrictions under its senior secured credit agreement and applicable law, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether payments are being deferred on the trust securities. Under the terms of the indenture, Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume payments on the junior subordinated debentures that remain outstanding following the exchange offers.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding. The senior secured credit agreement matures in April 2005.

        If a large enough number of holders of the trust securities decide to participate in the exchange, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of certain provisions contained in the indenture. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler Ltd. were to commit an act constituting an event of default under the terms of the existing indenture. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are a holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of provisions contained in the indenture. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture.

        The elimination of the limitation on liens covenant as proposed would also eliminate the holders of the 2005 notes rights under the indenture to the security currently in place with respect to the 2005 notes.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Conditions to the Exchange Offer and Consent Solicitation (see page 58)

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon, among other things:

  •
  holders of at least    % of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

  •
  holders of at least    % of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

  •
  holders of at least    % of the aggregate principal amount of Robbins bonds having validly tendered, and not validly withdrawn, those Robbins bonds; and

  •
  holders of at least    % of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        We may, in our sole discretion, waive any of the conditions to the exchange offer and consent solicitation prior to the expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any condition will not be a waiver of our rights. In the event that any waiver constitutes a material change in the terms of the exchange offer or consent solicitation, we will extend the expiration date for at least five business days.

Expiration Dates; Subsequent Offering Period (see page 60)

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2004, unless we extend the exchange offer period. We will announce the results of the exchange offer and consent solicitation, including the approximate number and percentage of securities deposited for exchange and whether we have elected to conduct a subsequent offering period, on Foster Wheeler Ltd.'s website (www.fwc.com) and by press release by 9:00 a.m. New York City time on the next business day after the previously scheduled expiration date. In addition, if we waive a material condition to the exchange offer and consent solicitation, we will notify you of such waiver in the same manner as above and will hold the exchange offer and consent solicitation open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition. We may terminate the exchange offer and consent solicitation at any time before we have accepted any trust securities for exchange at our option.

        We may provide a subsequent offering period after the acceptance of securities in the exchange offer, which will be not less than three business days or more than 20 business days. In order to provide a subsequent offering period, we will issue a notice announcing the results of the exchange offer on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period. We will offer the same form and amount of consideration to holders of each class of the securities in both the initial exchange offer period and the subsequent offering period. During a subsequent offering period, you will not have the right to withdraw any securities that you have tendered and not previously withdrawn or that you tender during any subsequent offering period.

Withdrawal of Tenders; Revocation of Consents (see page 63)

        Securities tendered on or prior to the expiration date may be withdrawn and the related consents, with respect to the trust securities, the convertible notes and the 2005 notes, may thereby be revoked at any time on or prior to the expiration date. Tenders of securities received on or prior to the expiration date will become irrevocable on the expiration date, if not validly revoked prior to that time. If you hold through a broker, dealer or other agent, you can withdraw your securities from the exchange offer and, with respect to the trust securities, the convertible notes and the 2005 notes, the consent solicitation, by following the instructions provided by your broker, dealer, trust company or other nominee. If we provide for a subsequent offering period after the acceptance of securities in the exchange offer and, with respect to the trust securities, the convertible notes and 2005 notes, the consent solicitation, you will not be permitted to withdraw any securities you tender in the subsequent offering period. In addition, tenders of any and all securities may be validly withdrawn if the exchange offer is terminated by us without any securities being exchanged under the exchange offer. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments will not become effective. See "The Proposed Amendments."

Trust Securities Supplemental Indenture; Amended Guarantee Agreement (see page 69)

        The proposed amendments relating to the indenture and the guarantee agreement relating to the junior subordinated debentures underlying the trust securities, if adopted, will be set forth in a supplemental indenture and an amended guarantee agreement to be executed by Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee, as the case may be, as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture and the guarantee agreement will become effective when the supplemental indenture and amended guarantee are executed. The indenture and the guarantee agreement, without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture and the amended guarantee agreement will not be executed and will not become effective.

Convertible Notes Supplemental Indenture (see page 70)

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the convertible notes will become effective when the supplemental indenture is executed. The indenture governing the convertible notes, without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

2005 Notes Supplemental Indenture (see page 71)

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the 2005 notes will become effective when the supplemental indenture is executed. The indenture governing the 2005 notes, without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

Contracts and Relationships among Foster Wheeler Ltd., Foster Wheeler LLC, and FW Preferred Capital Trust I

        You should refer to the chart on page 4 for an illustration of the corporate structure of Foster Wheeler.

        As of the date of this prospectus, Joseph J. Melone and John E. Stuart, two directors of Foster Wheeler Ltd., owned an aggregate of $485,000 in liquidation amount of the trust securities. Such trust securities may be tendered by such directors under the same terms and conditions of the exchange offer. Three of the five administrative trustees of FW Preferred Capital Trust I were appointed by Foster Wheeler LLC in accordance with the terms of the trust.

U.S. Federal Income Tax Considerations (see page 108)

        For a discussion of the material U.S. federal income tax considerations relating to the exchange offer, please refer to "U.S. Federal Income Tax Considerations."

Dealer Manager (see page 66)

        We have engaged Rothschild Inc. to act as dealer manager in connection with the exchange offer and consent solicitation. The address and telephone number of the dealer manager are set forth on the back cover of this prospectus.

Exchange Agent (see page 67)

        The exchange agent for the exchange offer and consent solicitation is The Bank of New York, London branch. The letters of transmittal and consents and/ or letter of transmittal should be sent only to the exchange agent. The address and telephone number of the exchange agent are set forth on the back cover of this prospectus.

Information Agent (see page 67)

        The information agent for the exchange offer and consent solicitation is Georgeson Shareholder Communications Inc. Additional copies of this prospectus, the letter of transmittal and consent and/ or letter of transmittal and other related materials may be obtained from the information agent.

        If you have questions about the exchange offer or consent solicitation, you may contact Georgeson Shareholder Communications Inc., the information agent at:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, N.Y. 10014
Banks and Brokers call (212) 440-9800
All Other Shareholders call toll free (800) 891-3214

Transmittal Documents (see page 60)

        Letters of transmittal and consents and/ or letter of transmittal and other documents required by the instructions to the letters of transmittal and consents and/ or letter of transmittal should be sent only to the exchange agent, and not to us, the information agent or the dealer manager.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following summary historical results of operations and cash flow data for each of the three fiscal years in the period ended December 27, 2002 have been derived from our audited consolidated financial statements which have been incorporated by reference in this prospectus. The summary historical results of operations and cash flow data as of September 26, 2003 and for the nine months ended September 26, 2003 and September 27, 2002 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the nine months ended September 26, 2003 may not be indicative of results that may be expected for the full year.

        The summary pro forma financial data have been derived from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus and gives effect to the exchange offer as if it had occurred on December 29, 2001 in the unaudited pro-forma income statement and September 26, 2003 in the unaudited pro-forma balance sheet, assuming that:

  •
  holders of at least        % of the aggregate liquidation amount of trust securities validly tender, and not validly withdraw, those trust securities; and

  •
  holders of at least    % of the aggregate principal amount of convertible notes validly tender, and not validly withdraw, those convertible notes; and

  •
  holders of at least        % of the aggregate principal amount of Robbins bonds validly tender, and not validly withdraw, those Robbins bonds; and

  •
  holders of at least        % of the aggregate principal amount of 2005 notes validly tender, and not validly withdraw, those 2005 notes.

        You should read this information together with the consolidated and condensed consolidated financial statements, including the notes contained in the financial statements, and the unaudited pro forma condensed consolidated financial statements, of us and our subsidiaries, which are contained in and incorporated by reference in this prospectus.

	Fiscal Year Ended							Pro Forma for the exchange offer Fiscal Year Ended December 27, 2002
						Nine Months ended September 27, 2002	Nine Months ended September 26, 2003		Pro Forma for the exchange offer Nine Months Ended September 26, 2003
	2000	2001		2002
	(Restated)(1)	(Restated)(1)				(Restated)(1)
	(in thousands, except ratios)
Statement of Operations Data:
Revenues	$3,969,355	$3,392,474		$3,574,537		$2,579,117	$2,642,872	$3,574,537	$2,642,872
(Loss)/earnings before income taxes	$52,166	$(212,965	)(2)	$(360,062	)(3)	$(243,737)	$(56,376)
Provision/(benefit) for income taxes	$15,179	$123,395	(4)	$14,657		$18,879	$19,679	14,657	19,679
(Loss)/earnings prior to cumulative effect of a change in accounting principle	$36,987	$(336,360)		$(374,719)		$(262,616)	$(76,055)
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—	—		$(150,500	)(5)	(150,500)	—
Net (loss)/earnings	$36,987	$(336,360)		$(525,219)		$(413,116)	$(76,055)
Shares Outstanding:
Basic:
Weighted average number of shares outstanding	40,798	40,876		40,957		40,943	41,040
Diluted:
Effect of stock options(6)	7

Total diluted	40,805	40,876		40,957		40,963	41,040

Cash Flow Data:
Net cash provided/(used) by operating activities	$(16,744)	$(88,681)		$(160,365)		$218,126	$(18,341)
Net cash provided/(used) by investing activities	$38,248	$43,212		$(122,706)		$(126,482)	$101,538
Net cash provided/(used) by financing activities	$(12,633)	$85,533		$60,002		$112,074	$(37,971)
Other Data:
EBITDA(7)	$193,136	$(72,731)		$(232,609)		(136,126)	$41,384
Ratio of total debt to EBITDA(8)	5.0	(14.3)		(4.8)		(8.5)	26.3
Ratio of total debt to net earnings (loss)	26.3	(3.1)		(2.1)		(2.8)	(14.3)
	As of September 26, 2003
	Actual	Pro Forma for the exchange offer
	(in thousands)
Balance Sheet Data:
Current Assets	$1,191,800	$
Current liabilities	$1,337,599	$
Working capital	$(145,799)	$
Land, building and equipment (net)	$703,503		$703,503
Total assets	$2,596,917	$
Bank loans	$121		$121
Long-term borrowing (including current installments):
Corporate and other debt	$334,178	$
Project debt	$197,525	$
Capital lease obligations	$62,335	$
Subordinated Robbins Facility exit funding obligations	$108,865		—
Convertible subordinated notes	$210,000	$
Preferred trust securities	$175,000	$

(1)
The selected financial data presented for each of the two years in the period ended December 28, 2001, have been restated to account for the assets, liabilities and results of operations associated with one of Foster Wheeler Ltd.'s post retirement medical benefit plans in accordance with Statement of Financial Accounting Standards 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions".

(2)
Includes in 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable reserves ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement and medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(3)
Includes in 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable reserves ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(4)
Includes in 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(5)
In 2002, Foster Wheeler Ltd. recognized $150,500 of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets".

(6)
The effect of the stock options was not included in the calculation of diluted earning per share as these options were antidilutive due to the 2002 and 2001 losses. The effect of the convertible notes was not included in the calculation of diluted earnings per share as these options were anitdilutive due to the 2002 and 2001 losses.

(7)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss) a GAAP measure, is shown below.

						Pro Forma for the Exchange Offer Fiscal Year Ended December 27, 2002	Pro Forma for the Exchange Offer Nine Months Ended September 26, 2003
	Nine Months Ended		Year Ended
	September 26, 2003	September 27, 2002	December 27, 2002	December 28, 2001	December 29, 2000
EBITDA	$41,384	$(136,126)	$(232,609)	$(72,731)	$193,136
Less: Interest expense	70,639	61,176	83,028	84,484	83,254
Less: Depreciation and amortization	27,121	33,035	44,425	55,750	57,716

(Loss)/earnings before income tax	(56,376)	(243,737)	(360,062)	(212,965)	52,166
Income tax	19,679	18,879	14,657	123,395	15,179
Net loss prior to cumulative effect of a change in accounting principle of goodwill	(76,055)	(262,616)	(374,719)	(336,360)	36,987

Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	(150,500)	—	—

Net (loss) earnings	$(76,055)	$(413,116)	$(525,219)	$(336,360)	$36,987

(8)
The ratio of total debt to EBITDA is a supplemental, non-GAAP financial measure. Foster Wheeler has presented this ratio because it believes it is an important supplemental measure of its financial strength. Foster Wheeler believes that the most directly comparable financial ratio using measures calculated in accordance with GAAP is the ratio of the total debt to net earnings (loss). Since the ratio of total debt to EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, total debt to net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), users of this financial information should consider the types of events and transactions which are excluded.

RISK FACTORS

        Before deciding whether to participate in the exchange offer, you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risk Factors Relating to all Security Holders Participating in the Exchange Offers

By tendering your securities in the exchange offer, you will be giving up your right to receive the accrued and unpaid dividends or interest on the securities.

        In January 2002, Foster Wheeler LLC exercised its option to defer payments of interest on the junior subordinated debentures held by FW Preferred Capital Trust I. As the junior subordinated debentures are the only asset of FW Preferred Capital Trust I, dividends have been suspended on the trust securities since that date. As of September 26, 2003, total accrued and unpaid dividends were $4.76 for each $25 in aggregate liquidation amount per trust security. For each trust security that you exchange, you will receive            common shares of Foster Wheeler Ltd. You will not receive any additional consideration for accrued and unpaid dividends on your trust securities.

        As of September 26, 2003, total accrued and unpaid interest was $21.67 for each $1,000 in aggregate principal amount of convertible notes. For each $1,000 in aggregate principal amount of convertible notes that you exchange, you will receive            common shares of Foster Wheeler Ltd. You will not receive any consideration for accrued and unpaid interest, if any, on your convertible notes. As of September 26, 2003, total accrued and unpaid interest was $78.93 for each $1,000 in aggregate principal amount of Robbins bonds. For each $1,000 in aggregate principal amount of Robbins bonds that you exchange, you will receive            common shares of Foster Wheeler Ltd. You will not receive any additional consideration for accrued and unpaid interest, if any, on your Robbins bonds.

Dividend income, if any, on common shares received in exchange for Robbins bonds will not be exempt from U.S. federal income taxation.

        Although interest paid on the Robbins bonds is specifically exempt from U.S. federal income taxation, dividend income, if any, on common shares received in exchange for Robbins bonds or the other securities that are subject to the exchange offer generally will be subject to U.S. federal income tax.

Holders of the securities who receive common shares in the exchange offer will lose their rights under the securities and the indentures and other agreements governing the securities.

        Upon tendering securities in the exchange offer for our common shares, holders of securities will lose the contractual and legal rights they currently have under the securities and other agreements governing the securities and will have different rights as shareholders. For example, the holders of trust securities who tender their trust securities for common shares will lose their right to receive dividends on the trust securities and any other rights they have under the declaration of trust or the indenture governing the underlying debentures. Furthermore, under most circumstances, the value of equity will likely react to changes in our fortunes with a higher degree of volatility than will the value of a trust security or debt claim. Consequently, as common shareholders, the tendering holders of securities may suffer more from future adverse developments relating to our financial condition, results of operations or prospects than they would as holders of their current securities.

SEC rules relating to low-priced or penny stock may make it more difficult for you to buy or sell common shares and for us to enter into future equity financings or to effect an acquisition or merger with other businesses.

        Our common shares were traded on the NYSE until they were delisted on November 14, 2003. Now our common shares trade on the NASD's OTC Bulletin Board under the symbol "FWLRF.OB" and trading in our shares may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Accredited investors are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by these rules, a broker-dealer must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These requirements may reduce the potential market for our common shares by reducing the number of potential investors. Additionally, these rules may affect the ability of broker-dealers to sell our common shares and also may affect the ability of holders of our common shares to resell their common shares. In addition, the fact that our common shares remain delisted may make our shares less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

In the future, we may acquire any securities that are not tendered in the exchange offer for consideration different than that in the exchange offer.

        In the future, we may acquire securities that are not tendered in the exchange offer through open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the common shares being exchanged for the trust securities under the exchange offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

The common shares will rank junior to all of our preferred securities, including the trust securities that remain outstanding, and all of our debt and other obligations, including the convertible notes, Robbins bonds and 2005 notes that remain outstanding, which could limit your ability to recover amounts originally invested by you.

        As of September 26, 2003, the common shares of Foster Wheeler Ltd. would have effectively ranked junior to approximately $829 million of debt of Foster Wheeler Ltd. and its subsidiaries, as well as approximately $198 million of limited recourse project debt of special purpose subsidiaries and approximately $61 million of capital lease obligations.

On November 14, 2003, our common shares and trust securities were delisted from the NYSE. We do not intend to seek an alternate listing and our common shares are currently quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Common shares quoted on the Over-the-Counter Bulletin Board may be less liquid and trade at a lower price than common shares listed on the NYSE.

        As a result of our delisting from the NYSE, the trading price of our common shares may decline substantially and shareholders may experience a significant decrease in the liquidity of the common shares. Securities that trade on the Over-the-Counter Bulletin Board, including our common shares, may also be subject to higher transaction costs for trades and have reduced liquidity compared to securities that trade on the NYSE and other organized markets and exchanges.

We cannot predict the price at which our common shares will trade following the restructuring.

        We expect to issue approximately    million common shares to the holders of the securities in connection with the exchange offer. As of September 26, 2003, there were approximately 40.8 million common shares of Foster Wheeler Ltd. issued and outstanding. After giving effect to the exchange offer, we estimate that there will be approximately    million common shares of Foster Wheeler Ltd. issued and outstanding, which means that our existing common shareholders will hold only approximately       % of our common shares following the exchange offer.

        This issuance of common shares could materially depress the price of our common shares if holders of a large number of common shares attempt to sell all or a substantial portion of their holdings following the exchange offer. We cannot predict what the demand for our common shares will be following the exchange offer, how many common shares will be offered for sale or be sold following the exchange offer, or the price at which our common shares will trade following the exchange offer. There are no agreements or other restrictions that prevent the sale of a large number of our common shares immediately following the exchange offer. The issuance of the common shares offered pursuant to this prospectus in exchange for the securities has been registered with the SEC. As a consequence, all of our outstanding common shares will, in general, be freely tradeable.

Foster Wheeler Ltd. is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        Foster Wheeler Ltd. is a Bermuda exempted company. As a result, the rights of holders of the common shares will be governed by Bermuda law and the memorandum of association and bye-laws of Foster Wheeler Ltd. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial portion of the assets of Foster Wheeler Ltd. are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against Foster Wheeler Ltd. or those persons based on the civil liability provisions of the U.S. securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, under the securities laws of those jurisdictions or entertain actions in Bermuda under the securities laws of other jurisdictions.

Foster Wheeler Ltd.'s bye-laws restrict shareholders from bringing legal action against its officers and directors.

        Foster Wheeler Ltd.'s bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Foster Wheeler Ltd.'s behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Foster Wheeler Ltd.'s officers and directors unless the act or failure to act involves fraud or dishonesty.

If the exchange offer is consummated, our U.S. federal income tax liability may be significantly higher in the future.

        It is expected that the number of common shares issued pursuant to the exchange offer will be sufficient to cause us to undergo an "ownership change" within the meaning of Section 382 of the Internal Revenue Code (very generally, a change of more than 50 percentage points in the ownership of our shares, by value, over the three-year period ending on the date such shares are issued). If we experience an ownership change, our ability to use losses from taxable years or periods ending on or before the date of the ownership change to offset U.S. federal taxable income in any post-change year will be subject to substantial limitations, and our ability to utilize pre-change tax credits in post-change years will be similarly limited. We expect that our U.S. federal income tax liability for post-change years will be higher than it would have been if the exchange offer were not consummated.

If you acquire 10% or more of our common shares, controlled foreign corporation rules may apply to you.

        Under U.S. federal income tax law, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation", or CFC, for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a "United States shareholder". In general, we will be treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of our stock. U.S. persons who might, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, acquire or be deemed to acquire 10% or more of our common shares should consider the possible application to them of the CFC rules.

Holders of the 2005 notes who do not participate in the exchange offer may be paid before holders of the 2005 notes who receive new notes in the exchange offer.

        Because the 2005 notes mature in April, 2005, the holders of 2005 notes who do not participate in the exchange offer may receive payment by Foster Wheeler Ltd. or a guarantor when the 2005 notes mature in advance of any payments made by Foster Wheeler Ltd. or any guarantors to holders of the new notes.

Risks to Non-Tendering Holders of Securities

U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income, possibly in substantially greater amounts than the amount of original issue discount income they recognized prior to the exchange offer, and may be deemed to exchange their trust securities in a taxable transaction.

        Foster Wheeler LLC is prohibited by the terms of its senior secured credit agreement from making payments in respect of the trust securities. Therefore, Foster Wheeler LLC will be required to continue to defer payments on the junior subordinated debentures at least until the expiration of the senior secured credit agreement in April 2005 and may at its option defer payments until January 2007. Any credit agreement that replaces Foster Wheeler LLC's current senior secured credit agreement may contain similar restrictions requiring Foster Wheeler LLC to defer payments with respect to the trust securities.

        Under current U.S. federal income tax law, U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income on an economic accrual basis regardless of such holders' method of tax accounting, even though Foster Wheeler LLC will continue to exercise its right to defer payments.

        In addition, if the amendments to the trust securities indenture and related agreements constitute a significant modification of the trust securities for U.S. federal income tax purposes, such holders will be deemed to exchange their trust securities for new trust securities which, depending on the characterization of such deemed exchange, may result in taxable gain or loss to non-exchanging holders. The new trust securities may be treated as issued with a substantial amount of original issue discount (based on the difference between the fair market value of the trust securities and their face amount), which U.S. holders would be required to include in income over the term of the new trust securities in addition to any original issue discount referred to in the preceding paragraph (relating to the deferral of payments on the junior subordinated debentures and the trust securities). Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of convertible notes who do not participate in the exchange offer may be deemed to exchange their convertible notes for new convertible notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, U.S. holders who do not participate in the exchange offer will be deemed to exchange their convertible notes for new convertible notes in a likely taxable transaction. The new convertible notes may be treated as issued with a substantial amount of original issue discount (based on the difference between the fair market value of the notes and their face amount), which U.S. holders would be required to include in income over the term of the new convertible notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of 2005 notes who do not participate in the exchange offer may be deemed to exchange their 2005 notes for new 2005 notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, U.S. holders who do not participate in the exchange offer will be deemed to exchange their 2005 notes for new 2005 notes in a likely taxable transaction. The new 2005 notes may be treated as issued with a substantial amount of original issue discount, based on the difference between the fair market value of the notes and their face amount, which U.S. holders would be required to include in income over the term of the new 2005 notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

Holders of trust securities, convertible notes and 2005 notes who do not participate in the exchange offer will be subject to the trust securities indenture, the convertible notes indenture and the 2005 notes indenture, as amended, which will significantly limit the rights of these holders.

        Trust Securities.    The proposed amendments would, among other things, eliminate from the indenture and the guarantee agreement relating to the trust securities, the covenants prohibiting Foster Wheeler LLC from making dividend payments in respect of its capital stock at any time when, as is currently the case, it has exercised its right, as permitted by the terms of the indenture, to defer its obligation to pay interest on the junior subordinated debentures. Under the amended indenture, Foster Wheeler LLC would be permitted to use its available funds to pay dividends to its parent, while Foster Wheeler LLC continued to defer its obligation to pay interest on the junior subordinated debentures.

        If adopted, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. corporation. Therefore, if a business combination involving Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. entity which could make it difficult for holders of trust securities to effect service of process on the non-U.S. entity or to enforce liabilities predicated upon U.S. securities laws. Such surviving entity may not actually make any payments in respect of the junior subordinated debentures, and, if it failed to do so, the trust would not have sufficient funds to make any dividend payments to holders of the trust securities. In addition, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC deliver to the trustee copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        Convertible Notes.    If adopted, the proposed amendments to the indenture governing the convertible notes would eliminate from the indenture the requirement that Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. or Bermuda entity. Therefore, if a business combination involving Foster Wheeler Ltd. or Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. or non-Bermuda entity which could make it difficult for holders of convertible notes to effect service of process on such entity or to enforce liabilities predicated upon U.S. or Bermuda securities laws.

        In addition, the proposed amendments would eliminate from the indenture governing the convertible notes the requirement that Foster Wheeler Ltd. deliver copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        2005 Notes.    If adopted, the proposed amendments to the indenture governing the 2005 notes would eliminate from the indenture, among other things, restrictions on the ability of Foster Wheeler LLC to incur certain liens without securing the 2005 notes equally and ratably and to enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would also eliminate the holders of the 2005 notes rights under the indenture to the security currently in place with respect to the 2005 notes.

If you do not participate in this exchange offer, the market for your securities may be less liquid than before the exchange offer and the market value of your securities may be lower.

        The exchange of securities in the exchange offer will reduce the number of holders of the class of securities so exchanged and the number of securities that would otherwise be available for trading and, depending upon the number of securities so exchanged, could adversely affect the liquidity and market value of the remaining securities held by the public.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.'s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

        The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 27, 2002, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our maintaining credit facilities and bonding capacity adequate to conduct our business. We incurred significant losses in each of the years in the two-year period ended December 27, 2002 and in the quarter ended September 26, 2003, and had a shareholder deficit of approximately $872 million at September 26, 2003. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, we amended the new agreement to provide covenant relief of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63 million in pre-tax charges related to specific contingencies could be excluded from the covenant calculation through December 31, 2003, if incurred. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during the remainder of 2003 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern. Even if we successfully complete the exchange offer, we may not be able to continue as a going concern.

We might not be able to implement our financial restructuring plan and might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

        Our planned restructuring contemplates the exchange offer, and possible sales of assets, including the sale of one or more of our European operations. We may not be able to complete the components of our restructuring plan on acceptable terms, or at all. If we do not complete our restructuring plan, there will be substantial doubt about our ability to continue as a going concern. Even if we complete our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to continue to restructure our business operations, including our contracting and execution process, to achieve our forecast and continue as a going concern. Even if we successfully complete the exchange offer, we may not be able to continue as a going concern.

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

        Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of September 26, 2003, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of $1,088 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. As of September 26, 2003, we had cash, cash equivalents, short-term investments and restricted cash of approximately $470 million, of which approximately $349 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $68 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdictions of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern. We may not be able to continue as a going concern even if we successfully complete the exchange offer.

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

        We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 62% of our fiscal year 2002 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

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  uncertain political, legal and economic environments;

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  potential incompatibility with foreign joint venture partners;

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  foreign currency controls and fluctuations;

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  energy prices;

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  terrorist attacks against facilities owned or operated by U.S. companies;

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  war and civil disturbances; and

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  labor problems.

        Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of September 26, 2003, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1,088 million, $198 million of which was comprised of limited recourse project debt of special purpose subsidiaries and $            million on a pro forma basis after giving effect to this exchange offer. This debt includes $128.6 million of debt under the senior secured credit agreement, $200 million of debt under the 2005 notes, $210 million of convertible notes, $175 million of trust securities and $109 million of Robbins bonds. In addition, our senior secured credit agreement requires us either to repay $100 million of indebtedness thereunder by March 31, 2004 or in the alternative pay a fee of up to approximately $14 million and increase our annual interest rate on our borrowings thereunder by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. As of September 26, 2003, on a pro forma basis giving effect to the exchange offer, our total consolidated debt was $            million. We may not have sufficient funds available to pay any of this long-term debt upon maturity.

        Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness. In addition, certain of our borrowings are at variable rates of interest that expose us to the risk of a rise in interest rates. Based on the rates in effect in 2003, our debt service payment obligations under our currently outstanding debt for 2003 total $110 million and for 2004 total approximately $95 million. If the interest rate on our variable rate debt were to increase by one percentage point, our annual debt service payment obligations would increase by $1.5 million.

Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

        Our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement would have a material adverse effect on our financial condition and operations and result in defaults under the terms of our other indebtedness. We would not be able to repay such indebtedness, if accelerated and as a consequence may be unable to continue operating as a going concern.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business will be materially adversely affected.

        It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide collateral to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

        Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to provide bonds, guarantees, and letters of credit, and to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

Our current and future lump-sum, or fixed price, contracts and other shared risk contracts may result in significant losses if costs are greater than we anticipate.

        Many of our contracts are lump-sum contracts and other shared risk contracts that are inherently risky because we agree to the selling price of the project at the time we enter the contracts based on our estimates of the ultimate cost of the contract and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In 2002 and 2001, we took charges of approximately $216 million and $160 million, respectively, and $32 million during the nine months ended September 26, 2003 relating to underestimated costs and post-completion warranty obligations on lump-sum contracts. We also assume the project's technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

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  unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

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  changes in the costs of components, materials or labor;

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  difficulties in obtaining required governmental permits or approvals;

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  changes in local laws and regulations;

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  changes in local labor conditions;

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  project modifications creating unanticipated costs;

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  delays caused by local weather conditions; and

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  our suppliers' or subcontractors' failure to perform.

        These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

        In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management actions and performance interventions. This plan may not be successful, we may record significant charges in the future and our operating costs may increase in the future.

We plan to expand the operations of our engineering and construction group which could negatively impact the group's performance and bonding capacity.

        We plan to expand the operations of our engineering and construction group to increase the size and number of lump-sum turnkey contracts, sometimes in countries where we have limited previous experience. We may bid for and enter into such contracts through partnerships or joint ventures with third parties that have greater bonding capacity than we do. This would increase our ability to bid for the contracts. Entering into these partnerships or joint ventures will expose us to credit and performance risks of those third party partners which could have a negative impact on our business and results of operations if these parties fail to perform under the arrangements.

We have high working capital requirements and will be required to refinance indebtedness within the next two years and may have difficulty obtaining financing which would have a negative impact on our financial condition.

        Our business requires a significant amount of working capital and our U.S. operations are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. For example, we are contractually obligated to fund approximately $114 million in connection with the construction of a spent fuel storage facility for a government agency and to provide a surety bond for the same amount. If we are unable to obtain financing for this amount, we could default under this contract. Moreover, we may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, our senior secured credit agreement and the 2005 notes that are not exchanged and remain outstanding after this exchange offer mature in April 2005 and November 2005, respectively, and will need to be repaid or refinanced. In addition, the new notes mature in            and will need to be repaid or refinanced at or prior to such date. As a result, we are subject to risks associated with debt financing, including increased interest expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

        Our working capital requirements may increase if we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued increases in working capital requirements would materially harm our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

        The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and/or earnings.

        Backlog in the third quarter of 2003 declined 48.7% as compared to the third quarter of 2002. This decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects in our North American unit that were booked into backlog in 2001 and executed in 2002, our backlog in our European operations also declined during that period. Backlog may continue to decline.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

        Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court administrative claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

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  the rate at which new claims are filed;

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  the number of new claimants;

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  changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

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  increases in legal fees or other defense costs associated with these claims;

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  increases in indemnity payments as a result of more expensive medical treatments for asbestos related diseases;

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  bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

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  adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

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  changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

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  enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

        The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through 2018. We believe that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

        Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment, could also be used and might project higher numbers of future claims than our forecast.

        All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We periodically update our forecasts to take into consideration recent claims experience and other developments, such as legislation, that may affect our estimates of future asbestos related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse affect on our financial condition.

        We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of September 26, 2003, includes as an asset an aggregate of approximately $497 million in probable insurance recoveries relating to (1) liability for pending and expected future asbestos claims through 2018 and (2) recovery of amounts funded by us for which we are waiting for reimbursement. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred in connection with resolving asbestos claims. Effective June 13, 2001, the interim funding agreement was terminated by certain of the insurers. On February 13, 2001, litigation was commenced against us by these insurers seeking to recover from other insurers and us amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our insurance policies.

        As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make lump sum payments, as well as payments over time, for use by us to fund asbestos related indemnity and defense costs. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

        Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

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  disputes regarding allocations of liabilities among us and the insurers;

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  the effect of deductibles and policy limits on available insurance coverage; and

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  the characterization of asbestos claims brought against us as product related or non-product related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

        In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least two of our significant insurers which are currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

        Project claims increased as a result of the increase in lump-sum contracts between the years 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

        We recently reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims, and poor economic conditions. As of September 26, 2003, we had $16 million of outstanding claims. In 2002 and 2001, we recorded approximately $136 million and $37 million, respectively, in pre-tax contract related charges as a result of claims reassessment. We continue to pursue these claims, but we may not recover the full amount of the claims, or anything at all.

        We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

        We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

        We operate in more than 30 countries around the world, with approximately 6,300, or 70%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

        We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic U.S., including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors' more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure by us to attract and retain qualified personnel, joint venture partners, advisors and subcontractors could have an adverse effect on us.

        Our ability to attract and retain qualified engineers and other professional personnel, as well as joint venture partners, advisors and subcontractors, will be an important factor in determining our future success. The market for these professionals, joint venture partners, advisors and subcontractors is competitive, and we may not be successful in our efforts to attract and retain these professionals, joint venture partners, advisors and subcontractors. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

        Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Energy Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

        We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

Foster Wheeler Ltd. has anti-takeover provisions in its bye-laws that may discourage a change of control.

        Foster Wheeler Ltd.'s bye-laws contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions provide for:

  •
  The board of directors to be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

  •
  Any amendment to the bye-law limiting the removal of directors to be approved by the board of directors and the affirmative vote of the holders of three-quarters of the issued shares entitled to vote at general meetings.

  •
  The board of directors to consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

  •
  Restrictions on the time period in which directors may be nominated. A shareholder notice to nominate an individual for election as a director must be received not less than 120 calendar days in advance of Foster Wheeler Ltd.'s proxy statement released to shareholders in connection with the previous year's annual meeting.

  •
  Restrictions on the time period in which shareholder proposals may be submitted. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting.

  •
  The board of directors to determine the powers, preferences and rights of preference shares and to issue the preference shares without shareholder approval. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

  •
  A general prohibition on "business combinations" between Foster Wheeler Ltd. and an "interested member." Specifically, "business combinations" between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

      "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

      "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

  •
  Any matter submitted to the shareholders at a meeting called on the requisition of shareholders holding not less than one-tenth of the paid-up voting shares of Foster Wheeler Ltd. to be approved by the affirmative vote of all of the shares eligible to vote at such meeting.

These provisions could make it more difficult for a third party to acquire Foster Wheeler Ltd., even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward looking statements that are based on management's assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading "Risk Factors" and the following, could cause our business conditions and results to differ materially from what is contained in forward looking statements:

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environment;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in estimates made by us of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with debt covenants;

  •
  monetization of certain power systems facilities;

  •
  implementation of our restructuring plan;

  •
  recoverability of claims against customers and others; and

  •
  changes in estimates used in its critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward looking statements that may be made by us.

        We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

CAPITALIZATION

        The following table shows the consolidated cash, restricted cash and capitalization of Foster Wheeler Ltd. and its subsidiaries as of September 26, 2003:

  •
  on an actual historical basis, and

  •
  as adjusted to give effect to the completion of the exchange offer, assuming:

  •
  holders of at least        % of the aggregate liquidation amount of trust securities validly tender, and not validly withdraw, those trust securities;

  •
  holders of at least    % of the aggregate principal amount of convertible notes validly tender, and not validly withdraw, those convertible notes;

  •
  holders of at least      % of the aggregate principal amount of Robbins bonds validly tender, and not validly withdraw, those Robbins bonds; and

  •
  The holders of at least    % of the aggregate principal amount of 2005 notes validly tender, and not validly withdraw, those 2005 notes.

        You should read this information together with the consolidated and condensed consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus. You should read "Unaudited Pro Forma Condensed Consolidated Financial Information" for more information including the sensitivity analysis with regards to the exchange offer found in the notes to the pro forma balance sheet and income statements therein.

	As of September 26, 2003
	Actual	Adjustments	As Adjusted for the Exchange Offer
	(in thousands of dollars)
Unrestricted cash and cash equivalents	407,703
Restricted cash and cash equivalents	49,271	—	49,271

Short-term debt:
Current installments on long-term debt	28,087
Bank loans	121	—	121

Total short-term debt	28,208

Long-term debt:
Senior secured credit facility	128,556	—	128,556
Other debt	5,556	—	5,556
6.75% senior notes due 2005	200,000
6.75 senior notes due	—
Special-purpose project debt less current installments	172,330	—	172,330
Capital lease obligations	61,089	—	61,089
Subordinated Robbins exit funding obligations less current	107,285		—
6.50% convertible subordinated notes due 2007	210,000
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures	175,000

Total long-term debt	1,059,816

Total debt	1,088,024

Minority interest in equity of consolidated affiliates	24,104	—	24,104
Shareholders' deficit:
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued	40,772
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued	—
Paid-in capital	201,841
Retained earnings (deficit)	(730,046)
Accumulated other comprehensive income	(384,080)	—	(384,080)

Total shareholders' deficit	(871,513)

Total capitalization	240,615

(1)
Summary table of exchange of the convertible notes, trust securities, and Robbins bonds for common shares of Foster Wheeler Ltd.

	Convertible	Trust	Robbins	Other(*)	Total
(in thousands of dollars)
Common shares issued
Paid in capital	$	$	$	$	$
Retained Deficit:
Debt conversion expense	$	$	$	$	$
Gain on exchange	$	$	$	$	$
Write-off issuance cost	$	$	$	$	$
Write-off accrued interest and deferred dividends	$	$	$	$	$

Total change

(*)
Assumes transaction costs for professional fees of $        .

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma income statement for the nine months ended September 26, 2003 and the unaudited pro forma income statement for the year ended December 27, 2002 give effect to the events discussed below as if each had occurred on December 29, 2001, the first day of our 2002 fiscal year. The unaudited pro forma balance sheet gives effect to the exchange offer as if it had occurred on September 26, 2003 assuming that:

  •
  holders of at least        % of the aggregate liquidation amount of trust securities validly tender, and not validly withdraw, those trust securities; and

  •
  holders of at least    % of the aggregate principal amount of convertible notes validly tender, and not validly withdraw, those convertible notes; and

  •
  holders of at least      % of the aggregate principal amount of Robbins bonds validly tender, and not validly withdraw, those Robbins bonds; and

  •
  the holders of at least    % of the aggregate principal amount of 2005 notes validly tender, and not validly withdraw, those 2005 notes.

        The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

        You should read this information together with the consolidated and condensed consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

Pro Forma Balance Sheet (Unaudited)(1)
(In thousands)

	September 26, 2003	Pro Forma Adjustment for 2005 Notes (2)(6)		Pro Forma Adjustment for Robbins Bonds(3)		Pro Forma Adjustment for Convertible Notes(4)		Pro Forma Adjustment for Trust Securities(5)		Pro Forma September 26, 2003
Cash, cash equivalents and short-term investments	$420,879	$			$—		$—		$—	$
Account and notes receivable, net	508,678		—		—		—		—		508,678
Contracts in process and inventories	197,096		—		—		—		—		197,096
Prepaid expenses, prepaid, deferred and refundable income taxes	65,147		—		—		—		—		65,147

Total current assets	1,191,800		—		—		—		—

Land, buildings and equipment	703,503		—		—		—		—		703,503
Less accumulated depreciation	362,107		—		—		—		—		362,107

Net book value	341,396		—		—		—		—		341,396

Restricted Cash	49,271		—		—		—		—		49,271
Asbestos-related insurance recovery receivable	497,030		—		—		—		—		497,030
Other assets	517,420				—

Total assets	$2,596,917	$			$—	$		$		$

Current installments on long-term debt and bank loans	$28,208		$—	$			$—		$—	$
Accounts payable and accrued expenses	576,770		—
Estimated cost to complete long-term contracts	608,589		—		—		—		—		608,589
Other current liabilities	124,032		—		—		—		—		124,032

Total current liabilities	1,337,599		—

Corporate and other debt less current installments	306,442		—		—		—		—		306,442
6.75% senior notes due 2005	200,000				—		—		—
6.75% senior notes due	—				—		—		—
Pension, post retirement and other employees benefits	478,940		—		—		—		—		478,940
Asbestos-related liability	460,678		—		—		—		—		460,678
Other liabilities (excluding minority interest)	168,382		—		—		—		—		168,382
Subordinated Robbins exit funding obligations	107,285		—				—		—
Convertible subordinated notes	210,000		—		—				—
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000		—		—		—

Total liabilities	3,444,326		—				—		—		—

Minority interest in equity of consolidated affiliates	24,104		—		—		—		—		24,104

Shareholders' Deficit:
Common shares	40,772		—
Paid-in capital(6)	201,841
Retained earnings (deficit)	(730,046)
Accumulated other comprehensive loss	(384,080)		—		—		—		—		(384,080)

Total shareholders' deficit(7),(8),(9),(10),(11)(12)	(871,513)

Total liabilities and shareholders' deficit	$2,596,917	$		$		$		$		$

Notes to pro forma condensed balance sheet (unaudited):

(1)
The pro forma balance sheet has been prepared to reflect the exchanges of the convertible notes, the trust securities and Robbins bonds, for      common shares of Foster Wheeler Ltd., and the exchange of    % of the 2005 notes for $            of new notes as of September 26, 2003.

(2)
Assumes write-off of    % of the original deferred issuance cost of the 2005 notes for $      .

(3)
Assumes exchange of      % of the Robbins bonds for      common shares, the recognition of a gain of $      and write-off of accrued interest of $         .

(4)
Assumes exchange of    % of the convertible notes, issuance of      common shares, recognition of debt conversion expense of $      , write-off of original deferred issuance cost of $         and accrued interest expense of $         .

(5)
Assumes exchange of        % of the trust securities and issuance of      common shares, recognition of a gain of $      , write-off of original deferred issuance cost of $         and accrued interest of $           .

(6)
Assumes transaction costs for professional fees of $         .

(7)
If      % of each of the trust securities and the convertible notes are exchanged, the shareholders' deficit would be ($                        ).

(8)
If the percentage of Robbins bonds exchanged is 10 percentage points lower, the shareholders' deficit would be ($                        ).

(9)
If the percentage of convertible notes exchanged is 10 percentage points lower, the shareholders' deficit would be ($                        ).

(10)
If the percentage of convertible notes exchanged is 10 percentage points higher, the shareholders' deficit would be ($                        ).

(11)
If the percentage of trust securities exchanged is 10 percentage points higher, the shareholders' deficit would be ($                        ).

(12)
If the percentage of trust securities exchanged is 10 percentage points lower, the shareholders' deficit would be ($           ).

Pro Forma Income Statement (Unaudited)(1)
(In thousands, except per share amounts)

	For the Nine Months Ended September 26, 2003	Pro Forma Adjustments for 2005 Notes(2)	Pro Forma Adjustments for Robbins Bonds(3)		Pro Forma Adjustments for Convertible Notes(4)		Pro Forma Adjustments for Trust Securities(5)		Pro Forma for the Combined Nine Months Ended September 26, 2003
Operating revenues	$2,592,903	$—		$—		$—		$—		$2,592,903
Other income	49,969	—		—		—		—		49,969

Total revenues and other income	2,642,872	—		—		—		—		2,642,872

Cost of operating revenues	2,392,838	—		—		—		—		2,392,838
Selling, general and administrative expenses	145,106	—		—		—		—		145,106
Other deductions	85,569	—		—		—		—		85,569
Interest expense	57,196							—
Dividends on preferred securities of subsidiary trust	13,443	—		—		—
Minority interest in net earnings of consolidated affiliates	5,096	—		—		—		—		5,096

Total costs and expenses	2,699,248

Income (loss) before taxes	(56,376)
Provision for income taxes	19,679	—		—		—		—		19,679

Net (loss) income	(76,055)

Income (loss) available to common shareholders(6),(7),(8), (9),(10),(11)	$(76,055)	—	$		$		$		$

Basic and diluted (loss) income per share	(1.85)
Weighted average number of shares outstanding (in thousands)	41,041

Notes to pro forma income statement (unaudited):

(1)
The pro forma income statement has been prepared to reflect the exchange of the 2005 notes, the trust securities, the convertible notes and the Robbins bonds for    common shares of Foster Wheeler Ltd., but does not reflect the nonrecurring gain of $    on exchange of common share of Foster Wheeler Ltd. for the trust securities and Robbins bonds, nor the nonrecurring loss of $    on the conversion of the convertible notes as if such exchange had occurred on December 28, 2002.

(2)
Assumes that    % of the 2005 notes are exchanged and fees payable to the lender are deferred and amortized.

(3)
Assumes that    % of the Robbins bonds are exchanged and the corresponding interest expense of $            is eliminated.

(4)
Assumes that    % of the convertible notes are exchanged and corresponding interest of $            and debt issuance costs amortization of $      are eliminated.

(5)
Assumes that    % of the trust securities are exchanged and the corresponding dividend of $            and issuance cost amortization of $      on the trust securities are eliminated.

(6)
If    % of each of the 2005 notes, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be ($            ).

(7)
If the percentage of Robbins bonds exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(8)
If the percentage of convertible notes exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(9)
If the percentage of convertible notes exchanged is 10 percentage points higher, the loss available for common shareholders would be ($            ).

(10)
If the percentage of trust securities exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(11)
If the percentage of trust securities exchanged is 10 percentage points higher, the loss available for common shareholders would be ($            ).

Pro Forma Income Statement (Unaudited)(1)
(In thousands, except per share amounts)

	Year Ended December 27, 2002	Pro Forma Adjustments for 2005 Notes(3)	Pro Forma Adjustments for Robbins Bonds(4)		Pro Forma Adjustments for Convertible Notes(5)		Pro Forma Adjustments for Trust Securities(6)		Pro Forma Combined Year Ended December 27, 2002
Operating revenues	$3,519,177	—		$—		$—		$—		$3,519,177
Other income	55,360	—		—		—		—		55,360

Total revenues and other income	3,574,537	—		—		—		—		3,574,537

Cost of operating revenues	3,426,910	—		—						3,426,910
Selling, general and administrative expenses	226,524	—		—		—		—		226,524
Other deductions	193,156	—		—		—		—		193,156
Interest expense	66,418							—
Dividends on preferred securities of subsidiary trust	16,610	—		—		—
Minority interest in net earnings of consolidated affiliates	4,981	—		—		—		—

Total costs and expenses	3,934,599

Income (loss) before taxes	(360,062)
Provision for income taxes	14,657	—		—		—		—		14,657

Net (loss) income prior to cumulative effect of change in accounting principle(2)	(374,719)

Income (loss) available to common shareholders prior to cumulative effect of change in accounting principle(2),(7),(8),(9),(10), (11),(12)	$(374,719)	—	$		$		$		$

Basic and diluted (loss) income per share prior to cumulative effect of change in accounting principle	(9.15)
Weighted average number of shares outstanding (in thousands)	40,957

Notes to pro forma income statement (unaudited):

(1)
The pro forma income statement has been prepared to reflect the exchange of the 2005 notes, the trust securities, the convertible notes and the Robbins bonds for             common shares of Foster Wheeler Ltd., but does not reflect the nonrecurring gain of $            on exchange of common share of Foster Wheeler Ltd. for the trust securities and Robbins bonds, nor the nonrecurring loss of $            on the conversion of the convertible notes as if such exchange had occurred on December 28, 2001.

(2)
The company recorded the cumulative effect of a change in accounting principles related to FAS 142 "Goodwill and Other Intangible Assets" which was $150,500.

(3)
Assumes that    % of the 2005 notes are exchanged and fees payable to the lender are deferred and amortized.

(4)
Assumes that    % of the Robbins bonds are exchanged and the corresponding interest expense of $        is eliminated.

(5)
Assumes that    % of the convertible notes are exchanged and corresponding interest of $        and debt issuance costs amortization of $         are eliminated.

(6)
Assumes that    % of the trust securities are exchanged and the corresponding dividend of $        and issuance cost amortization of $261 on the trust securities are eliminated.

(7)
If    % of each of the 2005 notes, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be ($            ).

(8)
If the percentage of Robbins bonds exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(9)
If the percentage of convertible notes exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(10)
If the percentage of convertible notes exchanged is 10 percentage points higher, the loss available for common shareholders would be ($            ).

(11)
If the percentage of trust securities exchanged is 10 percentage points lower, the loss available for common shareholders would be ($            ).

(12)
If the percentage of trust securities exchanged is 10 percentage points higher, the loss available for common shareholders would be ($            ).

SELECTED FINANCIAL DATA

        The following selected balance sheet data as of December 27, 2002 and December 28, 2001 and statement of operations, cash flow, and other data for each of our three fiscal years in the period ended December 27, 2002 has been derived from our audited consolidated financial statements, incorporated by reference in this prospectus. The selected balance sheet, statement of operations, cash flow, and other data as of and for the nine months ended September 26, 2003 and the nine months ended September 27, 2002 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the nine months ended September 26, 2003 may not be indicative of results that may be expected for the full year. Our operating data for each period displayed is derived from our books and records. You should read this information together with the consolidated and condensed consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

	2002		2001		2000	1999		1998	Nine Months Ended September 27, 2002	Nine Months Ended September 26, 2003
			(Restated)(1)		(Restated)(1)	(Restated)(1)		(Restated)(1)	(Restated)(1)
	(in thousands, except for per share amounts)
Statement of Operations Data:
Revenues	$3,574,537		$3,392,474		$3,969,355	$3,944,074		$4,596,992	$2,579,117	$2,642,872
(Loss)/earnings before income taxes	(360,062	)(2)	(212,965	)(3)	52,166	(194,288	)(4)	43,924 (5)	(243,737)	(56,376)
Provision/(benefit) for income taxes	14,657		123,395	(6)	15,179	(48,208)		77,942 (7)	18,879	19,679
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(374,719)		(336,360)		36,987	(146,080)		(34,018)	(262,616)	(76,055)
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	(150,500	)(8)	—		—	—		—	(150,500)	—
Net (loss)/earnings	(525,219)		(336,360)		36,987	(146,080)		(34,018)	(413,116)	(76,055)
(Loss)/earnings per share: Basic and diluted:
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(9.15)		$(8.23)		$.91	$(3.59)		$(.84)	$(6.42)	$(1.85)
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	$(3.67)		—		—	—		—	(3.67)	—
Net(Loss)/earnings per share:
Basic	$(12.82)		$(8.23)		$.91	$(3.59)		$(.84)	$(6.42)	$(1.85)
Diluted	$(12.82)		$(8.23)		$.91	$(3.59)		$(.84)	$(6.42)	$(1.85)
Shares Outstanding:
Basic
Weighted average number of shares outstanding	40,957		40,876		40,798	40,742		40,729	40,943	41,040
Diluted:
Effect of stock options(9)					7

Total diluted	40,957		40,876		40,805	40,742		40,729	40,943	41,040

Balance Sheet Data:
Current Assets	$1,396,407	$1,754,376	$1,622,976	$1,615,096	$1,672,842	$1,591,058	$1,191,800
Current liabilities	1,540,623	2,388,620	1,454,603	1,471,552	1,491,666	1,622,778	$1,337,599
Working capital	(144,216)	(634,244)	168,373	143,544	181,176		(145,799)
Land, building and equipment (net)	407,819	399,198	495,034	648,199	676,786	769,680	341,396
Total assets	2,909,837	3,325,837	3,507,581	3,467,085	3,350,022	3,184,409	2,596,917
Bank loans	14,474	20,244	103,479	63,378	107,051	29,266	121
Long-term borrowing (including current installments):
Corporate and other debt	346,707	297,627	306,188	372,921	541,173	367,499	334,178
Project debt	205,840	226,056	274,993	349,501	314,303	218,599	197,525
Capital lease obligations	58,987	—	—	—	—	44,071	62,335
Subordinated Robbins Facility exit funding obligations	108,865	110,340	111,715	113,000	—	110,340	108,865
Convertible subordinated notes	210,000	210,000	—	—	—	210,000	210,000
Preferred trust securities	175,000	175,000	175,000	175,000	—	175,000	175,000
Cash dividends per share of common stock	$.00	$.12	$.24	$.54	$.84	$.00	$.00
Cash Flow Data:
Net cash provided/(used) by operating activities	160,365	(88,681)	(16,744)	(5,670)	(55,089)	218,126	(18,341)
Net cash provided/(used) by investing activities	(122,706)	43,212	38,248	60,299	(74,157)	(126,482)	101,538
Net cash provided/(used) by financing activities	60,002	85,533	(12,633)	(48,375)	143,339	112,074	(37,971)
Operating Data:
Unfilled orders, end of year or period	$5,445,934	$6,004,420	$6,142,347	$6,050,525	$7,411,907	5,842,477	2,998,691
New orders booked	3,052,410	4,109,321	4,480,000	3,623,202	5,269,398	2,484,761	1,705,819
Other Data:
EBITDA(10)	(732,609)	(72,731)	193,136	63,627	166,453	(136,126)	41,384

(1)
The selected financial data presented for each of the four years in the period ended December 28, 2001 and for the nine months ended September 27, 2002, have been restated to account for the assets, liabilities and results of operations associated with one of Foster Wheeler Ltd.'s post retirement medical benefit plans in accordance with Statement of Financial Accounting Standards 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions".

(2)
Includes in 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable reserves ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(3)
Includes in 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable reserves ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement and medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(4)
Includes in 1999, a provision for cost realignment ($37,600) and a charge totaling $244,600 of which $214,000 related to the Robbins facility write-down and $30,600 relates to the current year operations of the Robbins facility.

(5)
Includes in 1998, a charge for the Robbins facility of $72,800 of which $47,000 relates to the Robbins facility write-down and $25,800 relates to the current year operations.

(6)
Includes in 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(7)
Includes in 1998, a provision for an increase in the income tax valuation allowance ($61,300).

(8)
In 2002, Foster Wheeler Ltd. recognized $150,500 of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets".

(9)
The effect of the stock options was not included in the calculation of diluted earnings per share as these options were antidilutive due to the 2002, 2001, 1999 and 1998 losses as well as the losses for the nine months ended September 26, 2003 and September 27, 2002. The effect of the convertible notes was not included in the calculation of diluted earnings per share as these options were anitdilutive due to the 2002 and 2001 losses and losses during the nine months ended September 26, 2003.

(10)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss), a GAAP measure, is shown below.

	Nine Months Ended		Year Ended
	September 26, 2003	September 27, 2002	December 27, 2002	December 28, 2001	December 29, 2000	December 31, 1999	December 25, 1998
EBITDA	$41,384	$(136,126)	$(232,609)	$(72,731)	$193,136	$(63,627)	$166,453
Less: Interest expense	70,639	61,176	83,028	84,484	83,254	70,213	62,535
Less: Depreciation and amortization	27,121	33,035	44,425	55,750	57,716	60,448	59,994

(Loss)/earnings before income tax	$(56,376)	$(243,737)	(360,062)	(212,965)	52,166	(194,288)	43,924

Income tax	$19,679	$18,879	14,657	123,395	15,179	(48,208)	77,942

Net loss prior to cumulative effect of a change in accounting principle of goodwill	(76,055)	(262,616)	(374,719)	(336,360)	36,987	(146,080)	(34,018)

Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	(150,500)	—	—	—	—

Net (loss) earnings	$(76,055)	$(413,116)	$(525,219)	$(336,360)	$36,987	$(146,080)	$(34,018)

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

								Nine Months Ended September 26, 2003 on a pro forma basis for the exchange offer(4)
						Year Ended December 27, 2002 on a pro forma basis for the exchange offer(3)(4)
	Fiscal Year						Nine Months Ended September 26, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges(1)(2)(3)	1.32	-(3)	1.47	-(3)	-(3)		-(3)	(3)

(1)
Includes in years 1999, 2000, 2001 and 2002 dividends on preferred securities of a subsidiary trust of $15.2 million, $15.8 million, $15.8 million and $16.6 million, respectively, and includes in the nine month period ended September 26, 2003 $14.4 million. The pro forma results include $       million reduction in dividends on the trust securities, by a $       million reduction in interest on the convertible notes, and a $       million reduction in interest on the Robbins bonds.

(2)
Includes increase in the tax valuation allowance of $197.0 million in year 2001, $175.6 million in year 2002 and $37 million for the nine months ended September 26, 2003.

(3)
Earnings are inadequate to cover fixed charges by $207.7 in 1999, $216.1 in 2001 and $363.4 in 2002. The coverage deficiency was $     million for the year ended December 27, 2002 on a pro forma basis for the exchange offer. The coverage deficiency was $57.9 million in the nine months ended September 26, 2003. The coverage deficiency is $         million for the nine months ended September 26, 2003 on a pro forma basis for the exchange offer.

(4)
Assumes that:

•
the holders of at least          % of the aggregate liquidation amount of the trust securities validly tender to the exchange agent, and not validly withdraw, those trust securities; and

•
the holders of at least          % of the aggregate principal amount of the convertible notes validly tender to the exchange agent, and not validly withdraw, those convertible notes; and

•
the holders of at least          % of the aggregate principal amount of Robbins bonds validly tender to the exchange agent, and not validly withdraw, those Robbins bonds; and

•
the holders of at least          % of the aggregate principal amount of 2005 notes validly tender to the exchange agent, and not validly withdraw, those 2005 notes.

The numerator of the above ratio consists of the following:

•
net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•
the provision (benefit) for income taxes, plus

•
fixed charges, minus

•
capitalized interest, plus

•
capitalized interest amortized, minus

•
equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•
interest expensed and capitalized,

•
amortized premiums, discounts and capitalized expenses related to indebtedness,

•
imputed interest on non-capitalized lease payments, and

•
preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the common shares or the new notes in the exchange offer.

ACCOUNTING TREATMENT FOR EXCHANGE OFFER

        The following section discusses the accounting treatment for the exchange of the trust securities, the convertible notes, the Robbins bonds and the 2005 notes.

Convertible notes

        The exchange of the convertible notes will be accounted for in accordance with Statement of Financial Accounting Standard No. 84, "Induced Conversions of Convertible Debt, an Amendment of Accounting Principles Board Opinion No. 26," under which we are required to recognize an expense equal to the fair value of all securities or other consideration transferred in the exchange offer in excess of the fair value of securities issuable pursuant to the original conversion terms.

Trust securities and Robbins bonds

        The exchange of the trust securities and Robbins bonds for common shares or new notes, as applicable, will be accounted for as a troubled debt restructuring pursuant to Statement of Financial Accounting Standard No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings", or SFAS No. 15. The trust securities and Robbins bonds exchanged in the exchange offer will be removed from our consolidated balance sheet. The carrying value of the trust securities and Robbins bonds represents the face value of the debt adjusted for unamortized original issue discounts and unamortized debt issuance costs. In accordance with SFAS No. 15, we will record a gain on the exchange of the trust securities and Robbins bonds as the difference between the carrying value of the trust securities and Robbins bonds, including any accrued interest, and the fair market value of those securities issued on the closing date of the exchange offer, net of unamortized debt issuance costs and direct costs associated with the exchange of the trust securities and Robbins bonds.

2005 Notes

        The exchange of the 2005 notes for new notes will be accounted for as a modification of debt terms in accordance with Emerging Issue Task Force No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" under which the fees payable to the lender associated with the modification will be amortized as an adjustment of interest expense over the remaining term of the modified debt instrument using the interest method.

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

Background and Purpose of the Exchange Offer

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer of the new notes for the 2005 notes is effectively to extend the maturity of at least a portion of the 2005 notes.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  the convertible notes that are exchanged, including with respect to accrued and unpaid interest, or

  •
  the Robbins bonds that are exchanged in the exchange offer, including with respect to accrued and unpaid interest.

        Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        In addition, the 2005 notes that are exchanged for new notes will have a maturity date that is     years later than the 2005 notes. Consequently, Foster Wheeler will have that additional time in which to repay the new notes.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes and Robbins bonds will become equity holders of Foster Wheeler. This means they will no longer have the contractual rights previously accorded to them under the applicable debt instruments governing their securities. The holders of the 2005 notes that receive new notes will not be entitled to be repaid until the new notes' maturity date. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights".

        We refer to the trust securities, convertible notes, Robbins bonds and 2005 notes collectively as the securities.

        In March 2002, Foster Wheeler adopted an improvement plan that focused on four key areas: ensuring a strong, sound backlog; establishing a project management system; improving its cash position and balance sheet; and scrutinizing discretionary spending. The operating performance portion of the plan concentrates on the quality and quantity of backlog, the execution of projects in order to achieve or exceed profit and cash targets and the optimization of all non-project related cash sources and uses. In connection with this plan, a group of outside consultants was hired for the purpose of carrying out a performance improvement intervention. The tactical portion of the performance improvement intervention concentrates on booking current projects, executing twenty-two "high leverage projects" and generating incremental cash from high leverage opportunities such as overhead reductions, procurement and accounts receivable. The systemic portion of the performance improvement intervention concentrates on sales effectiveness, estimating, bidding and project execution procedures.

        In conjunction with this initiative, and due to our significant leverage, we have reviewed various options to restructure our balance sheet to improve our overall capital structure. The exchange offers are an integral part of this restructuring plan.

        Foster Wheeler is also exploring the sale of one or more of its European operations. Proceeds from the sale of any of these assets would be used (1) to repay indebtedness under the senior secured credit agreement and hence reduce our total indebtedness and (2) for general corporate purposes. However, an asset sale of this type is not expected to improve Foster Wheeler Ltd.'s overall leverage ratio.

        In August 2002, Foster Wheeler Ltd. finalized the senior secured credit agreement with its lender group. This credit facility, including a $71 million term loan, a $69 million revolving credit facility, and a $149.9 million letter of credit facility, expires on April 30, 2005. The senior secured credit facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The senior secured credit agreement has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retains the first $77 million of such amounts and also retains a 50% share of the balance. The financial covenants in the agreement commenced at the end of the first quarter 2003 and include a senior leverage ratio and a minimum EBITDA level as described in the agreement, as amended. With Foster Wheeler Ltd.'s sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77 million threshold was exceeded. Accordingly, a principal prepayment of $1,445,000 was made on the term loan in the second quarter of 2003.

        Amendment No. 1 to the senior secured credit facility, obtained on November 8, 2002, provides covenant relief of up to $180 million of gross pre-tax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002. The amendment further provides that up to an additional $63 million in pre-tax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. Through the third quarter of 2003, $31 million of the contingency risks was favorably resolved, and additional project reserves were established for $31.2 million, leaving a contingency balance of $800,000.

        Amendment No. 2 to the senior secured credit facility, entered into on March 24, 2003, modifies certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA, and senior debt ratio, as specified in the senior secured credit agreement. In connection with this amendment to the senior secured credit agreement, Foster Wheeler Ltd. made a prepayment of principal on the term loan in the aggregate amount of $10 million.

        The recognition of charges during the third and fourth quarters of 2002, described in the documents incorporated by reference in this prospectus, were the primary reason for the need for Foster Wheeler to renegotiate its senior secured credit facility and enter into Amendments No. 1 and 2.

        Amendment No. 3 to the senior secured credit facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offers described in this prospectus, other internal restructuring transactions as well as transfers, cancellations and set-offs of certain intercompany obligations. In connection with this amendment to the senior secured credit agreement, Foster Wheeler Ltd. agreed to pay a fee equal to 5% of the lenders' credit exposure, which as of September 26, 2003 was $185.9 million, if Foster Wheeler Ltd. has not made a prepayment of principal under the senior secured credit facility of $100 million on or before March 31, 2004.

        In response to its significant leverage and liquidity issues, in early 2002, Foster Wheeler began considering alternatives to addressing these issues. The board considered two basic options: restructuring its balance sheet and reorganization. The balance sheet restructuring includes this exchange offer in conjunction with a possible asset sale.

        The restructuring originally contemplated two separate exchange offers for the trust securities and the convertible notes and Robbins bonds that were not conditioned upon one another. In those exchange offers, Foster Wheeler contemplated offering preferred shares of two of its subsidiaries rather than common shares and new senior notes as consideration. On July 15, 2003, Foster Wheeler Ltd. filed a registration statement on form S-4 with the SEC with respect to the first exchange offer originally contemplated. Foster Wheeler filed amendment No. 1 to the registration statement on Form S-4 on September 22, 2003.

        In October, 2003, Foster Wheeler was informed by holders of the 2005 notes and the convertible notes that they had formed an informal committee to evaluate Foster Wheeler's financial situation as it related to the 2005 notes and the convertible notes. Foster Wheeler felt it was in its best interests and the best interests of our security holders to engage in discussions with the holders of the 2005 notes and the convertible notes to address our financial situation. The committee sought to engage Saybrook Restructuring Advisors, LLC as its financial advisor and Milbank, Tweed, Hadley & McCloy, LLP as its legal advisor. Foster Wheeler agreed to pay for these engagements and executed engagement agreements with Milbank on November 21, 2003 and with Saybrook on November 24, 2003.

        On November 14, 2003, the NYSE suspended trading of Foster Wheeler Ltd.'s common shares and the trust securities. Following the NYSE's decision to delist Foster Wheeler Ltd.'s securities, Foster Wheeler's financial advisors met with Saybrook to continue the discussions relating to its financial situation and its recent delisting. In addition, Foster Wheeler Ltd.'s board met with Foster Wheeler's financial advisors to consider the restructuring in light of the delisting. At that time, based on the information gathered from Saybrook and Foster Wheeler's financial advisor, as well as the expected impact of the delisting on the ability to successfully complete the originally proposed exchange offer for preferred shares now that the preferred shares would not be listed on the NYSE, the board then decided to pursue this exchange offer using its common shares and the new notes as consideration.

        By exchanging common shares for trust securities, convertible notes, and Robbins bonds, Foster Wheeler Ltd. will reduce its overall debt. By exchanging the new notes for the 2005 notes, Foster Wheeler Ltd. also expects to improve its overall capital structure by effectively extending the maturity of the 2005 notes. Foster Wheeler Ltd.'s board also generally considered a negotiated pre-arranged plan of reorganization in which Foster Wheeler would negotiate settlements with its major creditors prior to implementation of such plan of reorganization. Although it continually reassesses its alternatives, based on the facts, the board decided to pursue the restructuring and the exchange offer.

Terms of the Exchange Offer

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to    million of its common shares for any and all of the seven million issued and outstanding trust securities. For each trust security ($25 liquidation amount per trust security plus accrued dividends) that you validly tender in the exchange offer, you will receive    common shares of Foster Wheeler Ltd. You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange any or all of your trust securities in the exchange offer in increments of $25 in liquidation amount. As described below, if you choose to tender any portion of your trust securities, you will be deemed to have consented to the proposed amendments to the junior subordinated indenture and the related guarantee agreement relating to the trust securities.

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to    million of its common shares for any and all of the $210 million in aggregate principal amount of the convertible notes. For each $1,000 in aggregate principal amount of convertible notes plus accrued interest, if any, that you validly tender in the exchange offer, you will receive    common shares of Foster Wheeler Ltd. You may exchange any or all of your convertible notes in the exchange offer in increments of $1,000 in principal amount. As described below, if you choose to tender any portion of your convertible notes, you will be deemed to have consented to the proposed amendments to the convertible notes indenture.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to    million of its common shares for any and all of the aggregate principal amount of the outstanding Robbins bonds. For each $1,000 in aggregate principal amount in Robbins bonds plus accrued interest, if any, that you validly tender in the exchange offer, you will receive     common shares of Foster Wheeler Ltd. You may exchange any or all of your Robbins bonds in the exchange offer in increments of $    in principal amount.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $200 million in aggregate principal amount of its new notes in exchange for any and all of its $200 million in aggregate principal amount of its 2005 notes. For each $1,000 aggregate principal amount you validly tender in the exchange offer, you will receive $1,000 aggregate principal amount of new notes. You may tender your 2005 notes only in increments of $1,000 in aggregate principal amount. As described below, if you choose to tender any portion of your 2005 notes, you will be deemed to have consented to the proposed amendments to the 2005 notes indenture.

  Beneficial Ownership After the Exchange Offer

        The following table shows the beneficial ownership of certain categories of holders of Foster Wheeler Ltd.'s common shares after the consummation of the exchange offers.

Title of Security	Aggregate Liquidation or Principal Amount Outstanding at September 26, 2003	Accrued Interest or Dividends Through September 26, 2003	Total Obligation through September 26, 2003	% of Aggregate Principal Amount Having Executed Lock-up Agreement	% Required to Tender for Consummation of Exchange Offer	Total Number of Common Shares to be Issued*	% of Common Shares Outstanding After Exchange Offer*
Existing common shareholders	N/A	N/A	N/A	N/A	N/A	N/A
Trust securities	$175 million
Convertible notes	$210 million
Robbins bonds	$109 million
2005 notes	$200 million					—	—

*
Assuming minimum conditions to the exchange offer are met.

  General

        On the expiration date, Foster Wheeler Ltd. and Foster Wheeler LLC will accept all validly tendered securities and consents which are not withdrawn or revoked before 5:00 p.m., New York City time.

        This prospectus, together with the Trust Securities Letter of Transmittal and Consent, the Convertible Notes Letter of Transmittal and Consent, the Robbins Bonds Letter of Transmittal and the 2005 Notes Letter of Transmittal and Consent, which we refer to collectively as the letters of transmittal, are being sent to you and to others whom Foster Wheeler Ltd. and Foster Wheeler LLC believe to have beneficial interests in the securities.

        You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under Bermuda law. We intend to conduct the exchange offer in compliance with the requirements of the Exchange Act and the rules and regulations of the SEC.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right to purchase or make offers for any securities that remain outstanding after the expiration date, including by having a subsequent offering period or to terminate the exchange offer and consent solicitation and, to the extent permitted by applicable law, purchase securities in the open market in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could (except in the case of a subsequent offering period) differ from the terms of this exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC are not aware of any jurisdiction where the making of the exchange offer or the consent solicitation is not in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the exchange offer or the consent solicitation would not be in compliance with such laws, the exchange offer and the consent solicitation will not be made to (nor will tenders of securities or, in the case of the trust securities or convertible notes, delivery of consents be accepted from or on behalf of) a holder residing in such jurisdiction.

  No Fractional Entitlements

        You may not tender your securities except in the minimum increments denoted above. No fractional shares will be issued in the exchange offer and you will not receive any consideration for any fractional shares you would have otherwise received in the exchange offer.

  Acceptance and Delivery of Common Shares; Other Settlement Matters

        As further described in, and otherwise qualified by, this prospectus, we will accept all securities validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The acceptance for exchange of securities validly tendered and the issuance of common shares or new notes, as the case may be, will be made promptly after the expiration date. Foster Wheeler Ltd. will issue the common shares or Foster Wheeler LLC will deliver the new notes, as the case may be, promptly after the expiration of the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will have accepted your validly tendered securities when it has given oral or written notice to the exchange agent, which will occur promptly after the expiration date. The exchange agent will act as agent for you for the purpose of receiving any and all certificates representing the common shares or new notes, as the case may be, from us. If your tendered securities are not accepted for exchange because of an invalid tender or another valid reason, Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, will return the securities without expense, to you promptly after the expiration date.

        In consideration for Foster Wheeler issuing the common shares and Foster Wheeler LLC issuing the new notes, as the case may be, as contemplated in this prospectus, Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will receive the securities tendered for exchange. The securities surrendered in exchange for the common shares or new notes, as the case may be, will not be reissued or resold. We intend to hold the trust securities we receive in the exchange offer until all of the trust securities are retired. We intend to retire the convertible notes and 2005 notes we receive in the exchange offer. Following the consummation of the exchange offer, Foster Wheeler LLC will no longer have any obligation with respect to the Robbins bonds that are exchanged in the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC expressly reserve the right to terminate the exchange offer and consent solicitation and not accept for exchange any securities not previously accepted for exchange if any of the conditions set forth under "— Conditions to the Exchange Offer" have not been satisfied or waived by Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, or at their option for any reason on or before 5:00 p.m., New York City time, on the expiration date. In all cases, exchange of the securities accepted for exchange and payment of the common shares or new notes, as the case may be, will be made only after timely receipt by the exchange agent of certificates representing the original securities and, in the case of the trust securities and convertible notes, consent to the proposed amendments, or by confirmation of book-entry transfer, together with a properly completed and duly executed letter of transmittal, a manually signed facsimile of the letter of transmittal, or satisfaction of DTC's ATOP procedures, and any other documents required by the letter of transmittal.

        If you wish to exchange more than one class of securities eligible for exchange in the exchange offer, you must properly complete and duly execute each letter of transmittal which corresponds to each such class of securities.

  Delivery of Consent

        Trust Securities.    If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities and to the related guarantee agreement. Your tender of trust securities will be deemed a consent to these proposed amendments.

        Convertible Notes.    If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        2005 Notes.    If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

Trust Securities Consent Solicitation

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the indenture and the guarantee agreement relating to the junior subordinated debentures issued by Foster Wheeler LLC to permit Foster Wheeler LLC to, among other things, pay dividends to its immediate parent even though Foster Wheeler LLC has elected to defer payments in respect of the trust securities. The terms of the indenture and the guarantee agreement prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        If the amendments are approved, Foster Wheeler LLC will be allowed to make, subject to significant restrictions under its senior secured credit agreement and applicable law, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether payments are being deferred on the trust securities. Under the terms of the indenture governing the junior subordinated debentures, Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume payments on the junior subordinated debentures that remain outstanding following the exchange offer.

        Foster Wheeler LLC is also seeking the consent of the holders of the trust securities to amend the terms of the indenture and the guarantee agreement that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least 66 2/3% of the aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Convertible Notes Consent Solicitation

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes that restrict the ability of Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

2005 Notes Consent Solicitation

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes that restrict the ability of Foster Wheeler LLC to incur certain liens without securing the 2005 notes equally and ratably, enter into sale and leaseback transactions. The elimination of the limitation on liens covenant as proposed would eliminate the holders of the 2005 notes rights under the indenture to security currently in place with respect to the 2005 notes.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer.

Expiration Date; Extensions; Termination; Amendments; Subsequent Offering Period

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless we extend the exchange offer. In any event, we will hold the exchange offer open for at least 20 full business days. In order to extend the exchange offer, we will issue a notice on our website (www.fwc.com) and by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right, in their sole discretion to:

  •
  delay accepting your securities;

  •
  extend the exchange offer;

  •
  terminate the exchange offer and consent solicitation, if any of the conditions to the exchange offer have not been satisfied or waived, or for any other reason in their sole discretion, by giving oral or written notice of any delay, extension or termination to the exchange agent, in accordance with the notice procedures described above relating to an extension of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date; and

  •
  amend the terms of the exchange offer in any manner.

        All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer unless the exchange offer is terminated. Foster Wheeler will pay for any securities accepted promptly following the expiration of the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the right, in their sole discretion, to provide for a subsequent offering period after the expiration of the exchange offer. The subsequent offering period will be not less than three business days or more than 20 business days and shall begin on the next business day after the expiration date of the exchange offer. To provide for a subsequent offering period, we will, among other things:

  •
  immediately accept for exchange and promptly exchange (1) common shares for all trust securities, convertible notes or Robbins bonds and (2) new notes for all 2005 notes tendered in the initial exchange offer period;

  •
  announce the results of the exchange offer by issuing a notice on our website (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period;

  •
  exchange (1) common shares for all trust securities, convertible notes, or Robbins bonds, and (2) new notes for all 2005 notes, tendered in the subsequent offering period promptly after the expiration date; and

  •
  offer the same form and amount of consideration to holders of each class of securities in the subsequent offering period that was offered during the initial exchange offer period.

        You will not have the right to withdraw any securities that you tender during any subsequent offering period.

        If we make a material change in the terms of the exchange offer, we will disseminate additional offering materials and extend the exchange offer to the extent required by law, and you will have the right to withdraw your securities. Except as set forth in the next succeeding sentence, the exchange offer will be extended by five business days if there are any material changes to the terms of the exchange offer. If any changes are made to the consideration offered in the exchange offer or in fees paid to the dealer manager or any other entity soliciting on our behalf in the exchange offer, the exchange offer will be extended by ten business days.

        Foster Wheeler Ltd. and Foster Wheeler LLC will not accept for exchange any securities you tender, and no common shares or new notes, as the case may be, will be issued to you in exchange for your securities, if at any time any stop order is threatened or in effect with respect to the registration statement relating to the exchange offer and the issuance or sale of common shares or new notes, as the case may be.

        Notwithstanding any other provision of the exchange offer, we may terminate or amend the exchange offer in our sole discretion at any time prior to expiration of the exchange offer if any of the conditions set forth below are not satisfied or waived. Upon termination of the exchange offer for any reason, any trust securities, convertible notes, Robbins bonds or 2005 notes previously tendered in the exchange offer will be promptly returned to the tendering holders.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon:

  •
  holders of at least    % of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

  •
  holders of at least    % of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

  •
  holders of at least    % of the aggregate principal amount of Robbins bonds having validly tendered, and not validly withdrawn, those Robbins bonds; and

  •
  holders of at least    % of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        The exchange offer does not require the approval of any U.S. federal or state regulatory authorities other than the satisfaction of the registration requirements of the Securities Act, and any applicable state securities laws and the applicable rules under the Exchange Act, nor is it subject to any financing condition.

        We, in our sole and reasonable discretion, may waive any of the conditions to the exchange offer prior to expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any of our rights will not be a waiver of our rights. If we waive a material condition to the exchange offer, we will notify holders of securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.

Procedures for Tendering Your Securities, and Delivering Your Consent to the Proposed Amendments

  General

        Only a holder of securities or the holder's legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to us that authorizes such person, or that person's legal representative or attorney-in-fact, to tender securities on behalf of the holder, may validly tender the securities and, in the case of trust securities or convertible notes, thereby validly deliver a consent to the proposed amendments with respect to those trust securities or convertible notes.

        In order for a holder to receive common shares or new notes, as the case may be, that holder must validly tender its securities pursuant to the exchange offer and not withdraw those securities pursuant to the exchange offer.

        Delivery of securities through DTC and acceptance of an Agent's Message (as defined below) transmitted through DTC's Automated Tender Offer Program, or ATOP, and the method of delivery of all other required documents, is at the election and risk of the person tendering securities and delivering a letter of transmittal and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery of any document is by mail, we suggest that the holder use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

  Tender of Securities and Consent for Trust Securities, Convertible Notes and 2005 Notes

        The tender by a holder of securities pursuant to the procedures set forth below, and the subsequent acceptance of that tender by us, will constitute a binding agreement between that holder and Foster Wheeler Ltd. in accordance with the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal. The tender of securities pursuant to the exchange offer on or prior to the expiration date and in accordance with the procedures described below will, in the case of trust securities, convertible notes or 2005 notes, constitute the delivery of a consent, if applicable, to all of the proposed amendments with respect to the securities tendered.

  Valid Tender

        Except as set forth below, for a holder to validly tender securities and, in the case of the trust securities, convertible notes and 2005 notes deliver consent pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with any signature guarantees and any other document required by the instructions to the letter of transmittal, or a properly transmitted Agent's Message, must be received by the exchange agent at the address set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the expiration date and such trust securities must be transferred pursuant to the procedures for book-entry transfer described under "—Book-Entry Delivery Procedures" below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case prior to 5:00 p.m., New York City time, on the expiration date of the tender offer.

        The letter of transmittal and securities, must be sent only to the exchange agent. Do not send letters of transmittal or securities to Foster Wheeler Ltd., Foster Wheeler LLC, the dealer manager, or the information agent.

        In all cases, notwithstanding any other provision of this prospectus, the exchange of common shares for trust securities, convertible notes or Robbins bonds, and new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) a Book-Entry Confirmation with respect to such securities, (2) the letter of transmittal (or a facsimile thereof) properly completed and duly executed or a properly transmitted Agent's Message and (3) any required signature guarantees and other documents required by the letter of transmittal.

        If you tender less than all your outstanding securities you should fill in the number of securities so tendered in the appropriate box on the letter of transmittal. All of your securities deposited with the exchange agent will be deemed to have been tendered unless otherwise indicated.

  Book-Entry Delivery Procedures

        Within two business days after the date of this prospectus, the exchange agent will establish an account at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the securities may make book-entry delivery of securities by causing DTC to transfer such securities into the exchange agent's account at DTC in accordance with DTC's procedure for such transfer. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute a valid tender of the securities to the exchange agent.

        A letter of transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees, or a properly transmitted Agent's Message, must in any case be transmitted to and received by the exchange agent at one of the addresses set forth on the back cover of this prospectus on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to as a "Book-Entry Confirmation."

  Tender of Securities Held Through DTC

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. DTC has authorized any DTC participant who has securities credited to its DTC account to tender their securities and, in the case of the trust securities and convertible notes, provide consents to the proposed amendments as if it were the beneficial holder. Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer (and thereby tender their securities and, in the case of the trust securities and convertible notes, provide their consent to the proposed amendments) by causing DTC to transfer securities to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send to the exchange agent an Agent's Message which is a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering securities and, in the case of the trust securities and convertible notes, delivering a consent that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal and that we may enforce such agreement against such participant.

        Holders of securities desiring to tender their securities by 5:00 p.m., New York City time, on the expiration date of the exchange offer must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

  Tender of Securities Held Through Custodians

        To validly tender its securities and, in the case of the trust securities and convertible notes, validly deliver its consent pursuant to the exchange offer, a beneficial owner of securities held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, must instruct that holder to tender the beneficial owner's securities and, in the case of the trust securities and convertible notes, deliver the related consent on behalf of the beneficial owner. A letter of instructions is included in the materials provided with this prospectus. The letter to custodians may be used by a beneficial owner to instruct a custodian to tender securities and, in the case of the trust securities and convertible notes, deliver a consent on the beneficial owner's behalf.

        Except with respect to guaranteed delivery procedures described below, unless the securities being tendered are deposited with the exchange agent by 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message, Foster Wheeler Ltd. may, at its option, treat such tender as invalid. Exchange of the (1) common shares for trust securities, convertible notes and Robbins bonds, and (2) new notes for the 2005 notes will be made only against the valid tender of trust securities, convertible notes, Robbins bonds or 2005 notes, as applicable.

  Guaranteed Delivery

        If you wish to exchange your securities and time will not permit your letter of transmittal and all other required documents to reach the exchange agent, or if the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may still exchange your securities if you comply with the following requirements:

  •
  you tender your securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program;

  •
  on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus; and

  •
  the exchange agent receives properly completed and validly executed letter of transmittal (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

  Signature Guarantees

        Signatures on the applicable letter of transmittal a must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those securities who has not completed any of the boxes entitled "Special Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "Eligible Guarantor Institution".

        If the holder of the securities being tendered is a person other than the signer of the related letter of transmittal, or if securities not accepted for exchange or securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the letter of transmittal accompanying the tendered securities must be guaranteed by a Medallion Signature Guarantor as described above.

        The method of delivery of letters of transmittal, any required signature guarantees and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. In all cases, sufficient time should be allowed to ensure timely delivery.

  Effect of a Tender

        By causing an Agent's Message to be transmitted to the exchange agent, or by executing a letter of transmittal as set forth above, and subject to our acceptance for exchange of, and exchange for, the securities tendered, a tendering holder irrevocably sells, assigns and transfers to us, or upon our order, all right, title and interest in and to all those securities and irrevocably constitutes and appoints the exchange agent the true and lawful agent of the tendering holder, with full power of substitution to:

  •
  transfer ownership of the tendered securities on the account books maintained by DTC and deliver all accompanying evidences of transfer and authenticity to Foster Wheeler Ltd., or upon our order, upon receipt by the exchange agent, as the holder's agent, of the (1) common shares issued in exchange for the trust securities, convertible notes and Robbins bonds, or (2) new notes issued in exchange for the 2005 notes; and

  •
  present the tendered securities for transfer on our books and receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered securities all in accordance with the terms of the exchange offer.

  Transfers of Ownership of Tendered Securities

        Beneficial ownership in tendered securities may be transferred by the registered holder by delivering to the exchange agent, at one of its addresses set forth on the back cover of this prospectus, an executed letter of transmittal identifying the name of the person who deposited the securities to be transferred, and completing the special payment instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the transferee of such notes) and the principal amount of the securities to be transferred. If certificates have been identified through a book-entry confirmation with respect to such securities the name of the holder who tendered the securities the name of the transferee and the certificate numbers, if any, relating to such securities should also be provided in the letter of transmittal. A person who succeeds to the beneficial ownership of tendered securities pursuant to the procedures set forth herein will be entitled to receive the common shares or new notes, as the case may be, if securities are accepted for exchange or to receive the tendered securities if the exchange offer is terminated.

  Other Matters

        Notwithstanding any other provision of this prospectus, exchange of (1) common shares for trust securities, convertible notes or Robbins bonds, and (2) new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after receipt by the exchange agent of:

  •
  Book-Entry Confirmation of the transfer of such securities into the exchange agent's account at DTC as described above; and

  •
  a letter of transmittal, or a facsimile of that document, with respect to the tendered securities properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

        A tender of securities pursuant to the procedures described above, and acceptance by us of that tender, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents and the withdrawal or revocation thereof will be determined by Foster Wheeler Ltd. and Foster Wheeler LLC, in our sole discretion, and our determination will be final and binding. Foster Wheeler Ltd. and Foster Wheeler LLC reserve the absolute right to reject any or all tenders of securities or, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents determined by us not to be in proper form or, if the acceptance or exchange for such securities may, in our opinion, be unlawful.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the absolute right to waive any defects, irregularities or contingencies of tenders to particular securities or, in the case of trust securities, convertible notes or 2005 notes, of delivery as to particular consents. Our interpretations of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Any defect or irregularity in connection with tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, consent must be cured within such time as we determine, unless waived by Foster Wheeler Ltd. and Foster Wheeler LLC. Tenders of securities and, in the case of trust securities, convertible notes or 2005 notes, consent shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of Foster Wheeler Ltd., Foster Wheeler LLC, the guarantors, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of securities or in the case of trust securities, convertible notes or 2005 notes, deliveries of consents, or will incur any liability to holders for failure to give any such notice. The dealer manager, the exchange agent, the trustee and the information agent assume no responsibility for the accuracy or completeness of the information contained in this prospectus.

        PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO FOSTER WHEELER LTD., FOSTER WHEELER LLC, THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR DTC.

Withdrawal of Tenders and Revocation of Consents

        Securities tendered on or prior to the expiration date may be withdrawn and, in the case of trust securities, convertible notes and 2005 notes, the related consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the tender offer. Any tendered securities not accepted by the sixtieth business day after commencement of the exchange offer may be withdrawn. Tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, related consents received on or prior to 5:00 p.m., New York City time, on the expiration date will become irrevocable, except as set forth below, at 5:00 p.m., New York City time, on the expiration date of the tender offer, if not validly revoked prior to that time. If we provide for a subsequent offering period, you will not have the right to withdraw any securities tendered previously and not withdrawn or that you tender during that subsequent offering period. Securities tendered during the subsequent offering period will be accepted promptly after the expiration of the subsequent offering period. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments related to the trust securities and the convertible notes will not be executed and will not become effective.

        Prior to the delivery by the exchange agent of consents to the Trustee, Foster Wheeler Ltd. and Foster Wheeler LLC intend to consult with the exchange agent to determine whether the exchange agent has received any revocations of consents, whether such revocations are valid and whether we have received the requisite consents to effect the proposed amendments related to the trust securities, the convertible notes and the 2005 notes. Each of Foster Wheeler Ltd. and Foster Wheeler LLC reserves the right to contest the validity of any such revocations. A purported notice of revocation that is not received by the exchange agent in a timely fashion will not be effective to revoke a consent previously given. You may not revoke any consent without also withdrawing the tender of such trust securities, convertible notes or the 2005 notes.

        Beneficial owners desiring to withdraw securities previously tendered through DTC should contact the DTC participant through which such beneficial owners hold their securities. In order to withdraw securities previously tendered, a DTC participant may, prior to the withdrawal time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph. Registered holders who tendered other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the holder who tendered the securities being withdrawn and the principal amount of the securities being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the securities being withdrawn are held for the account of an Eligible Guarantor Institution. Withdrawal of a prior tender will be effective upon receipt of the notices of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the holder, and notice of withdrawal must be timely received by the exchange agent.

        Withdrawals of tenders of securities may not be rescinded and any securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.

Consequences of Not Participating in the Exchange Offer

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture and the guarantee agreement relating to the trust securities are adopted, you will no longer have the benefit of certain provisions contained in the indenture and guarantee agreement. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under these instruments and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture.

        The terms of the indenture and the guarantee agreement prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures pursuant to the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        If the amendments are approved, Foster Wheeler LLC will be allowed to make, subject to significant restrictions under its senior secured credit agreement and applicable law, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether payments are being deferred on the trust securities. Under the terms of the indenture, Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume payments on the junior subordinated debentures that remain outstanding following the exchange offers.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding which we expect will be until maturity in April 2005.

        If a large enough number of holders of the trust securities decide to participate in the exchange, the liquidity of the trust securities may be impacted and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of provisions contained in the indenture. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler Ltd. were to commit an act constituting an event of default under the terms of the existing indenture. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of provisions contained in the indenture. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture.

        The elimination of the limitation on liens covenant as proposed would eliminate the holders of the 2005 notes rights under the indenture to security currently in place with respect to the 2005 notes.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Dealer Manager

        Subject to the terms and conditions set forth in the dealer manager agreement dated                        , 2004, among Foster Wheeler Ltd., Foster Wheeler LLC, and Rothschild Inc., we have retained Rothschild to act as dealer manager in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has agreed to pay the dealer manager customary fees for its services in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has also agreed to reimburse the dealer manager for certain of its reasonable out-of-pocket expenses incurred in connection with the exchange offer and consent solicitation and to indemnify it against certain liabilities, including certain liabilities under federal securities laws, and will contribute to payments the dealer manager may be required to make in respect thereof.

        The dealer manager and its affiliates may in the future provide investment banking and financial advisory services to Foster Wheeler Ltd. and its affiliates in the ordinary course of business. The dealer manager does not own any of the securities.

        The dealer manager will assist with the mailing of this prospectus and related materials to holders of the securities, respond to inquiries of, and provide information to, holders of securities in connection with the exchange offer, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager, the exchange agent or the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

        In addition to the dealer manager, our directors, officers and regular employees, who will not be specifically compensated for such services, may contact holders personally or by mail, telephone, telex or telegraph regarding the exchange offer and the consent solicitation and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of the securities.

Exchange Agent

        The Bank of New York, London branch has been appointed as exchange agent for the exchange offer and consent solicitation. Questions and requests for assistance, and all correspondence in connection with the exchange offer and consent solicitation, or requests for additional letters of transmittal and any other required documents, may be directed to the exchange agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Information Agent

        Georgeson Shareholder Communications Inc. is serving as information agent in connection with the exchange offer and consent solicitation. The information agent will assist with the mailing of this prospectus and related materials to holders of securities, respond to inquiries of and provide information to holders of securities in connection with the exchange offer and consent solicitation, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager or to the information agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Fees and Expenses of Foster Wheeler

        In addition to the fees and expenses payable to the dealer manager pursuant to the dealer manager agreement described above, we will pay the exchange agent and the information agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in connection with forwarding copies of this prospectus and related documents to the beneficial owners of the securities and in handling or forwarding tenders for exchange and payment. In addition, we will indemnify the exchange agent and the information agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

        The total cash expenditures to be incurred by us in connection with the exchange offer and consent solicitation, including printing, accounting and legal fees, and the fees and expenses of the dealer manager, exchange agent, information agent and the trustee, are estimated to be approximately $                  .

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of securities pursuant to the exchange offer. If, however, common shares issued in exchange for trust securities, convertible notes or Robbins bonds not accepted for tender or new notes issued in exchange for 2005 notes not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the trust securities, convertible notes, Robbins bonds or 2005 notes, as applicable, or if common shares or new notes are to be registered in the name of any person other than the person signing the letter of transmittal or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of securities pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

        Holders that tender their securities directly to the exchange agent do not have to pay a brokerage commission.

THE PROPOSED AMENDMENTS

Trust Securities Amendments

        Foster Wheeler LLC is seeking your consent to amend the provisions described below of the indenture governing the junior subordinated debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I and certain terms of the related guarantee agreement issued by Foster Wheeler LLC and Foster Wheeler Ltd. to FW Preferred Capital Trust I.

        The proposed amendments relating to the trust securities, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC and the trustee and an amended guarantee agreement to be executed by Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee and that will be executed as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments relating to the trust securities will become effective when the supplemental indenture and amended guarantee agreement are executed. The indenture and the guarantee agreement, without giving effect to the proposed amendments, will remain in effect until the proposed amendments become effective. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture and the amended guarantee agreement will not be executed and will not become effective. Copies of the proposed forms of supplemental indenture and amended guarantee agreement have been filed as exhibits to the registration statement for the common shares, of which this prospectus is a part.

        To implement the proposed amendments relating to the trust securities, Foster Wheeler LLC must obtain the consent of both the trustee, as holder of the junior subordinated debentures, and the consent of 66 2/3% in aggregate liquidation amount of the trust securities. Under the declaration of trust, the holders of at least 66 2/3% in aggregate liquidation amount of the trust securities must direct the trustee in writing to give its consent to the proposed amendments, and the trustee may not provide its consent to the proposed amendments unless it is acting at the direction of such liquidation amount of the trust securities. Pursuant to the terms of the guarantee agreement the proposed amendments require the consent of the holders of at least 66 2/3% of the aggregate liquidation amount of the trust securities. Thus, by holders of trust securities returning the letter of transmittal that accompanies this prospectus, you will be directing the trustee to consent to the proposed amendments, as well as providing your own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least 66 2/3% in aggregate liquidation amount of the trust securities, we will implement the proposed amendments relating to the trust securities.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Restrictive Covenants
Section 4.03 of the Indenture (to be deleted)	Reports by the Company. For so long as the debentures are outstanding, this provision requires Foster Wheeler LLC to provide to the trustee and to the holders of the junior subordinated debentures, in summary form, copies of all reports that it files with the Commission and any additional information that it is required by the Commission to file with respect to its compliance with the conditions and covenants set forth in the indenture or, if it is not required to file with the commission provide such information to the Trustee which would have been required pursuant to Section 13 of the Exchange Act.

Section 10.01 of the Indenture (to be deleted)	Limitation on Consolidations; Mergers, Sales, Conveyances and Leases: This provisions restricts the ability of Foster Wheeler LLC to merge with, or sell, convey or lease its assets to, other entities.
Section 7.1 of the First Supplemental Indenture and Section 6.1 of the Guarantee Agreement (to be deleted)
Limitation of Dividends. This provision prohibits Foster Wheeler LLC and its subsidiaries' from paying dividends on any class of Foster Wheeler LLC's capital stock if (1) an event of default under the First Supplemental Indenture has occurred, (2) an event of default under the guarantee agreement has occurred or (3) Foster Wheeler LLC exercises its right to extend its obligation to make interest payments on the junior subordinated debentures.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture and amended guarantee agreement become effective, the proposed amendments relating to the trust securities will be binding on all non-tendering holders of trust securities.

        The indenture and the guarantee agreement relating to the junior subordinated debentures underlying the trust securities will remain in effect in the form in which they currently exist until the proposed amendments relating to the trust securities become effective as described above, whereupon the indenture and the guarantee agreement will be modified as provided in the proposed amendments.

Convertible Notes Amendments

        Foster Wheeler Ltd. is seeking the consent of the holders of convertible notes to amend the provisions described below of the indenture governing the convertible notes.

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee that will be executed as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the convertible notes become effective. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the common shares, of which this prospectus is a part.

        To implement the proposed amendments relating to the convertible notes, Foster Wheeler Ltd. must obtain the consent of holders of at least a majority in aggregate principal amount of the convertible notes. Thus, by returning the letter of transmittal that accompanies this prospectus, you will be providing your own consent to the proposed amendments. If Foster Wheeler Ltd. obtains the consent from at least a majority in aggregate principal amount of the convertible notes, it will implement the proposed amendments relating to the convertible notes.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Section 6.1 of the Indenture (to be deleted)	Company and Guarantor May Consolidate, Etc., Only on Certain Terms. This provision restricts the ability of each of Foster Wheeler Ltd. and Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities.
Section 9.4 of the Indenture (to be deleted)	Reports. For so long as the convertible notes are outstanding, this provision requires Foster Wheeler Ltd. to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the convertible notes will be binding on all non-tendering holders.

        The indenture relating to the convertible notes will remain in effect in the form in which they currently exist until the proposed amendments relating to the convertible notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

2005 Notes Amendments

        Foster Wheeler LLC is seeking the consent of the holders of 2005 notes to amend the provisions described below of the indenture governing the 2005 notes. The proposed amendments to the 2005 notes will not affect the terms of the new notes.

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee that will be executed as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the 2005 notes become effective. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the common shares and new notes, of which this prospectus is a part.

        To implement the proposed amendments relating to the 2005 notes, Foster Wheeler LLC must obtain the consent of holders of at least a majority in aggregate principal amount of the 2005 notes. Thus, by returning the letter of transmittal that accompanies this prospectus, you will be providing your own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least a majority in aggregate principal amount of the 2005 notes, it will implement the proposed amendments relating to the 2005 notes.

Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Section 1004 of the Indenture (to be deleted)	Limitation on Liens. This provision prevents Foster Wheeler LLC and its subsidiaries from incurring any liens on any principal property to secure indebtedness without securing the 2005 notes equally and ratably. The elimination of the limitation on liens covenant as proposed would eliminate the holders of the 2005 notes rights under the indenture to the security currently in place with respect to the 2005 notes. If you do not exchange your 2005 notes for new notes, you will no longer have the benefit of such security.
Section 1005 of the Indenture (to be deleted)	Limitation on Sales and Leasebacks. This provision restricts the ability of Foster Wheeler LLC and its subsidiaries from entering into sale and leaseback transactions.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the 2005 notes will be binding on all non-tendering holders.

        The indenture relating to the 2005 notes will remain in effect in the form in which they currently exist until the proposed amendments relating to the 2005 notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

THE TRUST

        FW Preferred Capital Trust I is a business trust organized under Delaware law pursuant to (1) a declaration of trust, dated as of May 8, 1998, as amended and restated on January 13, 1999, (the "declaration"), executed by Foster Wheeler LLC (formerly known as Foster Wheeler Corporation), and the trustees of such trust and (2) the filing of a certificate of trust with the Secretary of the State of Delaware on May 8, 1998.

        Pursuant to the declaration, the trust has five trustees. The trust's business and affairs are conducted by its trustees, which initially were Harris Trust and Savings Bank, as property trustee, Wilmington Trust Company, as Delaware trustee, and three administrative trustees. The administrative trustees are employees or officers of, or are affiliated with, Foster Wheeler LLC. BNY Midwest Trust Company, an Illinois trust company and successor to the obligations of Harris Trust and Savings Bank, currently acts as property trustee under the amended guarantee agreement.

        Foster Wheeler LLC has the right to appoint, remove and replace the administrative trustees, the property trustee and the Delaware trustee. In certain cases, the holders of a majority in liquidation amount of the trust securities will also have this right as to the property trustee and the Delaware trustee.

        The trust exists for the following purposes only:

  •
  to issue and sell common securities of the trust and the trust securities;

  •
  to use the proceeds from the sale of the common securities of the trust and the trust securities to acquire the junior subordinated debentures; and

  •
  to engage in activities that are directly related to these activities and other activities as are necessary or incidental thereto.

        Under the declaration, the trust shall not, and the trustees of such trust shall cause such trust not to, engage in any activity other than in connection with the purposes of such trust or other than as required or authorized by such declaration.

        Because the trust is established only for the purposes listed above, the junior subordinated debentures are the sole assets of the trust, and the payments under the junior subordinated debentures are the sole source of income to the trust.

        All of the common securities of the trust are owned by Foster Wheeler LLC. The common securities rank equally with the trust securities, and payments on the common securities will be made pro rata with the trust securities, unless Foster Wheeler LLC fails to pay amounts that become due under the junior subordinated debentures and under certain other circumstances. If Foster Wheeler LLC fails to pay these amounts, the trust will be unable to make payments under the common securities of the trust until it satisfies its obligations under the trust securities. We directly or indirectly own all of the common securities of the trust, the total liquidation amount of which is equal to approximately 3% of the total capital of the trust.

        The books and records of the trust are maintained at its principal office and are available for inspection by a holder of the trust securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in such trust during normal business hours.

        The address of the executive offices of the trust is c/o Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

        The trust does not file reports with the Commission under the Exchange Act.

MARKET PRICE INFORMATION

Market Prices for the Trust Securities

        The trust securities were traded on the NYSE under the symbol "FWC-A" until November 14, 2003 and since then have been quoted on the OTC Bulletin Board under the symbol "FWLRP.OB".

        The table below sets forth, for the periods indicated, the high and low market prices for the trust securities as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	22.85	14.31
Second Quarter	22.96	17.40
Third Quarter	20.00	17.40
Fourth Quarter	19.55	13.11
2002
First Quarter	16.89	5.26
Second Quarter	10.15	2.90
Third Quarter	4.65	2.05
Fourth Quarter	2.38	1.35
2003
First Quarter	2.85	1.25
Second Quarter	6.75	2.35
Third Quarter	5.50	1.80
Fourth Quarter	3.25	1.62
2004
First Quarter (through January 12, 2004)	4.50	3.00

        On January 12, 2004, the closing price of the trust securities on the OTC Bulletin Board was $4.50. As of September 26, 2003, there were 7 million shares of trust securities outstanding.

        The trust securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15 and January 15 of each year. Distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding which we expect will be until maturity in April 2005.

Market Prices for the 2005 Notes, Convertible Notes and Robbins Bonds.

        There is no established trading market for the 2005 notes, convertible notes or Robbins bonds.

Market Prices for the Common Shares

        The common shares were traded on the NYSE under the symbol "FWC" until November 14, 2003 and since then, the common shares have been quoted on the OTC Bulletin Board under the symbol "FWLRF.OB".

        The table below sets forth, for the periods indicated, the high and low market prices for the common shares as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	18.70	5.31
Second Quarter	17.70	7.22
Third Quarter	9.50	4.30
Fourth Quarter	5.83	3.93
2002
First Quarter	5.35	1.60
Second Quarter	3.72	1.33
Third Quarter	2.35	1.35
Fourth Quarter	1.90	1.00
2003
First Quarter	1.87	0.85
Second Quarter	3.00	1.20
Third Quarter	2.24	1.07
Fourth Quarter	1.34	0.85
2004
First Quarter (through January 12, 2004)	1.32	1.01

        On January 12, 2004, the closing price of the common shares on the OTC Bulletin Board was $1.32. As of September 26, 2003, there were 40,771,560 common shares outstanding.

        Foster Wheeler Ltd. has not paid dividends on its common shares since July, 2001 and does not anticipate paying any dividends on its common shares in the foreseeable future. Under Bermuda law, Foster Wheeler Ltd. can only pay dividends out of its profits available for that purpose if there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividends would be, unable to pay its liabilities as they become due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. In addition, under the terms of the senior secured credit facility, Foster Wheeler Ltd.'s subsidiaries face restrictions on their ability to pay dividends to Foster Wheeler Ltd. In addition, certain of Foster Wheeler Ltd.'s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties.

DESCRIPTION OF SHARE CAPITAL

        The following description of Foster Wheeler Ltd.'s share capital summarizes certain provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws and of applicable Bermuda law. Such summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors are urged to read those exhibits carefully.

General

        Foster Wheeler Ltd. is an exempted company incorporated under the Companies Act 1981 of Bermuda on 20 December 2000 and registered with the Registrar of Companies in Bermuda under registration number 29761. Foster Wheeler Ltd.'s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda. Our agent for service of process in the United States in connection with this offering is Foster Wheeler LLC, Perryville Office Park, Clinton, NJ 08809-4000, USA.

Share Capital

        The authorized share capital of Foster Wheeler Ltd. consists of 160,000,000 common shares, par value US$1.00 per share and 1,500,000 preferred shares par value US$1.00 per share, 400,000 of which have been designated as Series A Junior Participating Preferred Shares. Upon completion of this exchange, assuming the minimum tender conditions are met, there will be    common shares issued and outstanding, excluding 8,895,251 common shares issuable upon exercise of options granted as of September 26, 2003, and no preferred shares issued and outstanding. All of the issued and outstanding common shares prior to completion of this offering are and will be fully paid, and all of the common shares to be issued in the exchange offer will be issued fully paid.

        Subject to any resolution of the shareholders to the contrary, the board of directors of Foster Wheeler Ltd. is authorized to issue any authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote shares of Foster Wheeler Ltd.

Common Shares

        Foster Wheeler Ltd.'s common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by Foster Wheeler Ltd.'s bye-laws, resolutions to be approved by holders of common shares require approval by an affirmative majority of the votes cast at a meeting at which a quorum is present.

        In the event of the liquidation, dissolution or winding up of Foster Wheeler Ltd., the holders of common shares are entitled to share equally and ratably in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities, subject to any liquidation preference on any outstanding preferred shares.

Preferred Shares

        Foster Wheeler Ltd.'s board of directors may establish one or more series of preferred shares without any further shareholder approval. The board may fix the number, designations, rights, preferences, limitations and voting rights of such series, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to the payment of dividends; and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of Foster Wheeler Ltd.

Dividend Rights

        Foster Wheeler Ltd.'s board of directors may declare and pay dividends or make distributions out of contributed surplus from time to time unless there are reasonable grounds for believing that Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Each common share of Foster Wheeler Ltd. is entitled to dividends if, as and when declared by the board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

Variation of Rights

        The rights attaching to any class of shares, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. The creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Repurchase

        Foster Wheeler Ltd. may repurchase its own shares out of funds legally available for the repurchase of shares. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due. A repurchase of more than 10% of the shares from a shareholder for more than market value requires the prior approval of the board of directors and the holders of a majority of all voting shares.

Transfer of Shares

        Foster Wheeler Ltd.'s fully paid shares are transferable by a transfer form signed by the transferor and delivered to Foster Wheeler Ltd. or its transfer agent together with the certificate, if any, for such shares. Foster Wheeler Ltd.'s board of directors may refuse to register, or otherwise restrict, the transfer of any share if the board believes that the transfer would cause Foster Wheeler Ltd. to violate any applicable law or if the transfer is not in accordance with the bye-laws.

Meetings of Shareholders

        Foster Wheeler Ltd. must convene at least one general meeting of shareholders each calendar year. A general meeting of shareholders may be called by Foster Wheeler Ltd.'s board of directors and a special meeting of shareholders must be called upon the request of not less than 10% of Foster Wheeler Ltd.'s voting shares. Foster Wheeler's bye-laws require not more than 60 and at least 10 days' notice of an annual general meeting must be given to each shareholder entitled to vote at such meeting, and not less than 30 nor more than 60 days' notice of a special general meeting must be given. The quorum required for a general meeting of shareholders is one or more persons present in person and representing in person or by proxy in excess of 50% of Foster Wheeler Ltd.'s issued voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have the right to inspect the public documents of Foster Wheeler Ltd. at the office of the Registrar of Companies in Bermuda. These documents include the memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. Shareholders may inspect Foster Wheeler Ltd.'s bye-laws, minutes of general meetings and the audited financial statements, which must be presented at the annual general meeting. The register of members is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. The register of members must be open for inspection for not less than two hours in any business day (but may be closed for not more than thirty days in a year). Foster Wheeler Ltd.'s register of directors and officers is maintained at its registered office in Bermuda and is open for inspection for not less than two hours in any business day by members of the public without charge.

Election and Removal of Directors

        Foster Wheeler Ltd.'s board of directors may consist of between three and twenty directors. The number of directors within such range is fixed from time to time by the board. Foster Wheeler Ltd.'s board of directors has resolved that, as of April 29, 2003, eight directors will comprise the board of directors and as of December 19 there were only seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

        Any shareholder wishing to nominate for election as a director someone who is not nominated by Foster Wheeler Ltd.'s board of directors must give notice of the intention to nominate the person for election. Such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

        A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Under Foster Wheeler Ltd.'s bye-laws, the board of directors is responsible to fill vacancies on the board and any newly created directorships.

Amendment of Memorandum of Association and Bye-laws

        Foster Wheeler Ltd.'s memorandum of association may be amended by a resolution passed at a duly called general meeting of shareholders. An amendment that alters Foster Wheeler Ltd.'s business objects may require the approval of the Bermuda Minster of Finance, who has discretion to approve such amendments. Upon compliance with applicable Bermuda law, amendments to the memorandum of association may be subjected to review by a Bermuda court by dissenting shareholders holding not less than 20% of the par value of Foster Wheeler Ltd.'s issued capital.

        Foster Wheeler Ltd.'s bye-laws may be amended by resolutions of the board of directors and shareholders, or by the unanimous vote of the shareholders without prior approval of the board. Any proposed amendment to the bye-law relating to removal of directors, however, must be approved by the board and the affirmative vote of at least 75% of the shareholders. Any amendment to vary the rights attached to a class of shares must comply with the bye-law relating to a variation of class rights.

        If any Series A Junior Participating Preferred Shares are issued, the memorandum of association and bye-laws of Foster Wheeler Ltd. may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to effect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class.

Amalgamations and Business Combinations

        Foster Wheeler Ltd.'s bye-laws provide that a merger or an amalgamation must be approved by 66 2/3% of the votes cast at a general meeting of the shareholders at which the quorum shall be one or more persons representing more than 50% of the issued voting shares.

        Certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the acquisition date of such holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following such acquisition date.

Appraisal Rights and Shareholder Suits

        A shareholder who is not satisfied that fair value has been offered for such shareholder's shares on any amalgamation may apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company if the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. A Bermuda court would also be expected to review acts that are alleged to constitute a fraud against the minority shareholders or, any act which requires the approval of a greater percentage of the shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Capitalization of Profits and Reserves

        Pursuant to Foster Wheeler Ltd.'s bye-laws, the board of directors may capitalize any part of the amount of its share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up (1) unissued shares to be allotted as fully paid bonus shares pro-rata to the shareholders; or (2) in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar and Transfer Agent

        Mellon Investor Services LLC serves as registrar and transfer agent of Foster Wheeler Ltd. in the United States.

Untraced Shareholders

        Foster Wheeler Ltd.'s bye-laws provide that the board of directors may forfeit any dividend or bonuses which remain unclaimed for six years from the date of declaration.

Compulsory Acquisition of Shares Held by Minority Holders

        The shares of minority holders may be acquired by certain statutory procedures under the Companies Act 1981 including upon the approval of an arrangement with shareholders in a court supervised process and upon the acquisition of 90% or more of the issued shares or class of shares. Such procedures include:

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  A scheme of arrangement under the Companies Act 1981. Such a scheme could be effected upon the agreement of Foster Wheeler Ltd. and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme. The scheme must then be sanctioned by the Bermuda Supreme Court. If such a scheme receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme.

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  If an acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Anti-Takeover Provisions

        Foster Wheeler Ltd.'s bye-laws have provisions that could have an anti-takeover effect. These provisions of the bye-laws are summarized below.

        Foster Wheeler Ltd.'s board of directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        Foster Wheeler Ltd.'s board of directors consists of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be elected.

        At any annual general meeting of shareholders, the only business that may be conducted is as shall have been brought before the meeting by or at the direction of the board or by any shareholder who complies with certain notice procedures. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice of a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting. Under Bermuda law, not less than one hundred shareholders, or shareholders holding at least 5% of the voting power of Foster Wheeler Ltd., may require Foster Wheeler Ltd. give notice of a resolution that may properly be moved at an annual general meeting, or to circulate to shareholders entitled to notice of any meeting a statement of any proposed resolution or business to be dealt with at that meeting.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Foster Wheeler Ltd.'s common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of voting shares. Under the bye-laws, special general meetings may only be called by a majority of the entire board of directors. Under Bermuda law, a special general meeting must also be called upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote. The bye-laws of Foster Wheeler Ltd. provide that any action to be taken at such a shareholder meeting would require the approval of 100% of the shares eligible to vote at such meeting.

        Foster Wheeler Ltd.'s board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations, rights, preferences, limitations and voting rights, if any, as they consider fit. The board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

        Certain business combinations between Foster Wheeler Ltd. and an interested members are prohibited. Specifically, business combinations between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

        "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

        "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

Certain Provisions of Bermuda Law

        Foster Wheeler Ltd. has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows Foster Wheeler Ltd. to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of Foster Wheeler Ltd.'s common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares of the Company to and between non-residents of Bermuda for exchange control purposes, provided a class of shares of the Company are: (1) listed on an appointed stock exchange, which includes the New York Stock Exchange; (2) quoted in the "Pink Sheets"; or (3) quoted on the OTC Bulletin Board. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity, for example as a trustee, certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, Foster Wheeler Ltd. is not bound to investigate or see to the execution of any such trust. Foster Wheeler Ltd. will take no notice of any trust applicable to any of its shares, whether or not it has been notified of such trust.

COMPARISON OF RIGHTS

        The rights of holders of trust securities are governed by the declaration of trust, the junior subordinated indenture, the guarantee agreement and the Statutory Trust Act of the State of Delaware. The rights of holders of convertible notes are governed by the convertible notes indenture and the global convertible note. The rights of holders of Robbins bonds are governed by the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as trustee, or the Robbins indenture. Upon completion of the exchange offer, holders of trust securities, convertible notes and Robbins bonds who have accepted the exchange offer will become holders of common shares of Foster Wheeler Ltd. The rights of holders of common shares will be governed by the Companies Act and Foster Wheeler Ltd.'s memorandum of association and bye-laws. The term "member" when used under the Companies Act and the memorandum of association and bye-laws of Foster Wheeler Ltd. is used interchangeably with the term "shareholder" in this prospectus.

        The rights of holders of 2005 notes are governed by the 2005 notes indenture and the global senior note. The new notes will have identical terms as the 2005 notes, prior to giving effect to the proposed amendments, except that the 2005 notes mature in 2005 and the new notes will mature in            . Also, if Foster Wheeler LLC obtains the consent of the holders of at least a majority of the aggregate principal amount of the 2005 notes in the consent solicitation, the rights of holders of the 2005 notes under the indenture to the security currently in place with respect to the 2005 notes will be eliminated, whereas the new notes will continue to be secured.

        There are many differences between the rights of holders of trust securities under Delaware law, holders of convertible notes issued under an indenture governed by New York law and the rights of holders of Robbins bonds issued under the Robbins indenture governed by Illinois law, and supported by the exit funding agreement which is governed by New York law, on the one hand, and the rights of security holders under Bermuda law, on the other hand, which is modeled after the corporate laws of England. In addition, there are differences between the governing documents of FW Preferred Capital Trust I and Foster Wheeler LLC, on the one hand, and Foster Wheeler Ltd., on the other hand.

        The following discussion is a summary of the material differences between the rights of holders of trust securities, convertible notes and Robbins bonds and holders of common shares. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from the laws generally applicable to holders of trust securities, convertible notes and Robbins bonds and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Statutory Trust Act, the declaration of trust, the indentures, the global notes, and each of Foster Wheeler Ltd.'s and Foster Wheeler LLC's governing documents.

Trust Securities

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Common Shares
Shareholders' Meetings

Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.
Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.

The administrative trustees shall call a meeting of the holders of a class of trust securities if directed to do so by the holders of at least 10% of the aggregate liquidation amount of such class.
Quorum
There are no quorum requirements for meetings of holders of trust securities.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least seven days and not more than 60 days before the date of such meeting.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees

If an event of default under the junior subordinated indenture has occurred and is continuing, the holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust.

In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.

Approval Requirements Generally

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may not be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.	Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder.

No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures, without the prior consent of (1) each holder of the trust securities, in the case of an amendment to (A) change the stated maturity on the debentures, reduce the rate or extend the time of payment of interest on, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, or impair or affect the right of any holder thereof to institute suit for payment thereof, (B) reduce the percentage of holders of debentures of any series required for amendments to the junior subordinated indenture or the junior subordinated debentures or (C) modify provisions of the junior subordinated indenture relating to (i) the direction of proceedings by holders of the junior subordinated debentures for any remedy available to the trustee (ii) waiver of defaults under the junior subordinated indenture or (iii) the amendment provisions discussed in this paragraph, except to increase any such percentage or to provide that certain other provisions cannot be modified without the consent of each holder or (2) 66 2/3% of the aggregate liquidation amount of the trust securities voting together as a single class, in the case of other amendments to the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3% of the aggregate liquidation amount of the trust securities.

Amendment of Constitutional Documents and Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, (2) result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the Declaration of Trust, (3) change the amount or timing of any distribution of the trust securities or common securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities or common securities of the trust as of a specified date, or (4) restrict the right of a holder of trust securities or common securities of the trust to institute suit for the enforcement of any such payment on or after such date, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.
Any amendment that would adversely affect only the trust securities or the common securities of the trust must be approved by a majority of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid distributions to the date upon which the voting percentages are determined) of such class affected thereby.
Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments and certain amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board of directors, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of all of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Foster Wheeler Ltd.'s bye-laws also provide that the memorandum of association and the bye-laws may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to effect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class.
Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of the Foster Wheeler LLC or with the consent of the administrative trustees, or if there are more than two, a majority of the administrative trustees and without the consent of the holders of the trust securities or common securities of the trust, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.

Dissenters' Rights
Holders of trust securities do not have dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Foster Wheeler LLC on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Foster Wheeler LLC defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

The holders are entitled to receive cumulative cash distributions at an annual rate of 9%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 and January 15 of each year, beginning April 15, 1999.

Repurchase and Redemptions

The trust will redeem all of the trust securities when the junior subordinated debentures are paid at maturity on January 15, 2029. In addition, if Foster Wheeler LLC redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.

Foster Wheeler LLC has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after January 15, 2004; and (2) at any time, if Foster Wheeler LLC receives an opinion of counsel as to certain changes in tax or investment company law or regulations, provided Foster Wheeler LLC chooses to redeem within 90 days of the occurrence of the receipt of the opinion. If Foster Wheeler LLC redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.
Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a new issue of shares made for the purposes of the repurchase; or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Foster Wheeler LLC to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Foster Wheeler LLC for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Foster Wheeler LLC may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Foster Wheeler LLC will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Foster Wheeler LLC to such holder of trust securities in such action. Consequently, Foster Wheeler LLC will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Guarantees
The obligations of the trust are guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. The guarantees rank junior in right of payment to all liabilities of the guarantors.	The common shares are not guaranteed by any entity.
Derivative Suits

The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Foster Wheeler LLC to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.
Indemnification of Directors, Officers and Trustees

Foster Wheeler LLC has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of FW Preferred Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.
Under the Companies Act, a company is permitted to indemnify any officer or director against (i) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (ii) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud or dishonesty. The bye-laws of Foster Wheeler Ltd. provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd., except with respect to fraud, dishonesty or willful misconduct.

Limited Liability of Directors and Officers

Except as expressly set forth in the declaration of trust, the guarantee agreement and the terms of the trust securities, the officers and directors of Foster Wheeler LLC: (1) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the trust securities which shall be made solely from assets of the trust; and (2) shall not be required to pay to the trust or to any holder of trust securities any deficit upon dissolution of the trust or otherwise.
Under the Companies Act, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Foster Wheeler Ltd.'s bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on Foster Wheeler Ltd.'s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
Inspection of Books and Records

Each holder of trust securities has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the trust, from time to time upon reasonable demand for any purpose reasonably related to the holder's interest in the trust, business and financial records of the trust.
Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

Convertible Notes

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares
Shareholders' Meetings

A meeting of the holders of convertible notes may be called by the Trustee, the Company or holders of at least 10% in aggregate principal amount of convertible notes to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by holders of the convertible notes.

Notice of every meeting will be given not less than 21 days nor more than 180 days prior to the meeting date and will set forth the time and place of such meeting and the action proposed to be taken.
Under Bermuda Law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the convertible notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act
Notice of Meetings

A special meeting of holders of convertible notes may be called by the holders of at least 10% in aggregate principal amount of the convertible notes, upon not less than 21 days or more than 180 days notice.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
Holders of the convertible notes do not have the right to elect or remove directors.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.
Approval Requirements Generally
Changes Requiring Majority Approval The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:		Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder.
•	with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or
•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note, or
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City.
Amendment of Constitutional Documents and Terms of Securities

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:

        •    with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or

        •
by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.

Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments and certain amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of all of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Foster Wheeler Ltd.'s bye-laws also provide that the memorandum of association and the bye-laws may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to effect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class.
Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:
•	change the maturity of the principal of or any installment of interest on any convertible note (including any payment of liquidated damages),
•	reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any convertible note,
•	change the currency of payment of such convertible note or interest thereon,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note,
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City,

•
except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the convertible notes,
•	modify the subordination provisions of the indenture or the guarantee of Foster Wheeler LLC in a manner adverse to the holders of convertible notes,
•	modify the redemption provisions of the indenture in a manner adverse to the holders of convertible notes,
•	reduce the percentage in aggregate principal amount of convertible notes outstanding necessary to modify or amend the indenture or to waive any past default, or
•
reduce the percentage in aggregate principal amount of convertible notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of convertible notes at which a resolution is adopted.
Approval of Business Combinations

The consent of holders of at least a majority in aggregate principal amount of the convertible notes is needed for Foster Wheeler Ltd. or Foster Wheeler LLC to consolidate, merge or transfer substantially all of their assets and properties to a person that is not a U.S. or Bermuda corporation, partnership or trust.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.
Dissenters' Rights
Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd., subject to certain limitations.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

The convertible notes bear interest from May 31, 2001 at a rate of 6.50% per year, payable semi-annually on June 1 and December 1 of each year, subject to adjustment upon the occurrence of a change of control involving Foster Wheeler Ltd. or an issuance of rights or warrants to purchase common shares of Foster Wheeler Ltd. below the current market value of the common shares.

Foster Wheeler Ltd. will not pay interest on any note that is converted into common shares of Foster Wheeler Ltd.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.
Repurchase and Redemptions

The convertible notes are redeemable in whole or in part at the option of Foster Wheeler Ltd. beginning June 1, 2004. The aggregate amount of unpaid principal and interest outstanding on the convertible notes is due in full on June 1, 2007.

Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd.

Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a new issue of shares made for the purposes of the repurchase; or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.

Enforcement Rights

If Foster Wheeler Ltd. (1) fails to pay any amount due on the convertible notes, including principal, premium, if any, or interest, (2) fails to perform any provision contained in the indenture, (3) upon notice from the trustee or at least 25% in aggregate principal amount of the holders of the convertible notes, defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness, or if Foster Wheeler LLC defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness, in amount in excess of $15 million or (4) the guarantee of Foster Wheeler LLC ceases to be in full force or effect, then the trustee or the holders of at least 25% in aggregate principal amount of the convertible notes may declare the convertible notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

If Foster Wheeler Ltd. files for bankruptcy or similar proceeding, the aggregate principal amount of all the notes and the interest thereon shall become immediately due and payable.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Guarantees

The convertible notes are fully and unconditionally guaranteed as to principal, premium, if any, and interest by Foster Wheeler LLC. If Foster Wheeler Ltd. defaults in the payment of the principal of, or premium, if any, or interest on the convertible notes when and as the same becomes due, Foster Wheeler LLC is required to promptly pay such amount in full. In addition, Foster Wheeler LLC has guaranteed all other obligations of Foster Wheeler Ltd. under the convertible notes, including the obligation to deliver common shares of Foster Wheeler Ltd. upon conversion by a holder.	The common shares are not guaranteed by any entity.

The convertible notes are general unsecured obligations of Foster Wheeler Ltd., subordinated in right of payment to all of its existing and future debt and are effectively subordinated to all indebtedness and liabilities of all subsidiaries of Foster Wheeler Ltd.
The guarantee is subordinate to the prior payment of all senior debt of Foster Wheeler LLC.

Robbins Bonds

Provision Applicable to Holders of Robbins Bonds	Provision Applicable to Holders of Common Shares
Shareholders' Meetings

Holders of Robbins bonds are not entitled to attend meetings of shareholders or other organizational meetings of Foster Wheeler LLC, Robbins Resource Recovery Partners, L.P., which we refer to as RRRP, the trustee or the Village of Robbins, Cook County, Illinois, unless they are entitled to attend under other applicable law.
Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees

Holders of a majority in aggregate principal amount of the Robbins bonds may remove the trustee by notifying the trustee in writing and may appoint a successor trustee with the prior written consent of the issuer of the Robbins bonds.
In the event of the resignation of the trustee, the issuer of the Robbins bonds shall appoint a successor trustee and provide notice to the holders of the Robbins bonds. Holders of a majority in aggregate principal amount of the Robbins bonds may remove the successor trustee and appoint a new, successor trustee within one year of its appointment by notifying the issuer of the Robbins bonds, the trustee and RRRP.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.
Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.
A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.

Approval Requirements Generally
Holders of the Robbins bonds do not have voting rights with regard to the organization or management of Foster Wheeler LLC, RRRP, or the issuer of the Robbins bonds.	Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder.
Holders of a majority in aggregate principal amount of Robbins bonds can generally direct the trustee's actions under the indenture governing the Robbins bonds.
Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds.

No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date without the consent of each holder so affected, (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, (3) effect a privilege or priority of any bond or bonds over any other bond.

The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:
•	the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;
•	clarification of ambiguity in the documents;
•	any other modification that will not adversely affect the interests of any holders of Robbins bonds;
•	the issuance of additional bonds;
•	the appointment of a successor trustee;
•
to make changes required by rating agencies as a condition to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or
•	to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.
Amendment of Constitutional Documents and Terms of Securities

Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds.
No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date without the consent of each holder so affected, (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, (3) effect a privilege or priority of any bond or bonds over any other bond.
The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:

        •    the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;

        •
    clarification of ambiguity in the documents;

        •
    any other modification that will not adversely affect the interests of any holders of Robbins bonds;

        •
    the issuance of additional bonds;

        •
    the appointment of a successor trustee;

        •
    to make changes required by rating agencies as a conditio to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or

        •
to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.

Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments and certain amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance.
Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd.
If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of all of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.
Foster Wheeler Ltd.'s bye-laws also provide that the memorandum of association and the bye-laws may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to effect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class.

Approval of Business Combinations

The exit funding agreement limits the ability of Foster Wheeler LLC to, among other things, merge or consolidate with any other entity, change its form of organization, liquidate or dissolve itself, or sell or transfer all, or substantially all, of its assets without assumption by the surviving entity of Foster Wheeler LLC's obligations under the exit funding agreement.
Holders of Robbins bonds do not have the right to approve a business combination of either the issuer of the Robbins bonds or RRRP.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.
Dissenters' Rights
Holder of Robbins bonds do not have any dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and one or more of its wholly-owned subsidiaries or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.

Distributions and Dividends

Series 1999 C Bonds bear interest at a rate of 7.25% per year, payable semi-annually on April 15 and October 15 of each year, subject to prior redemption.
Series 1999 D Bonds accrete interest on their original principal amount at a yield to maturity of 7.00% and in accordance with amounts set forth in the Robbins indenture.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.
Repurchase and Redemptions

The aggregate amount of unpaid principal and interest outstanding on the Series 1999 C Bonds matures, subject to prior redemption, on the following dates and in the following amounts: (1) $17,845,000 on October 15, 2009 and (2) $75,155,000 on October 15, 2024.
The aggregate amount of unpaid principal and interest outstanding on the Series 1999 D Bonds matures on October 15, 2009.
RRRP can redeem the Robbins bonds prior to maturity at a redemption price of 100% of the principal amount of the Robbins bonds, plus accrued interest, if any, as of the redemption date.

Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (i) capital paid-up on the shares in question; (ii) proceeds of a new issue of shares made for the purposes of the repurchase; or (iii) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchasing may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Non-RRRP Redemptions
Sinking Fund Installment
The Series 1999 C Bonds are subject to partial redemption on October 15 of each year, beginning October 15, 2000, by application of the trustee of funds on deposit in a sinking fund.
Determination of Taxability

The Robbins bonds are subject to special mandatory redemption within 180 days of the occurrence of (1) a final determination by the Internal Revenue Service or a court of competent jurisdiction or (2) a determination by RRRP or Foster Wheeler LLC, that, as a result of any event, the interest payable on the Robbins bonds is includable for federal income tax purposes in the gross income of an owner or former owner of the Robbins bonds. In the event of a special mandatory redemption, the Robbins bonds are subject to redemption at a redemption price of 100% of the principal amount of such bonds.

Damage, Condemnation or Loss of Title

The Robbins bonds are subject to partial redemption by application of moneys transferred from insurance and condemnation proceeds account upon the damage, condemnation, or loss of title of the recovery facility.
Retail Rate Litigation Proceeds
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys transferred from the Retail Rate Litigation Proceeds Fund.
Liquidation of DBT Trust Agreement
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys paid to the Trustee from the DBT Trust Agreement.
"Change in Use" Redemption

The Robbins bonds are subject to redemption, in whole or in part, at the option of the issuer of the Robbins bonds on the date that is 10 1/2 years after the initial exchange date at a redemption price of 100% of the principal amount of the Robbins bonds being redeemed, plus accrued interest, if any, if there is to be a "change in use" effected under Treasury Regulation Section 1.141-12.
Enforcement Rights

In the event that the issuer of the Robbins bonds defaults in the due and punctual payment of principal or interest on the Robbins bonds, which we refer to as a Robbins default, the holders of a majority in aggregate principal amount of Robbins bonds may declare the principal of the accrued interest on the outstanding Robbins bonds to be immediately due and payable.

In the event that Foster Wheeler LLC defaults under the exit funding agreement, the trustee shall immediately declare an amount equal to all exit payments due under the exit funding agreement to be immediately due and payable.

The holder of a majority in aggregate principal amount of Robbins bonds may direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The remedies available to the trustee are limited to: (1) enforcement of the exit funding agreement against Foster Wheeler LLC to pay the principal and interest on the Robbins bonds and (2) application of the funds in the various bond accounts to pay the principal and interest on the Robbins bonds.

The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The statements set forth in the description below, insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Foster Wheeler Ltd.'s counsel, King & Spalding LLP, as to the material U.S. federal income tax considerations of the exchange offer (subject to the qualifications and limitations set forth in such statements or stated herein, and except as to matters where it is explicitly stated that no opinion will be given) generally applicable to (1) holders of trust securities, convertible notes or Robbins bonds, which we refer to as the securities, who hold the securities as capital assets, and (2) holders of common shares who hold such common shares as capital assets and who acquire such common shares pursuant to the exchange offer. No opinion is expressed with respect to factual matters or determinations, or any statements regarding positions to be taken by Foster Wheeler Ltd. with respect to the exchange offer or the consent solicitation, or concerning any law other than the federal income tax law of the United States. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

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  insurance companies;

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  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  holders that hold securities or common shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders, as defined below, that have a functional currency other than the U.S. dollar;

  •
  holders that actually or constructively own 10 percent or more of our voting stock; or

  •
  non-U.S. holders, as defined below, that are U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies," or "foreign personal holding companies."

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the disposition of securities pursuant to the exchange offer or the acquisition, ownership or disposition of common shares. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

        For purposes of this description, a U.S. holder is a beneficial owner of securities or common shares who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A non-U.S. holder is a beneficial owner of securities or common shares that is not a United States person and not a partnership for U.S. federal income tax purposes.

        If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds the securities or common shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

U.S. Holders

Exchange of Trust Securities for Common Shares

  Exchanging Holders

        The exchange of trust securities for common shares pursuant to the exchange offer will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. holder of trust securities, you will recognize net gain or loss on such exchange in an amount equal to the difference between the fair market value of the common shares received in the exchange offer and your adjusted tax basis in the trust securities exchanged. Because you will not receive any common shares in payment of accrued but unpaid original issue discount, you may be able to recognize an ordinary loss in an amount equal to accrued but unpaid original issue discount that you have previously included in your gross income with respect to your trust securities. Subject to the possibility of recognizing such an ordinary loss and to the discussion below relating to U.S. holders of trust securities with market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. holder that has held trust securities for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess, subject to a de minimis exception, as of the date of your acquisition of a trust security, of (1) the security's stated redemption price at maturity, or, if you acquired a trust security after we began deferring payments on the trust securities, the issue price of the trust security increased by the aggregate amount of original issue discount includible in the gross income of holders of the trust security for periods prior to your acquisition, over (2) your tax basis in the trust security. Market discount, if any, accrues from the date you purchase a trust security until its final maturity.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you as described above generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in common shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

  Non-Exchanging Holders

        If you are a U.S. holder of trust securities and you do not exchange your trust securities for common shares pursuant to the exchange offer, you would be deemed to exchange your trust securities for new trust securities if the proposed amendments to trust securities indenture and related agreements are adopted and constitute a significant modification of the trust securities for U.S. federal income tax purposes. Whether the proposed amendments constitute a significant modification is a factual issue. Whether the proposed amendments constitute a significant modification is a factual issue. Foster Wheeler Ltd. intends to take the position that the proposed amendments do not constitute a significant modification of the trust securities.

        If the proposed amendments do constitute a significant modification, and thus result in a deemed exchange of trust securities for new trust securities, you generally would not recognize taxable gain or loss if the deemed exchange qualifies as a tax-free "recapitalization." If, however, the deemed exchange does not qualify as a recapitalization and is taxable, you would recognize gain or loss based on the difference between your amount realized and your tax basis in trust securities. Your amount realized would be either (1) the face amount of the trust securities (which could be substantially in excess of their fair market value) or (2) the fair market value of the trust securities on the date of the deemed exchange. Qualification of the deemed exchange as a recapitalization and the appropriate measure for determining your amount realized would depend upon facts and circumstances existing at the time of the deemed exchange.

        The new trust securities deemed received in any deemed exchange, whether or not taxable, could be treated as issued with original issue discount in an amount equal to the excess of their face amount over their fair market value. This excess, which would be greater than the current amount of original issue discount on the trust securities, would be includible in your income over the term of the new trust securities in addition to the stated interest on the securities.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification and the potential tax consequences to you, in your particular situation, of any deemed exchange of trust securities.

Exchange of Convertible Notes for Common Shares

  Exchanging Holders

        Classification of Notes as Securities.    The federal income tax consequences to holders who exchange their convertible notes for common shares will depend upon whether the convertible notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Code or applicable Treasury regulations and has not been clearly defined by court decisions. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. Foster Wheeler Ltd. intends to take the position that the convertible notes should be treated as "securities" for U.S. federal income tax purposes. However, due to the lack of clear authority with respect to this issue, the treatment of the notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue. Holders are urged to consult their own tax advisors regarding the classification of the convertible notes as "securities" for U.S. federal income tax purposes.

        Notes Treated as Securities.    If the convertible notes constitute securities for U.S. federal income tax purposes, the exchange of convertible notes for common shares pursuant to the exchange offer will be a tax-free "recapitalization" for U.S. federal income tax purposes. Accordingly, if you are a U.S. holder of convertible notes, you generally will not recognize gain or loss on the receipt of common shares in exchange for your convertible notes. However, if you are a U.S. holder that will own

5 percent or more of our stock, by vote or value, immediately after the exchange, you may be subject to tax on the exchange unless you enter into a "gain recognition agreement" with the IRS with respect to the convertible notes exchanged. Such holders should consult their own tax advisors.

        Under regulations to be prescribed by the Treasury Department, any accrued market discount on your convertible notes, to the extent not previously included by you as ordinary income, must be treated as ordinary income upon your sale or other taxable disposition of the common shares received in exchange for those convertible notes. Market discount is the excess, as of the date of your acquisition of a convertible note, of the note's stated redemption price at maturity over your tax basis in the note, subject to a de minimis rule. Market discount, if any, accrues from the date you purchase a convertible note until its final maturity.

        If you are a U.S. holder, (1) your aggregate initial tax basis of the common shares received in the exchange generally would be the same as the aggregate tax basis of the convertible notes exchanged, and (2) your holding period in the common shares generally would include the period during which you held the convertible notes.

        Notes Not Treated as Securities.    If it is determined that the convertible notes are not "securities," the exchange of convertible notes for common shares should be a taxable event for U.S. federal income tax purposes. In that case, if you are a U.S. holder of convertible notes, you will recognize net gain or loss on such exchange in an amount equal to the difference between the fair market value of the common shares received in the exchange offer and your adjusted tax basis in the convertible notes exchanged. Subject to the discussion below relating to U.S. holders of convertible notes with market discount, and provided that we are not a passive foreign investment company, as described below under "Passive Foreign Investment Company Rules", any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. holder that has held convertible notes for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you as described above generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in common shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

  Non-Exchanging Holders

        If you are a U.S. holder of convertible notes and you do not exchange your convertible notes for common shares pursuant to the exchange offer, you would be deemed to exchange your convertible notes for new convertible notes if the proposed amendments to the indenture governing the convertible notes are adopted and constitute a significant modification of the convertible notes for U.S. federal income tax purposes. Whether the proposed amendments to the indenture constitute a significant modification is a factual issue. Foster Wheeler Ltd. intends to take the position that the proposed amendments do not constitute a significant modification of the convertible notes.

        If the proposed amendments do constitute a significant modification, and thus result in a deemed exchange, such a deemed exchange would likely be a taxable event for U.S. federal income tax purposes. In this case, you generally would be subject to consequences similar to those described above under "Notes Not Treated as Securities," except that for purposes of determining your gain or loss on the deemed exchange, your amount realized would be either (1) the face amount of the convertible notes which could be substantially in excess of their fair market value or (2) the fair market value of the convertible notes on the date of the deemed exchange. The appropriate measure for determining your amount realized would depend upon facts and circumstances existing at the time of the deemed exchange. The new convertible notes deemed received in the exchange could be treated as issued with original issue discount in an amount equal to the excess of their face amount over their fair market value. This excess would be includible in your income over the term of the new convertible notes.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification and the potential tax consequences to you, in your particular situation, of any deemed exchange of convertible notes.

Exchange of Robbins Bonds for Common Shares

  Exchanging Holders

        The exchange of Robbins bonds for common shares pursuant to the exchange offer will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. holder of Robbins bonds, you generally will recognize gain or loss on such exchange in an amount equal to the difference between the fair market value of the common shares received in the exchange offer and your adjusted tax basis in the Robbins bonds exchanged. Subject to the discussion below relating to U.S. holders of Robbins bonds with market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. holder that has held Robbins bonds for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess, as of the date of your acquisition of a Robbins bond, of the bond's stated redemption price at maturity over your tax basis in the bond, subject to a de minimis rule. Market discount, if any, accrues from the date you purchase a Robbins bond until its final maturity.

        Capital gain or loss, if any, and any ordinary income attributable to market discount recognized by you on the exchange of Robbins bonds for common shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in common shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

  Non-Exchanging Holders

        We have confirmed with Sidley, Austin, Brown & Wood LLP, special tax counsel, that if you are a U.S. holder of Robbins Bonds and you do not exchange your Robbins Bonds for common shares pursuant to the exchange offer, you will continue to be exempt from U.S. federal income taxation with respect to interest on the Robbins Bonds in the same manner as before the exchange offer.

Ownership of Common Shares

  Distributions

        We have not paid a dividend on our common stock since July, 2001 and have no intention of paying any dividends on our common stock in the foreseeable future. If we were to pay dividends in the future, they would be subject to U.S. federal income tax in the manner described below.

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. holder, the gross amount of any distribution made to you with respect to your common shares would be includible in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such dividends would not be eligible for the dividends received deduction generally allowed to corporate U.S. holders. To the extent, if any, that the amount of any distribution exceeded our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of your adjusted tax basis in your common shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under U.S. federal income tax principles.

        If you are a U.S. holder, any dividends paid to you with respect to your common shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. holders, a portion of such dividends would be treated as U.S. source income to the extent paid out of earnings and profits from U.S. sources. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends that we distribute generally would constitute "passive income," or, in the case of certain U.S. holders, "financial services income."

        Under recently enacted legislation, certain dividend income received by non-corporate U.S. taxpayers from domestic corporations or "qualified foreign corporations" is eligible to be taxed at reduced rates. However, because Foster Wheeler Ltd. currently is not a qualified foreign corporation, as defined in the Code, dividends on the common shares would not qualify for such reduced rates and would be taxed at ordinary income rates.

  Sale or Exchange of Common Shares

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. holder, you generally will recognize gain or loss on the sale or exchange of your common shares equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your common shares. Such gain or loss generally will be capital gain or loss, except that gain, if any, recognized by a holder that received such common shares in exchange for convertible notes in a tax-free recapitalization will be treated as ordinary income to the extent the gain is attributable to accrued market discount. Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        We believe that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, and thus that the common shares issued pursuant to the exchange offer should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If the common shares were treated as stock of a PFIC, gain realized on the sale or other disposition of the common shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions", if any, received on the common shares ratably over your holding period for the common shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year.

Non-U.S. Holders

Exchange of Securities for Common Shares

        If you are a non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of securities for common shares or, if you are a non-tendering holder of securities, on any deemed exchange of securities resulting from the modification of such securities unless:

  •
  the exchange or deemed exchange is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  either

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

Ownership of Common Shares

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a non-U.S. holder, dividends, if any, paid to you generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the dividends are attributable, and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

        In addition, subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," you generally will not be subject to U.S. federal income or withholding tax on any income or gain realized on the sale or exchange of such common shares unless:

  •
  such income or gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, common shares made within the United States to a holder of common shares, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, common shares within the United States to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of the trust securities, convertible notes or Robbins bonds for common shares and the acquisition, ownership and disposition of common shares. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of the exchange offer and of owning common shares.

LEGAL MATTERS

        The validity of the new notes and the guarantees will be passed upon for Foster Wheeler Ltd. and Foster Wheeler LLC by King & Spalding LLP, New York, New York. The validity of the common shares and the corporate authority of Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. to issue the guarantees will be passed upon by Bermuda counsel, Conyers Dill & Pearman.

EXPERTS

        The consolidated financial statements of Foster Wheeler Ltd. as of December 27, 2002 and December 28, 2001 and for each of the three years in the period ended December 27, 2002 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Annual Report on Form 10-K/A-2 for the year ended December 27, 2002 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding the revision of the consolidated financial statements to include additional disclosure and to correct disclosures required by Rule 3-10 of Regulation S-X of the Securities and Exchange Commission as described in Notes 24a, 24b and 24c, the restatement of Foster Wheeler Ltd.'s 2001 and 2000 consolidated financial statements to correctly account for certain of the Company's benefit plans in accordance with Statement of Financial Accounting Standard, or SFAS, No. 106, "Employers' Accounting for Postretirement Benefit" as described in Notes 2 and 25 to the consolidated financial statements, the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 2 to the financial statements and for the substantial doubt about Foster Wheeler Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of:

  •
  Foster Wheeler LLC at December 27, 2002 and December 28, 2001 and for each of the three years in the period ended December 27, 2002;

  •
  Foster Wheeler International Holdings, Inc. at December 27, 2002 and December 28, 2001 and for each of the three years in the period ended December 27, 2002;

  •
  Foster Wheeler International Corporation at December 27, 2002 and December 28, 2001 and for each of the three years in the period ended December 27, 2002;

  •
  Foster Wheeler Europe Ltd. at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002;

  •
  Foster Wheeler Funding LLC at December 27, 2002 and the period from August 13, 2002 (inception) through December 27, 2002;

  •
  Financial Services S.a.r.l. at December 31, 2002 and 2001, the year ended December 31, 2002 and the period from May 25, 2001 (inception) through December 31, 2001;

  •
  FW Technology Holdings LLC at December 27, 2002 and December 28, 2001, for each of the two years in the period ended December 27, 2002 and the period from October 19, 2000 (inception) through December 29, 2000; and

  •
  FW Hungary Licensing LLC at December 31, 2002 and 2001, for each of the two years in the period ended December 31, 2002 and the period from December 1, 2000 (inception) through December 31, 2000,

incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Annual Report on Form 10-K/A-2 for the year ended December 27, 2002 have been so incorporated in reliance on the reports (which each contain an explanatory paragraph regarding the substantial doubt about the ability of each entity to continue as a going concern as described in Note 2 to each of the financial statements and for Foster Wheeler LLC, explanatory paragraphs regarding the restatement of Foster Wheeler Ltd.'s 2001 and 2000 consolidated financial statements to correctly account for certain of the Company's benefit plans in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefit" as described in Notes 3 and 24 to the consolidated financial statements and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of FW Netherlands CV as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Current Report on Form 8-K filed on December 19, 2003 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 4 to the financial statements and for the substantial doubt about FW Netherlands CV's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        In connection with the securities offered by this prospectus, Foster Wheeler LLC, Foster Wheeler Ltd. and certain subsidiary guarantors have filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our shares, and Foster Wheeler Ltd., you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        Foster Wheeler Ltd. is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler LLC and the subsidiary guarantors is included in the notes to Foster Wheeler Ltd.'s consolidated financial statements incorporated by reference into this prospectus.

        You may read and copy any document Foster Wheeler Ltd. files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

        A copy of this prospectus will be filed with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Bermuda Registrar of Companies does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

  •
  Foster Wheeler Ltd.'s annual report on Form 10-K for the year ended December 27, 2002 filed on March 25, 2003, as amended by its annual report on Form 10-K/A, filed on June 20, 2003 and its annual report on Form 10-K/A-2 filed on December 19, 2003.

  •
  Foster Wheeler Ltd.'s quarterly reports on Form 10-Q for the quarters ended (1) March 28, 2003 filed on May 12, 2003, as amended by its quarterly report on Form 10-Q/A, filed on December 19, 2003, (2) June 27, 2003 filed on August 8, 2003, as amended by its quarterly report on Form 10-Q/A, filed on December 19, 2003 and (3) September 26, 2003, filed on November 10, 2003, as amended by its quarterly report on Form 10-Q/A, filed on December 19, 2003.

  •
  Foster Wheeler Ltd.'s current reports on Form 8-K filed on March 11, 2003 (except with respect to information provided under Item 9 therein), April 7, 2003 (solely with respect to the first, fourth, and sixth paragraphs of Exhibit 99.1 thereto), July 15, 2003 (other than the Report of Independent Accountants and Consent of Independent Accountants contained therein), as amended by its current report on Form 8-K/A filed on December 19, 2003, July 15, 2003, November 10, 2003 (containing information provided under Item 5 therein), November 14, 2003, and December 19, 2003.

  •
  The description of Foster Wheeler Ltd.'s common shares contained in its registration statement on Form 8-A filed on April 26, 2002.

        We will deliver copies of our latest annual report on Form 10-K and quarterly report on Form 10-Q together with this prospectus. You may also request a copy of these filings at no cost, by writing or calling us at:

  Foster Wheeler Ltd.
  Perryville Corporate Park
  Clinton, New Jersey 08809-4000
  Attn: Lisa Fries Gardner
  Telephone: (908) 730-4000
  Facsimile: (908) 730-5300

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for            , 2004. This means you must request this information no later than            , 2004.

ENFORCEMENT OF CIVIL LIABILITIES

        Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against it in United States courts. Foster Wheeler Ltd. has irrevocably agreed that it may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

        Foster Wheeler Ltd. has been advised by Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. It has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  (1)
  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

  (2)
  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

        A Bermuda court may impose civil liability on Foster Wheeler Ltd., or its directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

FOSTER WHEELER LTD.

Offer to Exchange Common Shares
for
Any and All outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC

and

Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007 issued by
Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

Any and all outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust
dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central
Florida, National Association, as Trustee)

Including in each case Accrued Interest or Dividends

Solicitation of Consents to Proposed Amendments to

the Junior Subordinated Indenture Relating to the 9.00% Junior Subordinated Deferrable Interest
Debentures, Series I of Foster Wheeler LLC and the Guarantee Agreement Relating to the 9.00% Preferred
Securities, Series I of FW Preferred Capital Trust I

and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007.

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Shareholders call toll free (800) 891-3214

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is operative. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, Preliminary Prospectus dated January 13, 2004

PROSPECTUS
Dated                         , 2004

FOSTER WHEELER LLC

Offer to Exchange 6 3/4% Senior Notes due            issued by Foster Wheeler LLC and
Guaranteed by Foster Wheeler Ltd. and the subsidiary guarantors for

any and all outstanding 6 3/4% Senior Notes due 2005 issued by Foster Wheeler LLC and Guaranteed by Foster Wheeler Ltd. and the subsidiary guarantors.

Solicitation of Consents to Proposed Amendments to
the Indenture Relating to the 6 3/4% Senior Notes Due 2005

        Each holder of 6 3/4% senior notes due 2005 issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd. and the subsidiary guarantors named in this prospectus, or the 2005 notes, will receive $1,000 in principal amount of new notes for each $1,000 in principal amount of 2005 notes tendered in the exchange offer and not withdrawn.

        The new notes will be:

  •
  the senior secured indebtedness of Foster Wheeler LLC;

  •
  secured on terms identical to the 2005 notes before giving effect to the proposed amendments as described in this prospectus; and

  •
  fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors.

        The new notes will have substantially identical terms as the 2005 notes before giving effect to the proposed amendments, except that the 2005 notes mature in 2005 and the new notes will mature in                  .

        We are also offering to exchange common shares of Foster Wheeler Ltd. for any and all outstanding 9.00% Preferred Securities, Series I, issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security) and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, or the trust securities, any and all outstanding 6.50% convertible subordinated notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC, or the convertible notes, and any and all outstanding Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee), or the Robbins bonds, including in each case accrued interest or dividends, by means of a separate prospectus.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 15.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on                    , 2004, which we refer to as the expiration date, unless extended by us. You may revoke your tender and your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        The new notes will not be listed on any national securities exchange and, currently, there is no established public trading market for the new notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offer and consent solicitation is:

Rothschild Inc.

[ALTERNATE TABLE OF CONTENTS PAGE FOR NEW NOTES PROSPECTUS]

Presentation of Information
Summary
Risk Factors
Forward Looking Statements
Capitalization
Unaudited Pro Forma Condensed Consolidated Financial Statements
Selected Financial Data
Ratio of Earnings to Fixed Charges
Use of Proceeds
Accounting Treatment of Exchange Offer
The Exchange Offer and the Consent Solicitation
The Proposed Amendments
The Trust
Market Price Information
Description of Notes
Comparison of Rights
U.S. Federal Income Tax Considerations
Legal Matters
Experts
Where You Can Find More Information About Us
Incorporation of Documents by Reference
Enforcement of Civil Liabilities

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal and consent. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the dealer manager or any other party involved in the exchange offer. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

PRESENTATION OF INFORMATION

        The new notes will be issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed herein. Foster Wheeler LLC, Foster Wheeler Holdings Ltd. and the subsidiary guarantors are indirectly wholly owned subsidiaries of Foster Wheeler Ltd. Foster Wheeler Ltd. has included consolidating financial information relating to the guarantors on a combined basis in the notes to its consolidated financial statements incorporated by reference in this prospectus. Except as the context otherwise requires, the terms "we," "us," "our" and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS (to be added to the end of the summary section of the base prospectus)]

Terms of the new notes

        The following is a summary of the material terms of the new notes. You should carefully read this entire prospectus, including "Description of the New Notes."

Issuer	Foster Wheeler LLC
Securities	$200,000,000 aggregate principal amount of the 6 3/4% Senior Notes due ,
Maturity	,
Interest Payment Dates	Semi-annually on May 15 and November 15 of each year, commencing , 2004.
Guarantees
The notes will be jointly and severally guaranteed by Foster Wheeler Ltd. and the subsidiary guarantors and such other subsidiaries which may become additional guarantors under the guaranty from time to time pursuant to the guaranty agreement.
Security	The new notes will be secured on terms identical to the 2005 notes before giving effect to the proposed amendments relating to the 2005 notes as described in this prospectus.
Ranking
The new notes will be senior secured obligations of Foster Wheeler LLC. The new notes will have a security interest in the stock and debt of Foster Wheeler LLC's subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under Foster Wheeler's senior secured credit facility. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement. The proceeds held or received by the collateral agent in respect of any sale of collateral securing the new notes will be applied first, to all obligations in respect of the term loans and any letters of credit, which were collectively $185,900,000 at September 26, 2003, and thereafter, on a pro rata basis, to all obligations in respect of all revolving credit borrowings, secured hedging agreements, and secured cash management agreements, which were collectively $69,000,000 at September 26, 2003, and the new notes.
Redemption	The new notes will not be redeemable prior to maturity.
Certain Covenants	The indenture governing the new notes will contain covenants restricting the incurrence of liens, sale and leaseback transactions and the incurrence of debt by restricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions, which are described in this prospectus under the heading "Description of New Notes".

 [ALTERNATE SECTION FOR NEW NOTES PROSPECTUS (to be added to the beginning of risk factor section in base prospectus)]

Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer

Our high levels of debt and significant interest payment obligations could limit the funds we have available to fulfill our obligations with respect to the new notes.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of September 26, 2003, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1,088 million, $198 million of which was comprised of limited recourse project debt of special purpose subsidiaries, and $                                           million on a pro forma basis after giving effect to this exchange offer. This debt includes $128.6 million of debt under the senior secured credit agreement, $200 million of debt under the 2005 notes, $210 million of convertible notes, $175 million of trust securities and $109 million of Robbins bonds. In addition, our senior secured credit agreement requires us either to repay $100 million of indebtedness thereunder by March 31, 2004 or in the alternative pay a fee of up to approximately $14 million and increase our annual interest rate on our borrowings thereunder by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. As of September 26, 2003, on a pro forma basis giving effect to the exchange offer, our total consolidated debt was $                                           million. We may not have sufficient funds available to pay any of this long-term debt upon maturity or our obligations with respect to the new notes.

        The terms of the indenture relating to the new notes will allow us to incur additional indebtedness, subject to certain limitations. Any such additional debt could increase the risks associated with our substantial leverage.

        For a discussion of the impact of our indebtedness on our business, see "Risk Factors Relating to our Business—Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business."

The indenture relating to the new notes and our various debt agreements impose on us significant operating and financial restrictions, which may prevent us from fulfilling our obligations with respect to the new notes.

        The indenture relating to the new notes and our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement would have a material adverse effect on our financial condition and operations and result in defaults under the terms of the new notes and our other indebtedness. In addition to not being able to fulfill our obligations under the new notes, we would not be able to repay such other indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern.

        For a discussion of the impact of our various debt agreements on our business, see "Risk Factors Relating to our Business—Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business."

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds to fulfill our obligations with respect to the new notes.

        Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of September 26, 2003, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of $1,088 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. As of September 26, 2003, we had cash, cash equivalents, short-term investments and restricted cash of approximately $470 million, of which approximately $349 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $68 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdiction of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fulfill our obligations with respect to the new notes.

        For a discussion of the impact of cash flows on our business, see "Risk Factors Relating to Our Business—Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern."

Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd. or the subsidiary guarantors of the new notes, which would interfere with the payment on the guarantees.

        U.S. federal bankruptcy law and comparable state statutes and Bermuda law may allow courts, upon the bankruptcy or financial difficulty of Foster Wheeler Ltd. or a subsidiary guarantor to void the guarantees of Foster Wheeler Ltd. or a subsidiary guarantor. If a court voids a guarantee or holds it unenforceable, you will cease to be a creditor of, and you may be required to return payments received from, the issuer or the relevant guarantor. In the alternative, the court could subordinate the new notes or the relevant guarantee (including all payments thereunder) to all other debt of the issuer or the relevant guarantor. The court could take these actions if, among other things, the issuer or the relevant guarantor, at the time they incurred the debt evidenced by the new notes or its guarantee:

  •
  incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the debt; and, at the time it issued the guarantee:

  •
  was insolvent or was rendered insolvent by reason of the incurrence; or

  •
  was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

    •
    was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

        The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

  •
  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

  •
  the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

  •
  the debtor could not pay its debts as they become due.

If there is a default with regards to our obligations under the new notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit facility and the holders of the new notes.

        The rights of the holders of the new notes with respect to the collateral securing the new notes will be limited pursuant to the terms of the security agreement. The senior secured credit facility will be secured by the same collateral that secures the new notes. Although the lenders under our senior secured credit facility and the holders of the new notes will share in the proceeds of this collateral, the lenders providing term loans and letters of credit under our senior secured credit facility will be entitled to receive proceeds from any realization of such collateral to repay the term loan and the letter of credit obligations in full before the holders of the new notes. After payment in full of the obligations under the term loans and the letters of credit, any remaining proceeds from the collateral will be used to repay on a ratable basis obligations under the revolving loans, secured hedging agreements, secured management agreements, and the new notes.

        We cannot assure you that the value of the collateral securing the senior secured credit facility and the new notes will be sufficient to repay in full all indebtedness outstanding under the senior secured credit facility and the new notes. After the payment in full of amounts due under the term loan and letters of credit issued pursuant to the senior secured credit facility, any claim for the shortfall between the amount realized by the holders of the new notes from the sales of such collateral securing the new notes and our obligations under the new notes will be an unsecured claim against our remaining assets.

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from any sale of the collateral may be insufficient to satisfy the amounts outstanding under the new notes after payment in full of all obligations under the term loan and letters of credit issued pursuant to our senior secured credit facility. If such proceeds are not sufficient to repay amounts outstanding under the new notes, then holders of the new notes, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim against our remaining assets. As of September 26, 2003 we had $128.6 million of debt under the senior secured credit agreement.

Bankruptcy laws may limit your ability to realize value from the collateral securing the new notes.

        The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the new notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

  •
  how long payments under the new notes could be delayed following commencement of a bankruptcy case;

  •
  whether or when the collateral agent could repossess or dispose of the collateral;

  •
  the value of the collateral at the time of the bankruptcy petition; or

  •
  whether or to what extent holders of the new notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the new notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Foster Wheeler Ltd. and certain guarantors of the new notes are holding companies with no significant independent operations and no significant assets except capital stock of their respective subsidiaries. As a result, these guarantors of the new notes would be unable to meet their obligations if Foster Wheeler LLC fails to make payment of interest or principal on the new notes.

        Foster Wheeler Ltd. and certain guarantors of the new notes are holding companies with no independent operations and no significant assets other than the capital stock of their respective subsidiaries. They are therefore dependent upon the receipt of dividends or other distributions from their subsidiaries to fund any obligations that they incur, including obligations under their guarantee of the new notes. Accordingly, if Foster Wheeler LLC should at any time be unable to pay interest on or principal of the new notes, it is highly unlikely that Foster Wheeler Ltd. or other holding company guarantors will be able to meet their obligations under their guarantees.

An active trading market for the new notes may not develop, which could reduce their value.

        The new notes are a new issue of securities for us for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. No market for the new notes may develop, and any market that develops may not last. If the new notes are traded, they may trade at a discount from their price at the time of the exchange offer, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the price at which you may be able to sell the new notes may be less than the price at which you exchange them for your 2005 notes.

[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS]

DESCRIPTION OF THE NEW NOTES

        The following description of the terms of the new notes offered in the exchange for our 2005 notes in this exchange offer is a summary of the material provisions of the indenture and does not restate that agreement in its entirety. You should read the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act, in its entirety for provisions that may be important to you. You can obtain a copy of the indenture by following the directions set forth under the heading "Where You Can Find More Information About Us."

General

        The new notes will be issued under an indenture among Foster Wheeler LLC, Foster Wheeler Ltd., the subsidiary guarantors named therein and BNY Midwest Trust Company, as trustee, and will constitute a separate series under the indenture. The new notes will bear interest at the rate of 6 3/4% per annum and will mature on                        ,             . The new notes will be issued in fully registered form only and in denominations of $1,000 and integral multiples thereof. The new notes will be secured as described herein.

        Interest on the new notes will be paid from                        , 2004 and will be payable semiannually on each May 15 and November 15, commencing                        , 2004, to the persons in whose names the new notes are registered at the close of business on the last day of the month preceding such interest payment date, prior to the payment date, at the annual rate set forth on the cover page of this prospectus. Interest on any new notes issued in definitive form as described in "Book-Entry System" below will be payable at the office of the trustee, or at such other place or places as may be designated pursuant to the indenture, provided that Foster Wheeler LLC, at its option, may pay interest other than interest due at maturity by check mailed to the registered holders. At the maturity of the new notes, the principal thereof, together with accrued interest thereon, will be payable in immediately available funds upon surrender thereof at the office of the trustee or at such other place or places as may be designated pursuant to the indenture.

        The new notes will not be redeemable prior to maturity and will not be subject to any sinking fund.

        The indenture governing the new notes does not limit the amount of debt securities that may be issued thereunder and provides that additional debt securities may be issued in one or more series thereunder up to the aggregate principal amount that may be authorized from time to time by Foster Wheeler LLC's board of directors.

Guarantees

        The new notes will be guaranteed, jointly and severally, by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Equipment Consultants, Inc., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler Power Group, Inc., Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., FW Technologies Holding LLC, HFM International, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc. and Perryville III Trust and such other subsidiaries that may become additional guarantors under the guaranty from time to time pursuant to the guaranty agreement. We collectively refer to these guarantors as the guarantors. If Foster Wheeler LLC defaults in the payment when due of the principal of, premium, if any, and interest on, the new notes, each of the guarantors will be fully and unconditionally liable to pay the principal of, premium, if any, and interest on, the new notes.

        The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

        The guarantee of a guarantor will be released if such guarantor is released from its guarantee under the senior secured credit agreement.

Ranking

        The new notes will be senior secured obligations and will rank equally in right of payment with all of Foster Wheeler LLC's existing and future senior indebtedness. The guarantees will be senior secured obligations of Foster Wheeler Ltd. and the subsidiary guarantors and will rank equally in right of payment with all of their respective existing and future senior indebtedness. As of September 26, 2003, there was $129 million outstanding under the senior secured credit agreement.

Security

        The new notes will be secured by a security interest in all shares of stock and debt of Foster Wheeler LLC's subsidiaries and any facility owned by Foster Wheeler LLC or any of its subsidiaries, the gross book value of which exceeds 1% of the consolidated net tangible assets of Foster Wheeler LLC and its subsidiaries, in each case to the extent that such shares of stock, debt and facilities secure obligations under the senior secured credit facility.

        If either (1) the maturity of the new notes is accelerated pursuant to the terms of the indenture governing the new notes or the principal of the new notes is not paid at maturity and, in each case, such condition continues for 60 consecutive days, and holders representing a majority in aggregate principal amount of the new notes have so instructed the collateral agent or (2) any event of default under the credit agreement has occurred and the required lenders have so instructed the collateral agent, the collateral agent may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, including selling the collateral and applying the proceeds to satisfy obligations under the senior secured credit agreement and the new notes. The proceeds held or received by the collateral agent in respect of any such sale will be applied first, to all obligations in respect of the term loans and any letters of credit, which were collectively $185,900,000 at September 26, 2003, and thereafter, on a pro rata basis, to all obligations in respect of all revolving credit borrowings, secured hedging agreements, and secured cash management agreements, which were collectively $69,00,000 at September 26, 2003, and the new notes.

        The security interest of the new notes will be released upon payment in full of all obligations under the senior secured credit agreement and the new notes.

Certain Covenants of Foster Wheeler LLC

  Limitation on Liens

        Foster Wheeler LLC will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any debt secured after the issuance date of the new notes by pledge of, or mortgage or other lien, any principal property of Foster Wheeler LLC or any subsidiary, or any shares of stock or debt of any subsidiary without effectively providing that the new notes together with, if Foster Wheeler LLC shall so determine, any other debt of Foster Wheeler LLC or such subsidiary then existing or thereafter created which is not subordinate to the new notes shall be secured equally and ratably with or, at the option of Foster Wheeler LLC, prior to such secured debt, so long as such secured debt shall be so secured, unless after giving effect thereto, the aggregate principal amount of all such secured debt then outstanding which would otherwise be prohibited, plus all attributable debt of Foster Wheeler LLC and its subsidiaries in respect of sale and leaseback transactions, as defined in "—Restrictions on Sales and Leasebacks," occurring after the issuance date of the new notes and existing at such time which would otherwise be prohibited by the covenant described in "—Restrictions on Sales and Leasebacks", would not exceed 5% of consolidated net tangible assets. This restriction does not apply to, and there shall be excluded in computing secured debt for the purpose of such restriction, debt secured by:

          (1)   liens on property, capital stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, or to secure the payment of all or any part of the purchase price or construction cost or commencement of operation thereof or to secure any debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition of such property or shares or debt, the completion of any such construction and the commencement of operation for the purpose of financing all or any part of the purchase price or construction cost or commencement of operation thereof, provided that any such liens shall only extend to the above-described property or property on which the above described property is situated;

          (2)   liens on property of, or on any shares of stock or debt of, any corporation or other person existing at the time such corporation becomes a restricted subsidiary;

          (3)   liens on property of, or on any shares of capital stock or debt of any corporation or other person existing at the time such corporation or other person is merged into or consolidated with Foster Wheeler LLC or a restricted subsidiary or at the time of sale, lease or other disposition of all or substantially all the properties of a corporation or other person to Foster Wheeler LLC;

          (4)   liens (a)(i) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or (ii) in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute, or (b)(i) for taxes, assessments or governmental charges or levies in each case not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (ii) for materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other like liens, or deposits to obtain the release of such liens;

          (5)   liens on any property or assets of any restricted subsidiary to secure debt owing by it to Foster Wheeler LLC or any other restricted subsidiary;

          (6)   liens arising out of judgments or awards against Foster Wheeler LLC or any subsidiary that Foster Wheeler LLC or such subsidiary is contesting in good faith;

          (7)   liens made in favor of any customer arising in the ordinary course of business of Foster Wheeler LLC or any subsidiary in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer;

          (8)   liens existing at the issuance date of the new notes;

          (9)   liens created to secure project debt, but only to the extent that any such lien does not extend beyond the assets, contractual rights and revenues of such project and the capital stock of the corporation owning such project, and any extension, renewal, refunding, replacement or refinancing, or successive extensions, renewals, replacements, refundings or refinancings, as a whole or in part of any liens referred to in this clause (9); and

          (10) Any extension, renewal, refunding or replacement, or successive extensions, renewals, refundings or replacements, as a whole or in part, of any lien referred to in the foregoing clauses (1) through (3) and (8), inclusive; provided, however, that (a) such extension, renewal, refunding or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed, refunded or replaced plus improvements on such property and (b) the debt secured by such lien at such time is not increased.

  Restrictions on Sales and Leasebacks

        Foster Wheeler LLC will not, and will not permit any subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor, not including Foster Wheeler LLC or any subsidiary, or to which any such lender or investor is a party, providing for the leasing by Foster Wheeler LLC or any such subsidiary of any principal property which has been owned and operated by Foster Wheeler LLC or such subsidiary for more than 180 days and which has been sold or transferred by Foster Wheeler LLC or such subsidiary to such lender or investor or to any person to whom funds have been advanced by such lender or investor, each of which we refer to as a sale and leaseback transaction, unless, after giving effect thereto, the aggregate amount of all attributable debt of Foster Wheeler LLC and its subsidiaries in respect of such sale and leaseback transactions occurring after the date of the indenture and existing at such time which would otherwise be prohibited under the covenant described in "—Restrictions on Sales and Leasebacks" plus all secured debt then outstanding of Foster Wheeler LLC and its subsidiaries incurred after the date of the indenture which would otherwise be prohibited by the covenant described in "—Limitation on Liens", would not exceed 5% of consolidated net tangible assets. This restriction does not apply to, and there shall be excluded from attributable debt in any computation under such restriction, attributable debt with respect to any sale and leaseback transaction under any of the following circumstances:

          (1)   the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years; or

          (2)   the property which is the subject of the sale and leaseback transaction is property capable of being subject to a lien described in clauses (1), (2), (3), (8) or (9) in the covenant described in "—Limitation on Liens"; or

          (3)   Foster Wheeler LLC or a subsidiary, within 180 days after the sale or transfer shall have been made by Foster Wheeler LLC or by any such subsidiary, applies an amount equal to the lesser of:

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      attributable debt or

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      the net proceeds of any such sale or transfer to (a) the acquisition of other principal property of equal fair market value, as determined by the board of directors, or (b) the retirement of indebtedness for pari passu borrowed money.

  Limitation on Debt Incurred by Restricted Subsidiaries

        Foster Wheeler LLC will not permit any restricted subsidiary to directly or indirectly incur, assume or suffer to exist any debt, unless, after giving effect thereto, the aggregate amount of then outstanding debt incurred by all restricted subsidiaries, excluding all secured debt and attributable debt in respect of sale and leaseback transactions, shall not exceed 10% of consolidated net tangible assets. The immediately preceding sentence shall not apply to the incurrence or issuance of:

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  existing debt,

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  working debt,

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  debt of a restricted subsidiary which represents the assumption by such restricted subsidiary of debt of another restricted subsidiary as a result of the merger or acquisition of such restricted subsidiary,

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  debt of any corporation existing at the time such corporation becomes a restricted subsidiary,

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  permitted secured debt and

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  project debt which does not constitute secured debt.

Events of Default

        The following are events of default with respect to the new notes:

          (1)   default in the payment of any installment of interest, if any, upon any of the new notes as and when it shall become due and payable, and continuance of such default for a period of 30 days; or

          (2)   default in the payment of the principal of, or any premium on, any of the new notes as and when the same shall become due and payable either at stated maturity, upon redemption, by declaration or otherwise; or

          (3)   default in the performance, or breach, of any covenant of Foster Wheeler LLC in the indenture and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of at least 25% in principal amount of the new notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the indenture; or

          (4)   default resulting in acceleration of or failure to pay at maturity (a) other debt of Foster Wheeler LLC or debt that Foster Wheeler LLC has guaranteed where the aggregate principal amount so accelerated exceeds $15 million or (b) debt of any subsidiary which Foster Wheeler LLC has directly assumed or on which Foster Wheeler LLC has otherwise become directly liable as a result of the exercise of remedies upon the occurrence of a default by such subsidiary in the performance of its obligations under any agreement guaranteed by Foster Wheeler LLC in a principal amount of $15 million or more; without such involuntary acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of at least 25% in aggregate principal amount of the new notes then outstanding a written notice specifying such default and requiring Foster Wheeler LLC to cause such acceleration to be rescinded or annulled and stating that such notice is a notice of default under the indenture; provided, however, that, if such default shall be remedied or cured by Foster Wheeler LLC or waived by the holders of such indebtedness before any judgment or decree for the payment of money due shall have been obtained or entered, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without any action on the part of the trustee or any of the holders; or

          (5)   a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Foster Wheeler LLC in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Foster Wheeler LLC or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (6)   Foster Wheeler LLC shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law then or thereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Foster Wheeler LLC or for all or substantially all of its property, or make any general assignment for the benefit of creditors.

        If an event of default with respect to the new notes at the time outstanding occurs and is continuing, then, and in each and every such case, unless the principal of all of the new notes shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the new notes, by notice in writing to Foster Wheeler LLC and to the trustee if given by holders, may declare the entire principal amount of all of the new notes and any premium and interest accrued thereon to be due and payable immediately, and upon any such declaration such principal amount or specified amount and any premium and interest accrued thereon shall become immediately due and payable.

        However, at any time after a declaration of acceleration with respect to the new notes has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of may, under certain circumstances, rescind and annul such acceleration. See "—Modification and Waiver" below.

        The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for indemnification of the trustee, the holders of a majority in principal amount of the new notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the new notes.

        Foster Wheeler LLC is required to furnish to the trustee annually a statement as to the performance by Foster Wheeler LLC of certain of its obligations under the indenture and as to any default in such performance.

Modification and Waiver

        Modifications and amendments of the indenture may be made by Foster Wheeler LLC, the Guarantors and the trustee with the consent of the holders of a majority in principal amount of the new notes; provided, however, that no such modification or amendment may, without the consent of the holder of each of the new notes:

          (1)   change the stated maturity of the principal, or any installment of principal of or interest on, any of the new notes;

          (2)   reduce the principal amount thereof, or reduce any premium thereof or change the time of payment of any premium thereon;

          (3)   reduce the rate or change the time of payment of interest thereon, if any;

          (4)   change the place or currency of payment of principal of, or any premium or interest thereon;

          (5)   reduce the amount of principal of any discount security payable upon acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

          (6)   impair, if applicable, any right of repayment at the option of the holder;

          (7)   impair the right to institute suit for the enforcement of any payment on or with respect to any the new notes; or

          (8)   reduce the percentage in principal amount of outstanding new notes, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        The holders of a majority in aggregate principal amount of the outstanding new notes may on behalf of the holders of the new notes waive, insofar as that series is concerned, compliance by Foster Wheeler LLC with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding new notes may, on behalf of the holders of all new notes, direct the trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it and may waive any past default under the indenture with respect to the new notes, except a default not theretofore cured in the payment of the principal of or premium, if any or interest on any new notes or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each of the outstanding new notes.

        The indenture contains provisions permitting Foster Wheeler LLC and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the new notes in order:

          (1)   to evidence the succession of another corporation to Foster Wheeler LLC and the assumption of the covenants of Foster Wheeler LLC by a successor to Foster Wheeler LLC;

          (2)   to add to the covenants of Foster Wheeler LLC or surrender any right or power of Foster Wheeler LLC;

          (3)   to add additional events of default with respect to the new notes;

          (4)   to provide additional security for the new notes;

          (5)   to evidence and provide for a successor trustee; and

          (6)   to cure any ambiguity or correct any mistake or to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of any holder of the new notes.

Consolidation, Merger and Sale of Assets

        Foster Wheeler LLC may not consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any person, and any other person may not consolidate or merge with or into, Foster Wheeler LLC, unless:

          (1)   the person, if other than Foster Wheeler LLC formed by such consolidation or into which Foster Wheeler LLC is merged or which acquires or leases all or substantially all the assets of Foster Wheeler LLC is organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Company's obligations under the new notes and under the indenture;

          (2)   immediately after giving effect to such transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing, provided that a transaction will only be deemed to be in violation of this condition:

          (3)   as to the new notes as to which such event of default or such event shall have occurred and be continuing; and

          (4)   certain other conditions are met.

Satisfaction, Discharge, and Defeasance Prior To Maturity or Redemption

  Covenant Defeasance

        If Foster Wheeler LLC shall deposit with the trustee, in trust, at or before maturity or redemption of the new notes, money and/or government obligations in such amounts and maturing at such times such that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal, and premium, if any, and each installment of principal of, and premium, if any, and interest on the new notes at the stated maturity of such principal or installment of principal or interest, as the case may be, then Foster Wheeler LLC may omit to comply with certain of the terms of the indenture with respect to the new notes, including any or all of the restrictive covenants described above, and the events of default described in clauses (3) and (4) under "Events of Default" shall not apply. Defeasance of the new notes is subject to the satisfaction of certain conditions, including among others:

          (1)   the absence of an event of default or event which, with notice or lapse of time, would become an event of default at the date of the deposit;

          (2)   the delivery to the trustee by Foster Wheeler LLC of an opinion of counsel to the effect that holders of the new notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

          (3)   such covenant defeasance will not cause any of the new notes then listed on any nationally recognized securities exchange to be delisted;

          (4)   that such covenant defeasance will not result in a breach of, or constitute a default under, any instrument by which Foster Wheeler LLC is bound and;

          (5)   such covenant defeasance shall not cause the trustee for the new notes to have a "conflicting interest" for purposes of the Trust Indenture Act with respect to any securities of Foster Wheeler LLC.

  Defeasance of the New Notes

        Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, Foster Wheeler LLC may also omit to comply with its obligation to duly and punctually pay the principal, premium, if any, and interest on the new notes, and any events of default with respect thereto shall not apply, and thereafter, the holders of the new notes shall be entitled only to payment out of the money or securities deposited with the trustee. Such conditions include among others:

          (1)   the absence of an event of default or event which, with notice or lapse of time, would become an event of default at the date of the deposit;

          (2)   the delivery to the trustee by Foster Wheeler LLC of an opinion of counsel, which refers to or is based on a ruling of the Internal Revenue Service or a change in the applicable United States Federal income tax law occurring after the date of the indenture, to the effect that holders of the new notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance, and will be subject to United States Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (3)   such defeasance will not cause any new notes then listed on any nationally recognized securities exchange to be delisted;

          (4)   that such defeasance will not result in a breach of, or constitute a default under, any instrument by which Foster Wheeler LLC is bound; and

          (5)   such defeasance shall not cause the trustee for the new notes to have a conflicting interest for the purpose of the Trust Indenture Act with respect to any securities of Foster Wheeler LLC.

        The indenture and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        BNY Midwest Trust Company is the trustee under the indenture and has been appointed by Foster Wheeler LLC as initial security registrar and paying agent with regard to the new notes. Foster Wheeler LLC has customary banking relationships with the trustee and certain of its affiliates in the ordinary course of business.

Certain Definitions

        "Attributable debt" is defined to mean as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum, compounded semi-annually, implicit in the terms of such lease, as determined in good faith by Foster Wheeler LLC. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Consolidated net tangible assets" is defined to mean the aggregate amount of assets after deducting:

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  all current liabilities and

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  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recently prepared balance sheet of Foster Wheeler LLC and its consolidated subsidiaries and computed in accordance with United States generally accepted accounting principles.

        "Corporation" includes corporations, partnerships, associations, companies, joint-stock companies and business trusts.

        "Debt" with respect to any person is defined to mean:

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  any debt (1) for money borrowed, or (2) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a person in the ordinary course of business in connection with the obtaining of materials or services, or (3) which is a direct or indirect obligation which arises as a result of banker's acceptances;

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  any debt of others described in the preceding bullet which such person has guaranteed or for which it is otherwise directly liable;

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  the obligation of such person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and

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  any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding three bullets; provided, however, that, in computing the debt of any person, there shall be excluded any particular debt if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money, or evidence of debt if permitted by the instrument creating such debt, in the necessary amount to pay, redeem or satisfy such debt as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such person.

        "Existing Debt" is defined to mean all debt outstanding on the date of issuance of the new notes.

        "Permitted secured debt" means all debt:

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  permitted under the covenant described in "—Limitation on Liens" below; and

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  to which the covenant described in "—Limitation on Liens" is expressly inapplicable.

        "Principal property" is defined to mean any facility owned by Foster Wheeler LLC or any subsidiary, in each case, the gross book value of which on the date of determination exceeds 1% of consolidated net tangible assets.

        "Project debt" means debt incurred to finance cogeneration, waste-to-energy or other operating or construction projects, but only to the extent that such debt is limited in recourse to the assets, contractual rights and revenues of the particular project being financed.

        "Restricted subsidiary" is defined to mean any subsidiary of Foster Wheeler LLC which owns, directly or indirectly, a principal property and any subsidiary which, in the opinion of the board of directors or any duly authorized committee thereof, is of material importance to Foster Wheeler LLC.

        "Senior debt" is defined to mean the principal, premium, if any, unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Foster Wheeler LLC whether or not a claim for post-filing interest is allowed in such proceeding, fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of debt of Foster Wheeler LLC, whether any such debt exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date, other than:

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  debt that by its terms or by operation of law is subordinated to or on a parity with the new notes; and

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  debt owed to a subsidiary or partnership of Foster Wheeler LLC.

        "Subsidiary" is defined to mean a corporation of which securities having ordinary voting power, in the absence of contingencies, to elect a majority of directors, are owned directly or indirectly by Foster Wheeler LLC.

        "Working debt" means debt incurred by subsidiaries of Foster Wheeler LLC organized outside the United States for:

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  working capital in the ordinary course of business that is repayable within three years or

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  hedging currency risk relating to contracts with customers for the delivery of products and services with proceeds segregated and identified and limited to investments and uses designed to accomplish such purpose.

Book-Entry System

        The new notes will be represented by one or more global certificates, or the global security. The global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the depositary, and registered in the name of a nominee of the depositary. Except under circumstances described below, the new notes will not be issuable in definitive form.

        The depositary has advised Foster Wheeler LLC and the dealer manager as follows: The depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the Securities Exchange Act of

1934. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which and/or their representatives, own the depositary. Access to the depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        All interests in the global security will be subject to the procedures and requirements of the depositary. Upon the issuance of the global security, the depositary will credit on its book-entry registration and transfer system the accounts of persons designated by the dealer manager with the respective principal amounts of the new notes represented by the global security. Ownership of beneficial interests in the global security will be limited to persons that have accounts with the depositary or its nominee, or participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the global security. Because the depositary can act only on behalf of its participants, the ability of beneficial owners of interests in the global security to pledge such interests may be affected by the lack of a physical certificate evidencing such interests.

        All new notes deposited by participants with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the depositary. The deposit of new notes with the depositary and their registration in the name of Cede & Co. or such other depositary nominee do not effect any change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the new notes; the depositary's records reflect only the identity of the participants to whose accounts such new notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as the depositary or its nominee is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global security will not be entitled to have new notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of new notes in definitive form and will not be considered the owners or holders thereof under the indenture.

        Principal and interest payments on new notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of Foster Wheeler LLC, the trustee, any paying agent or the registrar for the new notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or any other matters relating to the actions or practices of the depositary.

        Conveyance of notices and other communications by the depositary to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Foster Wheeler expects that the depositary for the new notes or its nominee, upon receipt of any payment of principal or interest, will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. Foster Wheeler LLC also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Foster Wheeler within 90 days, Foster Wheeler LLC will issue new notes in definitive form in exchange for the entire global security. In addition, Foster Wheeler LLC may at any time and in its sole discretion determine not to have the new notes represented by a global security and, in such event, will issue new notes in definitive form in exchange for the entire global security. In any such instance, an owner of a beneficial interest in the global security will be entitled to physical delivery in definitive form of new notes represented by the global security equal in principal amount to such beneficial interest and to have such new notes registered in its name. Notes so issued in definitive form will be issued as registered new notes, without coupons, in denominations of $1000 and integral multiples thereof, unless otherwise specified by Foster Wheeler LLC.

[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS]

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The statements set forth in the description below, insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Foster Wheeler Ltd.'s counsel, King & Spalding LLP, as to the material U.S. federal income tax considerations of the exchange offer (subject to the qualifications and limitations set forth in such statements or stated herein, and except as to matters where it is explicitly stated that no opinion will be given) generally applicable to (1) holders of the 2005 notes who hold the notes as capital assets and (2) holders of new notes who hold such notes as capital assets and who acquire such notes pursuant to the exchange offer. No opinion is expressed with respect to factual matters or determinations, or any statements regarding positions to be taken by Foster Wheeler Ltd. with respect to the exchange offer or the consent solicitation, or concerning any law other than the federal income tax law of the United States. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

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  financial institutions;

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  insurance companies;

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  real estate investment trusts;

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  regulated investment companies;

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  grantor trusts;

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  tax-exempt organizations;

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  dealers or traders in securities or currencies;

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  holders that hold 2005 notes or new notes as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

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  holders that actually or constructively own 10 percent or more of our voting stock; or

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  Non-U.S. Holders (as defined below) that are U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies," or "foreign personal holding companies."

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the disposition of 2005 notes pursuant to the exchange offer or the acquisition, ownership or disposition of new notes. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of 2005 notes or new notes who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A Non-U.S. Holder is a beneficial owner of 2005 notes or new notes that is not a United States person and not a partnership for U.S. federal income tax purposes.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the 2005 notes or new notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

U.S. Holders

Exchange of 2005 Notes for New Notes

  Exchanging Holders

        We intend to take the position that the exchange of 2005 notes for new notes pursuant to the exchange offer will not result in a significant modification of the 2005 notes for U.S. federal income tax purposes and thus will not be a taxable event to U.S. Holders. In such case, (i) your aggregate initial tax basis in the new notes received in exchange for the 2005 notes would be the same as your aggregate tax basis in the 2005 notes exchanged, (ii) your holding period in the new notes generally would include the period during which you held the 2005 notes and (iii) any accrued market discount on your 2005 notes (to the extent not previously treated as ordinary income) would be treated as accrued market discount with respect to your new notes. Market discount is the excess, as of the date of your acquisition of a 2005 note, of the note's stated redemption price at maturity over your tax basis in the note, subject to a de minimis rule. Market discount, if any, accrues from the date you acquire the note until its final maturity.

  Non-Exchanging Holders

        If you are a U.S. holder of 2005 notes and you do not exchange your 2005 notes for new notes pursuant to the exchange offer, you would be deemed to exchange your 2005 notes for new 2005 notes if the proposed amendments to the indenture governing the 2005 notes are adopted and constitute a significant modification for U.S. federal income tax purposes. Whether the proposed amendments to the indenture constitute a significant modification is a factual issue. Foster Wheeler Ltd. intends to take the position that the proposed amendments do not constitute a significant modification of the 2005 notes.

        If the proposed amendments do constitute a significant modification (and thus result in a deemed exchange), such a deemed exchange would likely be a taxable event for U.S. federal income tax purposes. In this case, you generally would be subject to consequences similar to those described below under "Ownership of New Notes—Sale, Exchange or Retirement." For purposes of determining your gain or loss on the deemed exchange, your amount realized would be either (i) the face amount of the 2005 notes (which could be substantially in excess of their fair market value) or (ii) the fair market value of the 2005 notes on the date of the deemed exchange. The appropriate measure for determining your amount realized would depend upon facts and circumstances existing at the time of the deemed exchange. The new 2005 notes deemed received in the exchange could be treated as issued with original issue discount in an amount equal to the excess of their face amount over their fair market value. This excess would be includible in your income over the term of the new 2005 notes.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification and the potential tax consequences to you, in your particular situation, of any deemed exchange of the 2005 notes.

Ownership of New Notes

  Payments of Interest

        You will be taxed on interest on your new notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. Interest paid by us on the new notes will be treated as income from sources outside the United States for purposes of computing the foreign tax credit allowable to a U.S. holder. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest that we pay generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

  Sale, Exchange or Retirement

        If you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or retirement of your new notes equal to the difference between the amount realized on such sale, exchange or retirement and your adjusted tax basis in your new notes. Subject to the discussion below relating to U.S. Holders of notes with market discount, such gain or loss generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

        Gain attributable to accrued market discount not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder whose holding period for the notes exceeds one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Ordinary income attributable to accrued market discount, if any, recognized by you generally will be treated as foreign source income for U.S. foreign tax credit purposes.

Non-U.S. Holders

Exchange of 2005 Notes for New Notes

        If you are a Non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of 2005 notes for new notes (or, if you are a non-tendering holder of 2005 notes, on the deemed exchange, if any, of 2005 notes for new 2005 notes) unless:

  •
  the exchange (or deemed exchange) is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  either

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or

    •
    you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

Ownership of New Notes

        Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, interest on a new note paid to you generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the interest is attributable, and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

        You generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a new note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of interest on, and to proceeds from the sale, exchange or retirement of new notes made within the United States to a holder of new notes, other than an exempt recipient, including a corporation, a Non-U.S. Holder that provides an appropriate certification and certain other persons. A payor will be required to deduct backup withholding tax from any payments of interest on, or the proceeds from the sale, exchange or retirement of, new notes within the United States to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of 2005 notes for new notes and the acquisition, ownership and disposition new notes. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of the exchange offer and of owning new notes.

[ALTERNATE BACK COVER FOR NEW NOTES PROSPECTUS]

FOSTER WHEELER LLC

Offer to Exchange

6 3/4% Senior Notes due    Issued by Foster
Wheeler LLC and Guaranteed by Foster Wheeler Ltd. and the Subsidiary Guarantors

for

Any and All Outstanding 6 3/4% Senior Notes due 2005 issued by Foster Wheeler LLC and Guaranteed by Foster Wheeler Ltd. and the Subsidiary Guarantors

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 6 3/4% Senior Notes Due 2005

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Shareholders call toll free (800) 891-3214

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd.

        Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. are Bermuda companies. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Foster Wheeler Holdings Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and it maintains liability insurance covering its directors and officers and those of it subsidiaries.

Delaware Guarantors

        Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our certificate of incorporation requires us to indemnify our officers, directors, employees and agents to the full extent permitted by Delaware law.

        Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. Each Delaware guarantor's certificate of incorporation contains provisions limiting the liability of the directors to us and to our stockholders to the full extent permitted by Delaware law.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. We have acquired $     million of liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Foster Wheeler LLC and FW Technologies LLC

        Foster Wheeler LLC and FW Technologies LLC are each Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. The limited liability company agreement of each of Foster Wheeler LLC and FW Technologies LLC provides that each member or manager of each such company shall not be personally liable for the expenses, liabilities, or obligations of the company by reason of being a member or manager.

Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc.

        Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. are each California corporations . Section 317 of the General Corporation Law of California, or the California Corporation Law, the certificate of incorporation of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., as amended, and the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., provide that each of Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc., as applicable, is authorized by bylaw, agreement or otherwise to indemnify its agents, as defined in Section 317 the California Corporation Law, in excess of the indemnification expressly permitted by Section 317 for those agents except in such circumstances expressly prohibited by Section 317 or for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Paragraph 10 of Section 204 of the California Corporation Law.

        Article V, Section 2 of the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. permits each of them to maintain insurance to protect any agent of the corporation against any liability asserted against or incurred by the agent in the capacity or arising out of the agent's status as such, whether or not Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc. would have the power to indemnify such person against such expense, liability or loss under the California Corporation Law.

Foster Wheeler Environmental Corporation

        Foster Wheeler Environmental Corporation is a Texas corporation. The articles of incorporation and the bylaws of Foster Wheeler Environmental Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act, or the TBCA. Pursuant to the provisions of Article 2.02-1 of the TBCA, Foster Wheeler Environmental Corporation has the power to indemnify a person who was, is, or is threatened to be named a defendant in a proceeding because the person is or was a director only if it is determined that the director conducted himself in good faith, reasonably believed that his conduct was in Foster Wheeler Environmental Corporation's best interests, in the case of conduct in his official capacity, or not opposed to Foster Wheeler Environmental Corporation's best interests, in all other cases, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Indemnification is not available if such person has been adjudged to have been liable to Foster Wheeler Environmental Corporation, unless and only to the extent that the court in which such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Foster Wheeler Environmental Corporation has the power to purchase and maintain insurance for directors and officers. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Foster Wheeler Pyropower, Inc.

        Foster Wheeler Pyropower, Inc. is a New York corporation. Section 722 of the New York Business Corporation Law, or the NYBCL, permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The certificate of incorporation of Foster Wheeler Pyropower, Inc. provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for damages for any breach of duty as a director in the absence of bad faith, intentional misconduct, a knowing violation of the law by the director or violations of Section 719 of the New York Business Corporation Law.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333 52468) filed on March 9, 2001 and incorporated herein by reference.)
3.2	Bye-laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.3	Certificate of Formation of Foster Wheeler LLC*
3.4	Limited Liability Company Agreement of Foster Wheeler LLC*
3.5	Certificate of Incorporation of Equipment Consultants, Inc.*
3.6	Bylaws of Equipment Consultants, Inc.*
3.7	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.8	Bye-laws of Foster Wheeler Holdings Ltd.*
3.9	Certificate of Incorporation of Foster Wheeler Asia Limited*
3.10	Bylaws of Foster Wheeler Asia Limited*
3.11	Certificate of Incorporation of Foster Wheeler Capital & Finance Corporation*
3.12	Bylaws of Foster Wheeler Capital & Finance Corporation*
3.13	Certificate of Incorporation of Foster Wheeler Constructors, Inc.*
3.14	Bylaws of Foster Wheeler Constructors, Inc.*
3.15	Certificate of Incorporation of Foster Wheeler Development Corporation*

3.16	Bylaws of Foster Wheeler Development Corporation*
3.17	Certificate of Incorporation of Foster Wheeler Energy Corporation*
3.18	Bylaws of Foster Wheeler Energy Corporation*
3.19	Certificate of Incorporation of Foster Wheeler Energy Manufacturing, Inc.*
3.20	Bylaws of Foster Wheeler Energy Manufacturing, Inc.*
3.21	Articles of Incorporation of Foster Wheeler Energy Services, Inc.*
3.22	Bylaws of Foster Wheeler Energy Services, Inc.*
3.23	Certificate of Incorporation of Foster Wheeler Enviresponse, Inc.*
3.24	Bylaws of Foster Wheeler Enviresponse, Inc.*
3.25	Articles of Incorporation of Foster Wheeler Environmental Corporation*
3.26	Bylaws of Foster Wheeler Environmental Corporation*
3.27	Certificate of Incorporation of Foster Wheeler Facilities Management, Inc.*
3.28	Bylaws of Foster Wheeler Facilities Management, Inc.*
3.29	Certificate of Incorporation of Foster Wheeler Inc.*
3.30	Bylaws of Foster Wheeler Inc.*
3.31	Certificate of Incorporation of Foster Wheeler International Corporation*
3.32	Bylaws of Foster Wheeler International Corporation*
3.33	Certificate of Incorporation of Foster Wheeler International Holdings, Inc.*
3.34	Bylaws of Foster Wheeler International Holdings, Inc.*
3.35	Certificate of Incorporation of Foster Wheeler Power Group, Inc.*
3.36	Bylaws of Foster Wheeler Power Group, Inc.*
3.37	Certificate of Incorporation of Foster Wheeler Power Systems, Inc.*
3.38	Bylaws of Foster Wheeler Power Systems, Inc.*
3.39	Certificate of Incorporation of Foster Wheeler Pyropower, Inc.*
3.40	Bylaws of Foster Wheeler Pyropower, Inc.*
3.41	Certificate of Incorporation of Foster Wheeler Real Estate Development Corp.*
3.42	Bylaws of Foster Wheeler Real Estate Development Corp.*
3.43	Certificate of Incorporation of Foster Wheeler Realty Services, Inc.*
3.44	Bylaws of Foster Wheeler Realty Services, Inc.*
3.45	Certificate of Incorporation of Foster Wheeler USA Corporation*
3.46	Bylaws of Foster Wheeler USA Corporation*
3.47	Certificate of Incorporation of Foster Wheeler Virgin Islands, Inc.*
3.48	Bylaws of Foster Wheeler Virgin Islands, Inc.*
3.49	Certificate of Incorporation of Foster Wheeler Zack, Inc.*
3.50	Bylaws of Foster Wheeler Zack, Inc.*
3.51	Certificate of Incorporation of FW Mortshal, Inc.*
3.52	Bylaws of FW Mortshal, Inc.*
3.53	Certificate of Formation of FW Technologies Holdings, LLC*
3.54	Limited Liability Company Agreement of FW Technologies Holdings, LLC*
3.55	Certificate of Incorporation of HFM International, Inc.*
3.56	Bylaws of HFM International, Inc.*

3.57	Certificate of Incorporation of Process Consultants, Inc.*
3.58	Bylaws of Process Consultants, Inc.*
3.59	Articles of Incorporation of Pyropower Operating Services Company, Inc.*
3.60	Bylaws of Pyropower Operating Services Company, Inc.*
3.61	Certificate of Trust of Perryville III Trust*
4.1	Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Supplemental Indenture relating to debentures underlying the trust securities.*
4.3	Form of Amended Guarantee Agreement relating to trust securities*
4.4	Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler Corporation's Form S-3 (Registration No. 333 52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Indenture relating to convertible notes (Filed as Exhibit 4.4 to Foster Wheeler Ltd.'s Form S-3 (Registration No. 333-64090) filed on August 15, 2001 and incorporated herein by reference).
4.8	Form of Supplemental Indenture relating to convertible notes.*
4.9	Indenture relating to Robbins bonds.*
4.10	Exit Funding Agreement relating to Robbins bonds.*
4.11	Indenture relating to 2005 notes.*
4.12	Amended and Restated First Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 29, 2001 and incorporated by reference herein).
4.13	Second Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.1 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.14	Form of Third Supplemental Indenture relating to 2005 notes.*
4.15	Security Agreement relating to 2005 notes (Filed as Exhibit 10.13 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.16	Guaranty Agreement relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated by reference herein).
4.17	Form of Guaranty Agreement relating to new notes.**
4.18	Form of Supplemental Indenture relating to the new notes**
4.19	Form of Note relating to new notes.**
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the common shares.*
5.2	Form of Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.*
8.1	Tax Opinion of King & Spalding LLP.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
13.1	Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 27, 2002 (Filed on December 19, 2003 and incorporated by reference herein).
13.2	Quarterly Report on Form 10-Q/A for the quarter ended September 26, 2003. (Filed on December 19, 2003 and incorporated by reference herein).

21.1	Subsidiaries of the Registrant.*
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
23.4	Consent of Sidley, Austin, Brown & Wood LLP.
24.1	Power of Attorney.*
99.1	Form of Letter of Transmittal and Consent relating to trust securities.*
99.2	Form of Notice of Guaranteed Delivery relating to trust securities.*
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to trust securities.*
99.4	Form of Letter to Clients relating to trust securities.*
99.5	Form of Instruction to Registered Holder relating to trust securities.*
99.6	Form of Letter of Transmittal and Consent relating to convertible notes.*
99.7	Form of Notice of Guaranteed Delivery relating to convertible notes.*
99.8	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to convertible notes.*
99.9	Form of Letter to Clients relating to convertible notes.*
99.10	Form of Instruction to Registered Holder relating to convertible notes.*
99.11	Form of Letter of Transmittal relating to Robbins bonds.*
99.12	Form of Notice of Guaranteed Delivery relating to Robbins bonds.*
99.13	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to Robbins bonds.*
99.14	Form of Notice of Letter to Clients relating to Robbins bonds.*
99.15	Form of Instruction to Registered Holder relating to Robbins bonds.*
99.16	Form of Notice of Letter of Transmittal and Consent relating to 2005 notes.*
99.17	Form of Notice of Guaranteed Delivery relating to 2005 notes.*
99.18	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to 2005 notes.*
99.19	Form of Notice of Letter to clients relating to 2005 notes.*
99.20	Form of Instruction to Registered Holder relating to 2005 notes.*

*
Previously filed

**
To be filed by amendment

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	President, Chief Executive Officer and Manager (Principal Executive Officer)	January 13, 2004
* Kenneth A. Hiltz	Chief Financial Officer (Principal Financial Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	January 13, 2004
* Eugene D. Atkinson	Director	January 13, 2004
* John P. Clancey	Director	January 13, 2004
* Martha Clark Goss	Director	January 13, 2004
* Joseph J. Melone	Director	January 13, 2004
* John E. Stuart	Director	January 13, 2004
James D. Woods	Director
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER LLC
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	President, Chief Executive Officer and Manager (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President and Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Steven I. Weinstein	Vice President, Deputy General Counsel and Manager	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
* Rakesh K. Jindal	Manager	January 13, 2004
* Peter Douglas	Manager	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

EQUIPMENT CONSULTANTS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Seerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER HOLDINGS LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Director, Vice President and Assistant Secretary	January 13, 2004
* Peter Douglas	Director	January 13, 2004
* Rakesh K. Jindal	Director	January 13, 2004
* Steven I. Weinstein	Director	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ASIA LIMITED
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Director and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Keith E. Batchelor	President and Director (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Director and Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER CAPITAL & FINANCE CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Thierry Desmaris	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* John J. Herguth, Jr.	Director	January 13, 2004
* Steven I. Weinstein	Director	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER CONSTRUCTORS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, President & CEO (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President, & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director and Executive Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004

*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER DEVELOPMENT CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director	January 13, 2004
* Venkatrama Seshamani	Director and Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ENERGY CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, Chairman, President & CEO (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director and Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ENERGY MANUFACTURING, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Executive Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ENERGY SERVICES, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director and Executive Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ENVIRESPONSE, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Director and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Steven I. Weinstein	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Director and Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ENVIRONMENTAL CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, Chairman, President & CEO (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER FACILITIES MANAGEMENT, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2004
* Martin J. Karpenski	Director and Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President, Secretary and Chief Compliance Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	January 13, 2004
* Kenneth A. Hiltz	Chief Financial Officer (Principal Financial Officer)	January 13, 2004
* Brian K. Ferraioli	Director, Vice President and Controller	January 13, 2004
* Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Vice President, Secretary and Chief Compliance Officer	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER INTERNATIONAL CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	Director, Chairman, President & CEO (Principal Executive Officer)	January 13, 2004
* Ramon U. Velez	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Keith E. Batchelor	Director	January 13, 2004
* Ian M. Bill	Director	January 13, 2004
* Brian K. Ferraioli	Director	January 13, 2004
* Umberto della Sala	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President, Secretary & Chief Compliance Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Raymond J. Milchovich	Director, Chairman, President & CEO (Principal Executive Officer)	January 13, 2004
* Kenneth A. Hiltz	Chief Financial Officer (Principal Financial Officer)	January 13, 2004
* Brian K. Ferraioli	Director, Vice President and Controller	January 13, 2004
* Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Vice President, Secretary and Chief Compliance Officer	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER POWER GROUP, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director and Executive Vice President	January 13, 2004
* David J. Parham	Director and Executive Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER POWER SYSTEMS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Martin J. Karpenski	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2004
* Bernard H. Cherry	Director	January 13, 2004
* Bruce C. Studley	Director and Senior Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER PYROPOWER, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Timo M. Kauranen	President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Bernard H. Cherry	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER REAL ESTATE DEVELOPMENT CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Thierry Desmaris	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Steven I. Weinstein	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER REALTY SERVICES, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Steven I. Weinstein	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Thierry Desmaris	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER USA CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER VIRGIN ISLANDS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Clifton J. Crumm II	Director and Executive Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FOSTER WHEELER ZACK, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Michael DeSimone	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FW MORTSHAL, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

FW TECHNOLOGIES HOLDINGS, LLC
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Thierry Desmaris	President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Rakesh K. Jindal	Manager	January 13, 2004
* Steven I. Weinstein	Manager	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

HFM INTERNATIONAL, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Thierry Desmaris	Director and President (Principal Executive Officer)	January 13, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Steven I. Weinstein	Director	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

PROCESS CONSULTANTS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Vice President and Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Rakesh K. Jindal	Director and Director of Tax	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

PYROPOWER OPERATING SERVICES COMPANY, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Bernard H. Cherry	Director and President (Principal Executive Officer)	January 13, 2004
* Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	January 13, 2004
* Martin J. Karpenski	Director and Vice President	January 13, 2004
* Bruce C. Studley	Director and Vice President	January 13, 2004
* Lisa Fries Gardner	Secretary	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on January 13, 2004.

PERRYVILLE III TRUST
By	*
	Name:	Joseph Mate
	Title:	Authorized Officer of the Owner Trustee

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2004.

Signature	Title	Date
* Joseph Mate	Owner Trustee	January 13, 2004
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333 52468) filed on March 9, 2001 and incorporated herein by reference.)
3.2	Bye-laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.3	Certificate of Formation of Foster Wheeler LLC*
3.4	Limited Liability Company Agreement of Foster Wheeler LLC*
3.5	Certificate of Incorporation of Equipment Consultants, Inc.*
3.6	Bylaws of Equipment Consultants, Inc.*
3.7	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.8	Bye-laws of Foster Wheeler Holdings Ltd.*
3.9	Certificate of Incorporation of Foster Wheeler Asia Limited*
3.10	Bylaws of Foster Wheeler Asia Limited*
3.11	Certificate of Incorporation of Foster Wheeler Capital & Finance Corporation*
3.12	Bylaws of Foster Wheeler Capital & Finance Corporation*
3.13	Certificate of Incorporation of Foster Wheeler Constructors, Inc.*
3.14	Bylaws of Foster Wheeler Constructors, Inc.*
3.15	Certificate of Incorporation of Foster Wheeler Development Corporation*
3.16	Bylaws of Foster Wheeler Development Corporation*
3.17	Certificate of Incorporation of Foster Wheeler Energy Corporation*
3.18	Bylaws of Foster Wheeler Energy Corporation*
3.19	Certificate of Incorporation of Foster Wheeler Energy Manufacturing, Inc.*
3.20	Bylaws of Foster Wheeler Energy Manufacturing, Inc.*
3.21	Articles of Incorporation of Foster Wheeler Energy Services, Inc.*
3.22	Bylaws of Foster Wheeler Energy Services, Inc.*
3.23	Certificate of Incorporation of Foster Wheeler Enviresponse, Inc.*
3.24	Bylaws of Foster Wheeler Enviresponse, Inc.*
3.25	Articles of Incorporation of Foster Wheeler Environmental Corporation*
3.26	Bylaws of Foster Wheeler Environmental Corporation*
3.27	Certificate of Incorporation of Foster Wheeler Facilities Management, Inc.*
3.28	Bylaws of Foster Wheeler Facilities Management, Inc.*
3.29	Certificate of Incorporation of Foster Wheeler Inc.*
3.30	Bylaws of Foster Wheeler Inc.*
3.31	Certificate of Incorporation of Foster Wheeler International Corporation*
3.32	Bylaws of Foster Wheeler International Corporation*
3.33	Certificate of Incorporation of Foster Wheeler International Holdings, Inc.*
3.34	Bylaws of Foster Wheeler International Holdings, Inc.*
3.35	Certificate of Incorporation of Foster Wheeler Power Group, Inc.*

3.36	Bylaws of Foster Wheeler Power Group, Inc.*
3.37	Certificate of Incorporation of Foster Wheeler Power Systems, Inc.*
3.38	Bylaws of Foster Wheeler Power Systems, Inc.*
3.39	Certificate of Incorporation of Foster Wheeler Pyropower, Inc.*
3.40	Bylaws of Foster Wheeler Pyropower, Inc.*
3.41	Certificate of Incorporation of Foster Wheeler Real Estate Development Corp.*
3.42	Bylaws of Foster Wheeler Real Estate Development Corp.*
3.43	Certificate of Incorporation of Foster Wheeler Realty Services, Inc.*
3.44	Bylaws of Foster Wheeler Realty Services, Inc.*
3.45	Certificate of Incorporation of Foster Wheeler USA Corporation*
3.46	Bylaws of Foster Wheeler USA Corporation*
3.47	Certificate of Incorporation of Foster Wheeler Virgin Islands, Inc.*
3.48	Bylaws of Foster Wheeler Virgin Islands, Inc.*
3.49	Certificate of Incorporation of Foster Wheeler Zack, Inc.*
3.50	Bylaws of Foster Wheeler Zack, Inc.*
3.51	Certificate of Incorporation of FW Mortshal, Inc.*
3.52	Bylaws of FW Mortshal, Inc.*
3.53	Certificate of Formation of FW Technologies Holdings, LLC*
3.54	Limited Liability Company Agreement of FW Technologies Holdings, LLC*
3.55	Certificate of Incorporation of HFM International, Inc.*
3.56	Bylaws of HFM International, Inc.*
3.57	Certificate of Incorporation of Process Consultants, Inc.*
3.58	Bylaws of Process Consultants, Inc.*
3.59	Articles of Incorporation of Pyropower Operating Services Company, Inc.*
3.60	Bylaws of Pyropower Operating Services Company, Inc.*
3.61	Certificate of Trust of Perryville III Trust*
4.1	Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Supplemental Indenture relating to debentures underlying the trust securities.*
4.3	Form of Amended Guarantee Agreement relating to trust securities*
4.4	Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler Corporation's Form S-3 (Registration No. 333 52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Indenture relating to convertible notes (Filed as Exhibit 4.4 to Foster Wheeler Ltd.'s Form S-3 (Registration No. 333-64090) filed on August 15, 2001 and incorporated herein by reference).

4.8	Form of Supplemental Indenture relating to convertible notes.*
4.9	Indenture relating to Robbins bonds.*
4.10	Exit Funding Agreement relating to Robbins bonds.*
4.11	Indenture relating to 2005 notes.*
4.12	Amended and Restated First Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 29, 2001 and incorporated by reference herein).
4.13	Second Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.1 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.14	Form of Third Supplemental Indenture relating to 2005 notes.*
4.15	Security Agreement relating to 2005 notes (Filed as Exhibit 10.13 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.16	Guaranty Agreement relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated by reference herein).
4.17	Form of Guaranty Agreement relating to New Notes.**
4.18	Form of Supplemental Indenture relating to New Notes.**
4.19	Form of Note relating to new notes.**
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the common shares.*
5.2	Form of Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.*
8.1	Tax Opinion of King & Spalding LLP.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
13.1	Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 27, 2002 (Filed on December 19, 2003 and incorporated by reference herein.)
13.2	Quarterly Report on Form 10-Q/A for the quarter ended September 26, 2003. (Filed on December 19, 2003 and incorporated by reference herein.)
21.1	Subsidiaries of the Registrant.*
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
23.4	Consent of Sidley, Austin, Brown & Wood LLP.
24.1	Power of Attorney.*
99.1	Form of Letter of Transmittal and Consent relating to trust securities.*
99.2	Form of Notice of Guaranteed Delivery relating to trust securities.*
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to trust securities.*
99.4	Form of Letter to Clients relating to trust securities.*
99.5	Form of Instruction to Registered Holder relating to trust securities.*
99.6	Form of Letter of Transmittal and Consent relating to convertible notes.*
99.7	Form of Notice of Guaranteed Delivery relating to convertible notes.*

99.8	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to convertible notes.*
99.9	Form of Letter to Clients relating to convertible notes.*
99.10	Form of Instruction to Registered Holder relating to convertible notes.*
99.11	Form of Letter of Transmittal relating to Robbins bonds.*
99.12	Form of Notice of Guaranteed Delivery relating to Robbins bonds.*
99.13	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to Robbins bonds.*
99.14	Form of Letter to Clients relating to Robbins bonds.*
99.15	Form of Instruction to Registered Holder relating to Robbins bonds.*
99.16	Form of Letter of Transmittal and Consent relating to 2005 notes.*
99.17	Form of Notice of Guaranteed Delivery relating to 2005 notes.*
99.18	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to 2005 notes.*
99.19	Form of Letter to clients relating to 2005 notes.*
99.20	Form of Instruction to Registered Holder relating to 2005 notes.*

*
Previously filed

**
To be filed by amendment

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Schedule A
EXPLANATORY NOTE

SUMMARY
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
FORWARD LOOKING STATEMENTS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Pro Forma Balance Sheet (Unaudited)(1) (In thousands)
SELECTED FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
ACCOUNTING TREATMENT FOR EXCHANGE OFFER
THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
THE PROPOSED AMENDMENTS
THE TRUST
MARKET PRICE INFORMATION
DESCRIPTION OF SHARE CAPITAL
COMPARISON OF RIGHTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF DOCUMENTS BY REFERENCE
ENFORCEMENT OF CIVIL LIABILITIES

PRESENTATION OF INFORMATION
[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS (to be added to the beginning of risk factor section in base prospectus)]
[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS]
DESCRIPTION OF THE NEW NOTES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
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EXHIBIT INDEX